UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CHASE CORPORATION
(Name of Registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☒	Fee paid previously with preliminary materials.

CHASE CORPORATION
375 University Avenue
Westwood, Massachusetts 02090
August 31, 2023
Dear Shareholder:
On July 21, 2023, Chase Corporation (“Chase”) entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Formulations Parent Corporation (“Parent”) and Formulations Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Chase, with Chase surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of investment funds managed by Kohlberg Kravis Roberts & Co. L.P., a global investment firm (collectively referred to herein as “KKR”).
If the Merger is completed, Chase shareholders will have the right to receive $127.50 in cash, without interest, for each share of common stock, par value $0.10 per share, of Chase (“Chase Common Stock”) that they own immediately prior to the effective time of the Merger unless they have properly demanded and perfected their appraisal rights for such shares in accordance with Massachusetts law.
We will hold a virtual special meeting of our shareholders in connection with the proposed Merger on October 6, 2023 at 9:00 a.m., Eastern Time (the “Special Meeting”) (unless the Special Meeting is adjourned or postponed). The Special Meeting is scheduled to be held exclusively online via live webcast. There will not be a physical meeting location. You will be able to virtually attend, submit questions and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/CCF2023SM and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Please note you will not be able to attend the Special Meeting in person.
Even if you plan to virtually attend the Special Meeting, please vote by proxy in advance so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting.
If you hold your shares in “street name,” you may virtually attend and vote at the Special Meeting only if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares. This information is typically included on the voting instruction form accompanying your proxy materials.
At the Special Meeting (or any adjournment or postponement thereof), shareholders will be asked to vote on the proposal to approve and adopt the Merger Agreement, as it may be amended from time to time. Under Massachusetts law, shareholders holding at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal must vote “FOR” the Merger proposal to approve and adopt the Merger Agreement. A failure to vote your shares of Chase Common Stock or an abstention from voting will have the same effect as a vote against the Merger proposal.
In connection with the Merger, Mr. Peter R. Chase, Mr. Adam P. Chase, and Ms. Mary C. Chase (individually and through certain affiliated trusts) and the Edward L. Chase Trust each entered into a voting agreement with Parent pursuant to which they have agreed, on the terms and subject to the conditions set forth in their respective voting agreements, to vote their shares of Chase Common Stock in favor of, among other things, the Merger and the adoption of the Merger Agreement, and against, among other things, any proposal relating to a competing transaction involving Chase.
We cannot complete the Merger unless Chase shareholders approve and adopt the Merger Agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Special Meeting via the virtual meeting website, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your shares may be represented and voted at the Special Meeting (or any adjournment or postponement thereof).
After careful consideration and based in part on the recommendation of the Chase special committee, which was established to explore, review and evaluate a potential strategic transaction, including the possibility of a sale, merger or recapitalization of all or any portion of Chase, the Chase board of directors (the “Chase Board of Directors”) has unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of Chase shareholders and has approved the Merger Agreement. The Chase Board of Directors recommends that Chase shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement.
In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger. The Chase Board of Directors recommends that Chase shareholders vote “FOR” the named executive officer Merger-related compensation proposal described in the accompanying proxy statement.
The proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement requires that, whether or not a quorum is present, the votes cast for such proposal by shareholders present via the virtual meeting website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal. The Chase Board of Directors recommends that Chase shareholders vote “FOR” the proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
The obligations of Chase and Parent to complete the Merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Chase, the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
If you have any questions or need assistance voting your shares of Chase Common Stock, please contact Innisfree M&A Incorporated, our proxy solicitor (“Innisfree”), by calling toll-free at 877-750-0666.
Thank you for your consideration of this matter and your continued confidence in Chase.
Sincerely,

Adam P. Chase
President, Chief Executive Officer and Director

Peter R. Chase
Executive Chairman

Dana Mohler-Faria
Lead Independent Director

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated August 31, 2023 and, together with the enclosed form of proxy, is first being mailed to Chase shareholders on or about August 31, 2023.

CHASE CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
DATE & TIME	October 6, 2023 at 9:00 a.m., Eastern Time.

PLACE
The special meeting of shareholders of Chase Corporation (“Chase”) will be exclusively online via live webcast (the “Special Meeting”) and can be accessed by visiting www.virtualshareholdermeeting.com/CCF2023SM (the “Virtual Meeting Website”), where you will be able to attend the Special Meeting, vote, and submit your questions during the Special Meeting. There will not be a physical meeting location.

ITEMS OF BUSINESS
Consider and vote on:

• a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 21, 2023, by and among Chase, Formulations Parent Corporation (“Parent”), and Formulations Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), as may be amended from time to time (the “Merger Agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Chase, with Chase surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);

• a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger discussed under the sections entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 92, respectively, of this proxy statement; and

• a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

RECORD DATE
Shareholders of record at the close of business on August 29, 2023 are entitled to notice of and may vote at the Special Meeting.

Beginning two (2) business days after notice of the Special Meeting, a complete list of Chase shareholders entitled to notice of the Special Meeting will be available for inspection by shareholders of Chase on a secured portion of Chase’s investor relations website at

https://chasecorp.com/investor-relations/SM. Access to and use of this secured website will be subject to satisfactory verification of shareholder status and compliance with applicable Massachusetts law. To obtain access to the secured website, please contact Chase’s Investor Relations Department at 781-332-0700. The list of Chase shareholders entitled to notice of the Special Meeting will also be made available for inspection by shareholders of Chase during the Special Meeting via the Virtual Meeting Website.

VOTING BY PROXY
The Chase board of directors (the “Chase Board of Directors”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the Special Meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the Special Meeting via the Virtual Meeting Website, any previously submitted proxy will be revoked.

RECOMMENDATIONS
The Chase Board of Directors recommends that you vote:

•  “FOR” the proposal to approve and adopt the Merger Agreement;

•  “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger; and

•  “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

APPRAISAL RIGHTS
Chase has concluded that, under Part 13 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts (such chapter, the “MBCA”), Chase shareholders may be entitled to appraisal rights with respect to the Merger proposal and to receive the “fair value” of their Chase shares in cash. Chase shareholders who believe they are or may be entitled to appraisal rights in connection with the Merger must (i) deliver, before the vote is taken on the Merger proposal, written notice of the shareholder’s intent to demand payment, (ii) not vote the shareholder’s shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. Perfection of appraisal rights is complex. The procedures for exercising appraisal rights is described in the section entitled “Appraisal Rights of Shareholders” beginning on page 88 of this proxy statement. Additionally, the full text of the applicable provisions of the MBCA relative to appraisal rights is included as Annex C to this proxy statement.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE VIRTUAL MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY

COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD BY MAIL AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY VIA THE VIRTUAL MEETING WEBSITE, YOU MAY DO SO.
Your proxy may be revoked at any time before the vote at the Special Meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Secretary written notice of revocation, (ii) returning a validly executed, later-dated proxy or (iii) attending the Special Meeting and voting via the Virtual Meeting Website.
Please note that we intend to limit attendance at the Special Meeting to shareholders at the close of business on the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares or obtain and submit a legal proxy, executed in your favor, from that record holder giving you the right to vote the shares at the Special Meeting.
The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Chase Common Stock, please contact Chase’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-0666
Banks and Brokers may call collect: (212) 750-5833
By Order of the Board of Directors of Chase Corporation

Adam P. Chase President, Chief Executive Officer and Director

Peter R. Chase
Executive Chairman

Dana Mohler-Faria Lead Independent Director
Westwood, Massachusetts
August 31, 2023

i

ii

Page
Prohibitions on Transfer	86
Other Covenants	86
Termination	86
Market Prices of Chase Common Stock	87
Dividend Policy	87
Appraisal Rights of Shareholders	88
Overview of Appraisal Rights	88
Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)	92
Vote on Adjournment (Proposal 3)	93
Security Ownership of Certain Beneficial Owners and Management	94
Material U.S. Federal Income Tax Consequences of the Merger	96
Future Chase Shareholder Proposals	99
Multiple Shareholders Sharing One Address	100
Where You Can Find More Information	101
Miscellaneous	102
Annex A - Agreement and Plan of Merger	A-1
Annex B - Opinion of Perella Weinberg Partners LP	B-1
Annex C - Part 13 of the Massachusetts Business Corporation Act	C-1
Annex D - Voting Agreement of Peter R. Chase, Peter R. Chase Trust, Peter R. Chase Insurance Trust, Chase 2015 Irrevocable Trust, Peter R. Chase 2022 Qualified Annuity Trust #1, Peter R. Chase 2022 Qualified Annuity Trust #2 and Peter R. Chase 2022 Qualified Annuity Trust #3
D-1
Annex E - Voting Agreement of Adam P. Chase, Adam P. Chase Trust and Maria I. Chase Trust	E-1
Annex F - Voting Agreement of Mary Claire Chase	F-1
Annex G - Voting Agreement of Edward L. Chase Trust	G-1
iii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Chase included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 101 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “Chase,” “we,” “us” or “our” in this proxy statement refer to Chase Corporation, a Massachusetts corporation; all references to “Parent” refer to Formulations Parent Corporation, a Delaware corporation; all references to “Merger Sub” refer to Formulations Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent formed for the sole purpose of effecting the Merger; all references to “KKR” refer to Kohlberg Kravis Roberts & Co. L.P.; all references to “Chase Common Stock” refer to the common stock, par value $0.10 per share, of Chase; all references to the “Chase Board of Directors” or “Chase Board” refer to the board of directors of Chase; all references to the “Chase Special Committee” refer to the special committee of the board of directors of Chase; all references to the “Merger” refer to the merger of Merger Sub with and into Chase with Chase surviving as a wholly owned subsidiary of Parent; and, unless otherwise indicated or as the context requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of July 21, 2023, as may be amended from time to time, by and among Chase, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement. Chase, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”
The Companies (see page 24)
Chase Corporation
Chase is a global specialty chemicals company founded in 1946, and a leading manufacturer of protective materials for high-reliability applications across diverse market sectors. Chase’s strategy is to maximize the performance of our core businesses and brands while seeking future opportunities through strategic acquisitions. Through investments in facilities, systems and organizational consolidation we seek to improve performance and gain economies of scale. Chase is organized into three reportable operating segments: an Adhesives, Sealants and Additives segment, an Industrial Tapes segment and a Corrosion Protection and Waterproofing segment. The segments are distinguished by the nature of the products manufactured and how they are delivered to their respective markets. Chase’s manufacturing facilities are distinct to their respective segments apart from its O’Hara Township, PA, Blawnox, PA and Hickory, NC facilities, which produce products related to a combination of operating segments.
Chase’s principal executive office is located at 375 University Avenue, Westwood, Massachusetts 02090. Chase’s telephone number is (781) 332-0700. Chase’s internet website address is www.chasecorp.com. The information provided on the Chase website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Chase Common Stock are listed and traded on the NYSE American under the symbol “CCF.”
Formulations Parent Corporation
Parent is a Delaware corporation and was formed on July 20, 2023 by KKR, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Upon the completion of the Merger, Chase will be a wholly owned subsidiary of Parent. The registered office of Parent is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.
Formulations Merger Sub Corporation
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on July 20, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Chase continuing as the Surviving Corporation. The registered office of Merger Sub is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.

The Merger and Effects of the Merger (see page 31)
Chase, Parent and Merger Sub entered into the Merger Agreement on July 21, 2023. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 63 of this proxy statement.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Merger Sub will be merged with and into Chase in accordance with the MBCA and the Delaware General Corporation Law (“DGCL”). As a result of the Merger, the separate existence of Merger Sub will cease, and Chase will survive the Merger as a wholly owned subsidiary of Parent.
Upon consummation of the Merger, your shares of Chase Common Stock will be converted into the right to receive the per share Merger consideration described below unless you have properly demanded and perfected appraisal rights, if available, in accordance with Massachusetts law. As a result, you will not own any shares of the Surviving Corporation, and you will no longer have any interest in its future earnings or growth. As a result of the Merger, Chase will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the Merger, the Surviving Corporation will terminate the registration of Chase Common Stock on the NYSE American and Chase will no longer be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Merger Consideration
Upon the terms and subject to the conditions of the Merger Agreement (and subject to appraisal rights under Massachusetts law, if available), at the effective time of the Merger, Chase shareholders will have the right to receive $127.50 in cash, without interest (the “Merger Consideration”), for each share of Chase Common Stock that they own immediately prior to the effective time of the Merger.
Treatment of Chase Equity Awards (see page 65)
The Merger Agreement provides that, at the effective time of the Merger, the outstanding equity awards of Chase will be treated as follows:
Each award of shares of Chase Common Stock that is subject to time-based vesting conditions that is outstanding immediately prior to the effective time of the Merger under Chase’s 2005 Incentive Plan, Chase’s Amended and Restated 2013 Equity Incentive Plan or any inducement share or award agreements with current or former service providers of Chase (each, a “Chase Stock Plan” and each such award, a “Chase RSA”) will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Chase RSA; provided that, subject to limited exceptions, each Chase RSA outstanding immediately prior to the effective time of the Merger that is granted after the date of the Merger Agreement will vest on a prorated basis (based on the time elapsed from the grant date until the closing of the Merger, with the balance automatically canceled for no consideration at the effective time of the Merger).
Each award of shares of Chase Common Stock that is subject to performance-based vesting conditions and that is outstanding immediately prior to the effective time of the Merger under a Chase Stock Plan (each such award, a “Chase PSA”) will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Chase Common Stock issued and outstanding under the Chase PSA immediately prior to the effective time of the Merger.
Each option to purchase shares of Chase Common Stock granted under a Chase Stock Plan, whether or not vested, that is outstanding as of immediately prior to the effective time of the Merger (each, a “Chase Stock Option”) will automatically become fully vested and will be canceled and converted into the right to receive a cash payment, without interest, in an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of such Chase Stock Option by (ii) the total number of shares of Chase Common Stock issuable in respect of such Chase Stock Option (and, if the exercise price per share for such Chase Stock Option is equal to or greater than the Merger Consideration, such Chase Stock Option will be automatically forfeited and canceled without consideration). With respect to each unvested Chase Stock Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, as amended (each, a “Chase Incentive Stock Option”), prior to the effective time of the Merger, Chase may, in consultation with Parent, provide the holder thereof an opportunity to exercise such Chase Incentive Stock Option effective immediately prior to the effective time of the Merger, with any Chase Incentive Stock Option remaining unexercised immediately prior to the effective time of the Merger being treated in accordance with the preceding sentence.
Recommendation of the Chase Board of Directors (see page 47)
After careful consideration and based in part on the recommendation of the Chase Special Committee, the Chase Board of Directors unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Certain factors considered by the Chase Board of Directors in reaching its decision to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Merger (Proposal 1) - Chase’s Reasons for the Merger” beginning on page 43 of this proxy statement.
The Chase Board of Directors recommends that Chase shareholders vote:
•	“FOR” the proposal to approve and adopt the Merger Agreement;
•
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger; and

•
“FOR” the proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Opinion of Chase’s Financial Advisor (see page 47)
Chase retained Perella Weinberg Partners LP (“Perella Weinberg”) to act as its financial advisor in connection with the Merger. Chase selected Perella Weinberg based on its qualifications, expertise and reputation and its knowledge of the business and affairs of Chase and the industry in which Chase conducts its businesses. On July 20, 2023, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Chase Board of Directors that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Perella Weinberg’s written opinion, dated July 20, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Perella Weinberg in preparing its opinion, is attached hereto as Annex B and is incorporated herein by reference. Perella Weinberg’s opinion does not address Chase’s underlying business decision to enter into the Merger Agreement or the relative merits of the Merger as compared with any other strategic alternative which may be available to Chase. Perella Weinberg’s opinion was not intended to be and does not constitute a recommendation to any holder of Chase Common Stock or any other person as to how such person should vote or otherwise act with respect to the Merger or any other matter. Perella Weinberg’s opinion does not in any manner address the prices at which the Chase Common Stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of Chase. Perella Weinberg provided its opinion for the information and assistance of the Chase Board of Directors in connection with, and for the purposes of its evaluation of, the Merger. The summary of the written opinion of Perella Weinberg is qualified in its entirety by reference to the full text of the written opinion attached as Annex B. For a description of the opinion that the Chase Board of Directors received from Perella Weinberg, see the section entitled “The Merger (Proposal 1) – Opinion of Chase’s Financial Advisor” beginning on page 47 of this proxy statement.
Financing of the Merger (see page 60)
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,350,000,000, which will be funded via the Equity Financing described below. The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
In connection with the financing of the Merger, KKR North America Fund XIII SCSp (the “Parent Sponsor”) has entered into an equity commitment letter in favor of Parent, dated as of July 21, 2023 (the “Equity Commitment

Letter”) to provide an aggregate amount in immediately available funds of $1,350,000,000 to Parent, solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration and to pay associated costs and expenses that are required to be paid by Parent at the closing pursuant to the Merger Agreement, including in connection with the Merger (the “Equity Financing”). Chase is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Parent Sponsor to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Pursuant to the limited guarantee delivered by the Parent Sponsor in favor of Chase, dated as of July 21, 2023 (the “Limited Guarantee”), the Parent Sponsor has agreed to guarantee the payment of any monetary damages to be paid by Parent to Chase under the Merger Agreement, subject to (i) the terms and conditions set forth in the Merger Agreement and the Limited Guarantee and (ii) the Parent Liability Limitation.
For additional information, see the section entitled “The Merger (Proposal 1) - Financing of the Merger” beginning on page 60 of this proxy statement.
Voting Agreements (see page 85)
In connection with the execution of the Merger Agreement, and as a condition to Parent’s willingness to enter into the Merger Agreement, Mr. Peter R. Chase, Mr. Adam P. Chase, and Ms. Mary C. Chase (individually and through certain affiliated trusts) and the Edward L. Chase Trust (collectively, the “Chase Family Shareholders”) have each entered into separate voting agreements with Parent (the “Voting Agreements”). Based on information provided by the Chase Family Shareholders, the Chase Family Shareholders beneficially owned in the aggregate 1,932,125 shares of Chase Common Stock as of the date of the Voting Agreements, representing approximately 20% of the outstanding shares of Chase Common Stock as of the date of the Voting Agreements. The Chase Family Shareholders have agreed, on the terms and subject to the conditions set forth in their respective Voting Agreements, to vote their shares of Chase Common Stock in favor of, among other things, the Merger and the adoption of the Merger Agreement, and against, among other things, any proposal relating to a competing transaction involving Chase. Pursuant to the Voting Agreements, the Chase Family Shareholders have agreed, among other things, to be bound by certain restrictions on hiring and soliciting employees of Chase and non-competition and non-disparagement obligations. The Voting Agreements will terminate automatically upon the termination of the Merger Agreement in accordance with its terms or the effective time of the Merger (and, if terminated upon the effective time of the Merger, the restrictive covenants set forth in the preceding sentence will survive for a period of five years following the closing of the Merger). Copies of the Voting Agreements are attached to this proxy statement as Annex D, Annex E, Annex F and Annex G.
For additional information, see the section entitled “The Voting Agreements” beginning on page 85 of this proxy statement.
Material U.S. Federal Income Tax Consequences of the Merger (see page 96)
The exchange of Chase Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Accordingly, a shareholder that is a “U.S. Holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement) will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the Merger Consideration received by such U.S. Holder in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of Chase Common Stock exchanged therefor. With respect to a shareholder that is a “Non-U.S. Holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement), the exchange of shares of Chase Common Stock for the Merger Consideration pursuant to the Merger generally will not result in U.S. federal income tax to such Non-U.S. Holder unless such Non-U.S. Holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the Merger unless the shareholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Clearances and Approvals Required for the Merger (see page 74)
The completion of the Merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Under the terms of the Merger Agreement, each of Chase and Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as soon as practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary, proper or advisable filings and obtaining certain specified regulatory approvals.
Parent shall and shall cause its subsidiaries to (i) take all actions needed in the event that a governmental authority or third party challenges any of the transactions contemplated by the Merger Agreement as violating the HSR Act or other applicable laws (including any competition laws) to obtain such regulatory clearances, including (a) divestitures, (b) hold separate arrangements, (c) the termination of any existing relationships and contractual rights and obligations, termination of any venture or other arrangement, (d) effectuating any other change or restructuring of Parent, Chase or any of their respective subsidiaries, (e) otherwise agreeing to take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Chase or any of its subsidiaries, and (f) opposing, fully and vigorously, any administrative or judicial action or proceeding that is initiated challenging the Merger Agreement or the consummation of the transactions contemplated thereby or the entry of any order that would be reasonably expected to restrain, prevent or delay the consummation of the transactions contemplated by the Merger Agreement and (ii) not acquire or agree to acquire any person if such acquisition would reasonably be expected to prevent or materially delay the expiration or termination of the applicable waiting periods or the receipt of any consent from any governmental authority under the HSR Act or any other appliable law (including competition law); provided that, in the case of clauses (a) through (e) above, any such action shall be conditioned upon consummation of the Merger and the other transactions contemplated by the Merger Agreement.
On August 4, 2023, both Chase and Parent filed notification of the proposed Merger with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) under the HSR Act.
In addition, prior to the effective time of the Merger, Chase and Parent are required to obtain certain regulatory approvals from the antitrust and foreign investment regulatory authorities in other jurisdictions, where required. Chase and Parent notified the proposed Merger with regulatory authorities of such jurisdictions (including by way of draft filing in those jurisdictions where the pre-notification is the custom).
See the section entitled “The Merger Agreement - Regulatory Clearances and Approvals Required for the Merger” beginning on page 74 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the Merger.
Expected Timing of the Merger
We expect to complete the Merger in the fourth calendar quarter of 2023. The Merger is subject to various conditions, however, and it is possible that factors outside the control of Chase or Parent could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.
See the section entitled “The Merger Agreement - Conditions to Completion of the Merger” beginning on page 80 of this proxy statement.

Conditions to Completion of the Merger (see page 80)
As more fully described in this proxy statement and in the Merger Agreement, each party’s obligation to consummate the Merger depends on a number of conditions being satisfied or, to the extent legally permissible, waived, including:
•
approval and adoption of the Merger Agreement by an affirmative vote of the holders of at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal in accordance with Massachusetts law;

•	the absence of any order, injunction, decree or law issued by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger;
•
certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, such waiting periods having expired or been terminated);

•
the other party having complied with and performed in all material respects all of its obligations and covenants under the Merger Agreement contemplated to be performed by it at or prior to the effective time of the Merger;

•
subject to certain qualifications, the accuracy of representations and warranties made by the other party in the Merger Agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties); and

•
there having not occurred a Company Material Adverse Effect (as described in the section entitled “The Merger Agreement - Definition of ‘Company Material Adverse Effect”’ beginning on page 67 of this proxy statement) on Chase.

Restrictions on Solicitation of Acquisition Proposals (see page 71)
Subject to certain exceptions, Chase has agreed that from the date of the Merger Agreement until the receipt of shareholder approval, except as otherwise set forth below, Chase will not, and will cause its subsidiaries and each of its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, and use reasonable best efforts to cause its subsidiaries and its subsidiaries’ respective representatives not to, directly or indirectly:
•
solicit or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described in the section entitled “The Merger Agreement - Restrictions on Solicitation of Acquisition Proposals” beginning on page 71 of this proxy statement);

•
initiate, solicit, facilitate, participate in or enter into any discussions or negotiations with, furnish any nonpublic information relating to Chase or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of Chase or any of its subsidiaries to, otherwise knowingly cooperate with any third party relating to an acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to an acquisition proposal (as described in the section entitled “The Merger Agreement - Restrictions on Solicitation of Acquisition Proposals” beginning on page 71 of this proxy statement);

•
make an adverse recommendation change (as described in the section entitled “The Merger Agreement - Restrictions on Solicitation of Acquisition Proposals” beginning on page 71 of this proxy statement) with regard to the Merger;

•
grant a waiver, amendment or release under a standstill or confidentiality agreement, provided that Chase or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of Chase or any of its subsidiaries, in each case solely to the extent the Chase Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties;

•
allow, authorize or cause Chase or any of its subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or contract providing for or relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal other than an Acceptable Confidentiality Agreement (as described below) (an “Alternative Acquisition Agreement”) or announce the intention to do so; or

•	resolve, or agree to do any of the foregoing.

Notwithstanding the restrictions described above, at any time prior to obtaining the approval of Chase shareholders, in the event Chase receives a bona fide unsolicited acquisition proposal from a third party that has not resulted from a breach of the restrictions set forth above, if the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that (i) such acquisition proposal constitutes, or would reasonably be expected to lead to a superior proposal and (ii) the failure to take such action would be inconsistent with its fiduciary duties under applicable law, then the Chase Board of Directors may provide information to and engage in discussions or negotiations with the third party.
Changes in Board Recommendation (see page 73)
Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “The Merger Agreement - Changes in Board Recommendation” beginning on page 73 of this proxy statement, the Chase Board of Directors is entitled to make an adverse recommendation change prior to obtaining shareholder approval, if the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal is, or would reasonably be expected to lead to, a superior proposal (as described in the section entitled “The Merger Agreement - Changes in Board Recommendation” beginning on page 73 of this proxy statement), if the Chase Board of Directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Chase notifies Parent in writing at least five (5) business days before taking such action, that Chase intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches the unredacted copies of all proposed agreements for the superior proposal;

•
Parent has not made, within five (5) business days after receipt of such notice, an offer that the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the adverse recommendation change, or is at least as favorable from a financial point of view to Chase shareholders, taking into consideration the identity of the counterparty, the expected timing and likelihood of consummation and such other factors determined by the Chase Board of Directors to be relevant, in the case of any such superior proposal, as applicable; and

•
during such time, Chase and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such superior proposal and the Chase Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Chase, during which notice period Chase will be required to comply with the foregoing requirements anew, except that such new notice period will be for four (4) business days (as opposed to five (5) business days)).

In the event that the Chase Board of Directors is permitted to change its recommendation with respect to the Merger Agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Chase may also terminate the Merger Agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Chase pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement - Termination Fee Payable by Chase” beginning on page 82 of this proxy statement.
In addition, at any time prior to obtaining the approval of Chase shareholders, the Chase Board of Directors is permitted to effect an adverse recommendation change in response to an “intervening event” (as described in the section entitled “The Merger Agreement - Changes in Board Recommendation” beginning on page 73 of this proxy statement) if the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Chase notifies Parent in writing of its intention to take such action and at least five (5) business days before taking such action, that Chase intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches a reasonably detailed description of the intervening event; and

•
during such time, Chase and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such intervening event and the Chase Board of Directors takes into account any changes to the terms of the

Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Chase, during which notice period Chase will be required to comply with the foregoing requirements anew, except that such new notice period will be for four (4) business days (as opposed to five (5) business days)).
In addition, if the Chase Board of Directors changes its recommendation with respect to the Merger Agreement, Parent may terminate the Merger Agreement and collect the Termination Fee (as defined below) as described in the section entitled “The Merger Agreement - Termination Fee Payable by Chase” beginning on page 82 of this proxy statement.
Termination of the Merger Agreement (see page 81)
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger (notwithstanding any approval of the Merger Agreement by Chase shareholders):
•	by mutual written agreement of Chase and Parent;
•	by either Chase or Parent if:
•
the Merger has not been consummated on or before April 21, 2024 (the “End Date”); provided that this termination right will not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger by such time;

•
there is in effect any injunction or other order issued by a governmental authority of competent jurisdiction prohibiting or preventing the consummation of the Merger and such injunction or other order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the Merger Agreement is the primary cause of, or primarily resulted in, such injunction or other order; or

•	at the meeting of Chase shareholders to approve and adopt the Merger Agreement (including any adjournment or postponement thereof), shareholder approval is not obtained;
•	by Parent if:
•	an adverse recommendation change has occurred prior to the receipt of the shareholder approval; or
•
Chase has breached any representation or warranty or failed to perform any covenant or agreement on the part of Chase set forth in the Merger Agreement that would cause the closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Chase shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Parent stating Parent’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied;

•	by Chase if:
•
prior to the receipt of the shareholder approval, the Chase Board of Directors authorizes Chase to enter into an Alternative Acquisition Agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals; provided that concurrently with such termination, Chase pays to Parent the Termination Fee (as defined below) as described in the section entitled “The Merger Agreement - Termination Fee Payable by Chase” beginning on page 82 of this proxy statement and enters into the Alternative Acquisition Agreement with respect to such superior proposal;

•
Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Chase stating Chase’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Chase would otherwise exercise such termination right, Chase shall not be in material breach of its obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied; or
•
(i) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, each of which is capable of being satisfied assuming a closing of the Merger would occur), (ii) Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger by the time the closing of the Merger should have occurred, (iii) following such failure by Parent to consummate the Merger, Chase has provided irrevocable written notice to Parent that Chase is ready, willing and able to consummate the closing of the Merger on such date of notice and at all times during the three (3) business days immediately thereafter and (iv) Parent fails to consummate the Merger within such three (3) business day period after the delivery of Chase’s notice of termination.

Termination Fee Payable by Chase (see page 82)
Chase has agreed to pay Parent a termination fee of $42 million in immediately available funds (the “Termination Fee”) upon termination of the Merger Agreement if:
•
Chase terminates the Merger Agreement because the Chase Board of Directors authorizes Chase to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals;

•	Parent terminates the Merger Agreement because an adverse recommendation change occurred; or
•
Parent or Chase (as applicable) terminates the Merger Agreement because (i) the Merger has not been consummated by the End Date, (ii) of any breach by Chase that would cause or result in any closing conditions not being satisfied or being incapable of being satisfied by the End Date, or (iii) Chase shareholders did not approve the Merger at the shareholder meeting and:

•	prior to such termination an acquisition proposal was publicly announced (or, solely in the case of (ii) above, made to the Chase Board of Directors) and not withdrawn; and
•
within twelve (12) months after the date of such termination an acquisition proposal (whether or not the same one) is consummated or Chase or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal (whether or not the same one) (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

Remedies; Maximum Liability (see page 83)
The Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is payable by Chase and the Termination Fee is paid in full, except in the case of willful breach or fraud (provided that Parent and its related parties will not be able to seek or obtain monetary damages for such willful breach or fraud in excess of $98 million), Parent and Merger Sub will be precluded from any other remedy against Chase, at law or in equity or otherwise and neither Parent nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Chase or any of Chase’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with the Merger Agreement or the transactions contemplated thereby.
In addition, the Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is not payable by Chase, the Merger Agreement will become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party), except in the case of willful breach of any provision of the Merger Agreement, subject to the Parent Liability Limitation (as discussed below). Parent’s, Merger Sub’s and their affiliates’ collective liability for monetary damages for breaches under the Merger Agreement, the Limited Guarantee and the Equity Commitment Letter is capped at $98 million (the “Parent Liability Limitation”). The Parent Sponsor has agreed to guarantee Parent’s obligation to pay any such monetary damages to Chase under the Merger Agreement, subject to (i) the terms and conditions set forth in the Merger Agreement and the Limited Guarantee and (ii) the Parent Liability Limitation.

Specific Performance (see page 83)
The Merger Agreement provides that the parties will be entitled to an injunction to prevent breaches of the Merger Agreement and to specifically enforce the performance of the terms and provisions of the Merger Agreement.
Appraisal Rights (page 62)
Chase has concluded that, under Part 13 of the MBCA, Chase shareholders may be entitled to appraisal rights with respect to the Merger proposal and to receive the “fair value” of their Chase shares in cash. To assert appraisal rights, a shareholder must (i) deliver, before the vote is taken on the Merger proposal, written notice of the shareholder’s intent to demand payment, (ii) not vote the shareholder’s shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. Perfection of appraisal rights is complex. The procedures for exercising appraisal rights is described in the section entitled “Appraisal Rights of Shareholders” beginning on page 88 of this proxy statement. The full text of Part 13 of the MBCA is attached to this proxy statement as Annex C.
The Special Meeting (see page 25)
The Special Meeting of Chase shareholders is scheduled to be held exclusively online via live webcast on October 6, 2023 at 9:00 a.m., Eastern Time. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCF2023SM (the “Virtual Meeting Website”) and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Instructions on how to attend and participate online are also posted online at the Virtual Meeting Website.
The Special Meeting is being held in order to consider and vote on the following:
•
a proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement” beginning on pages 31 and 63, respectively, of this proxy statement;

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger, discussed under the sections entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 92, respectively, of this proxy statement; and

•
a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Only holders of record of Chase Common Stock at the close of business on August 29, 2023, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. At the close of business on the record date, 9,508,483 shares of Chase Common Stock were issued and outstanding, approximately 1,220,017 of which were held by Chase’s directors and executive officers. We currently expect that, in addition to the shares to be voted under the Voting Agreements, all of Chase’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although no director or executive officer is obligated to do so (except for the Chase Family Shareholders that are directors or executive officers of Chase, who are obligated to do so pursuant to the Voting Agreements).
The presence at the Special Meeting, by attendance, via the Virtual Meeting Website or by proxy, of the holders of a majority of the shares of Chase Common Stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Chase to additional expense.
You may cast one vote for each share of Chase Common Stock that you own at the close of business on the record date. Approval and adoption of the Merger Agreement requires the affirmative vote of at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal in accordance with Massachusetts law. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger requires that a quorum be present and that the votes cast for such proposal by shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal. The proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies, requires that, whether or not a quorum is present, the votes cast for such proposal by shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal.
An abstention occurs when a shareholder attends a meeting, via the Virtual Meeting Website or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted in determining whether a quorum is present. Because under Massachusetts law the approval and adoption of the Merger Agreement requires the affirmative vote of at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal, both abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. Because the other two proposals require that the votes cast for such proposal by those shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal, both abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposals.
If no instruction as to how to vote is given in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the proposal to approve and adopt the Merger Agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger; and (iii) the proposal to approve the adjournment of the Special Meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Interests of Chase’s Directors and Executive Officers in the Merger (see page 56)
In considering the recommendation of the Chase Board of Directors to approve and adopt the Merger Agreement, you should be aware that Chase’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of Chase shareholders generally. The Chase Board of Directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement and in recommending to Chase shareholders that the Merger Agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” beginning on page 56 and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 92 of this proxy statement.
Directors’ and Officers’ Indemnification and Insurance (see page 60)
For six (6) years after the effective time of the Merger, Parent has agreed to cause the Surviving Corporation to indemnify and hold harmless the present and former directors and officers of Chase, exclusively in their capacity as such in respect of acts or omissions occurring at or prior to the effective time of the Merger to the fullest extent provided under Chase’s articles of organization and bylaws in effect on July 21, 2023.
Market Prices of Chase Common Stock (see page 87)
The closing price of Chase Common Stock on the NYSE American on July 20, 2023, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $127.94 per share of Chase Common Stock. The closing price of Chase Common Stock on the NYSE American on June 9, 2023, the last trading day prior to the Leak (i.e., publication of an article in The Wall Street Journal first reporting a potential sale of Chase), was $123.08. The closing price of Chase Common Stock on the NYSE American on August 30, 2023, the most recent practicable date prior to the date of this proxy statement, was $126.31 per share. You are encouraged to obtain current market quotations for Chase Common Stock in connection with voting your shares of Chase Common Stock.

Litigation Related to the Merger (see page 76)
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Chase, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any order, injunction, decree or law issued by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger whether on a temporary, preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
For additional information regarding the pending litigation, please see the section entitled “The Merger (Proposal 1) - Litigation Related to the Merger” beginning on page 62 of this proxy statement.

QUESTIONS AND ANSWERS
The following are some questions that you, as a shareholder of Chase, may have regarding the Merger and the Special Meeting and the answers to those questions. Chase urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?
A:
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Chase Board of Directors for use at the Special Meeting because you have been identified as a holder of Chase Common Stock as of the close of business on the record date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Chase Common Stock with respect to such matters.

Q:	What is the purpose of the Special Meeting?
A:	At the Special Meeting, shareholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:
•
a proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement” beginning on pages 31 and 63, respectively, of this proxy statement;

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger, discussed under the sections entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 92, respectively, of this proxy statement; and

•
a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Q:	Where and when is the Special Meeting?
A:
The Special Meeting is scheduled to be held exclusively online via live webcast on October 6, 2023 at 9:00 a.m., Eastern Time. There will not be a physical meeting location. You will be able to attend the Special Meeting by visiting the Virtual Meeting Website and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials.

Q:	What do I need in order to be able to attend the Special Meeting online?
A:
The Special Meeting will be held via live webcast only. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCF2023SM and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Please note you will not be able to attend the Special Meeting in person.

The webcast will start at 9:00 a.m., Eastern Time on October 6, 2023. We encourage you to allow ample time for online check-in, which will open at 8:30 a.m., Eastern Time. Please be sure to check in by 8:45 a.m., Eastern Time on October 6, 2023 (fifteen (15) minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live webcast begins.
Even if you plan to virtually attend the Special Meeting, please vote by proxy in advance so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting.
If you hold your shares in “street name,” you may virtually attend and vote at the Special Meeting only if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares. This information is typically included on the voting instruction form accompanying your proxy materials.

Q:	How does the Chase Board of Directors recommend that I vote on the proposals?
A:
The Chase Board of Directors determined that the adoption of the Merger Agreement and consummation of the Merger are in the best interests of Chase and its shareholders and thus recommends that you vote as follows:

•	“FOR” the approval and adoption of the Merger Agreement;
•	“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger; and
•
“FOR” the approval of an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Q:	What will happen in the Merger?
A:
If the Merger is completed, Merger Sub will merge with and into Chase, whereupon the separate existence of Merger Sub will cease and Chase will be the Surviving Corporation and a wholly owned subsidiary of Parent. As a result of the Merger, Chase Common Stock will no longer be publicly traded, and you will no longer have any interest in Chase’s future earnings or growth. In addition, Chase Common Stock will be delisted from the NYSE American and deregistered under the Exchange Act, and Chase will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to Chase Common Stock, in each case in accordance with applicable law, rules and regulations.

Q:	Who will own Chase after the Merger?
A:	Immediately following the Merger, Chase will be a wholly owned subsidiary of Parent.
Q:	What will I receive in the Merger?
A:
Upon the terms and subject to the conditions of the Merger Agreement (and subject to appraisal rights under Massachusetts law, if available), if the Merger is completed, the holders of Chase Common Stock will have the right to receive the Merger Consideration (i.e., $127.50 in cash, without interest), for each share of Chase Common Stock that they own immediately prior to the effective time of the Merger.

Q:	How does the Merger Consideration compare to the recent trading price of Chase Common Stock?
A:
The Merger Consideration of $127.50 per share represents a premium of approximately 3.6% to Chase’s closing stock price on June 9, 2023, the last trading day before the Leak. The closing price of Chase Common Stock on the NYSE American on August 30, 2023, the most recent practicable date prior to the date of this proxy statement, was $126.31 per share.

Q:	What will happen in the Merger to Chase equity awards?
A:	The Merger Agreement provides that at the effective time of the Merger, the outstanding equity awards of Chase will be treated as follows:
•
each Chase RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Chase RSA; provided that, subject to limited exceptions, each Chase RSA outstanding immediately prior to the effective time of the Merger that is granted after the date of the Merger Agreement will vest on a prorated basis (based on the time elapsed from the grant date until the effective time of the Merger, with the balance automatically canceled for no consideration at the effective time of the Merger);

•
each Chase PSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Chase Common Stock issued and outstanding under the Chase PSA immediately prior to the effective time of the Merger; and

•
each Chase Stock Option will automatically become fully vested and will be canceled and converted into the right to receive a cash payment, without interest, in an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of such Chase Stock Option by (ii) the total number of shares of Chase Common Stock issuable in respect of such Chase Stock Option (and, if the exercise price per share for such Chase Stock Option is equal to or greater than the Merger Consideration, such Chase Stock Option will be automatically forfeited and canceled without consideration). With respect to each unvested Chase Incentive Stock Option, prior to the effective time of the Merger, Chase may, in consultation with Parent, provide the holder thereof an opportunity to exercise such Chase Incentive Stock Option effective immediately prior to the effective time of the Merger, with any Chase Incentive Stock Option remaining unexercised immediately prior to the effective time of the Merger being treated in accordance with the preceding sentence.
Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of Chase Common Stock?
A:
Chase has concluded that Chase shareholders may be entitled to assert appraisal rights under Part 13 of the MBCA and to receive payment of the “fair value” for all (but not less than all) of their Chase shares in cash. The ultimate amount you may receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. Chase shareholders who believe they are or may be entitled to appraisal rights in connection with the Merger must (i) deliver, before the vote is taken on the Merger proposal, written notice of the shareholder’s intent to demand payment, (ii) not vote the shareholder’s shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. See “Appraisal Rights of Shareholders” beginning on page 88 of this proxy statement and the text of the Massachusetts appraisal rights statute, Part 13 of the MBCA, which is reproduced in its entirety as Annex C to this proxy statement.

Q:	What vote is required to approve and adopt the Merger Agreement?
A:
Assuming a quorum is present, the proposal to approve and adopt the Merger Agreement requires the affirmative vote of at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. Assuming a quorum is present, a failure to vote your shares of Chase Common Stock or an abstention from voting will have the same effect as a vote against the Merger proposal.

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger?

A:
The proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only. If your shares of Chase Common Stock are represented at the Special Meeting but are not voted on the Merger-related compensation proposal, or if you vote to abstain on the Merger-related compensation proposal, this will not have an effect on the results of the advisory (non-binding) vote to approve the Merger-related compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the Special Meeting, or if you do not instruct your bank, broker or other nominee how to vote your shares of Chase Common Stock, your shares of Chase Common Stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Merger-related compensation proposal except to the extent that it results in there being insufficient shares present at the Special Meeting to establish a quorum.

Q:
What vote is required to approve the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement?

A:
The proposal to adjourn the Special Meeting, the approval of which is not required to complete the Merger, requires that, whether or not a quorum is present, the votes cast for such proposal by shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Chase’s bylaws provide that a meeting of the shareholders (including the Special Meeting) may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.

Q:	Do any of Chase’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?
A:
In considering the recommendation of the Chase Board of Directors with respect to the Merger proposal, you should be aware that our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of Chase shareholders generally. The Chase Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending that the Merger Agreement be approved by the shareholders of Chase. See “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” beginning on page 56 and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 92 of this proxy statement.

Q:	How will the Chase Family Shareholders vote the shares of Chase Common Stock they hold?
A:
In connection with the execution of the Merger Agreement, and as a condition to Parent’s willingness to enter into the Merger Agreement, the Chase Family Shareholders have each entered into separate Voting Agreements with Parent. The shares beneficially owned by the Chase Family Shareholders represent, in the aggregate, approximately 20% of the outstanding shares of Chase Common Stock as of July 21, 2023. The Chase Family Shareholders have agreed, on the terms and subject to the conditions set forth in their respective Voting Agreements, to vote their shares of Chase Common Stock in favor of, among other things, the Merger and the adoption of the Merger Agreement, and against, among other things, any proposal relating to a competing transaction involving Chase. See “The Voting Agreements” beginning on page 85 of this proxy statement.

Q:	When do you expect the Merger to be completed?
A:
In order to complete the Merger, Chase must obtain the shareholder approval of the proposal to adopt the Merger Agreement described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied or waived. The parties to the Merger Agreement currently expect to complete the Merger in the fourth calendar quarter of 2023, although Chase cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What conditions must be satisfied to complete the Merger?
A:
There are several conditions which must be satisfied to complete the Merger, including, among other things, the expiration or termination of any applicable waiting period under the HSR Act, compliance with certain other regulatory filings and obtaining certain other regulatory approvals. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties) and the other party having complied with and performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger. Consummation of the Merger is not subject to any financing condition.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger?

A:
SEC rules require Chase to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger. Approval of this proposal by Chase shareholders is not required to complete the Merger. Furthermore, because the vote to approve such compensation is advisory only, it will not be binding on either Chase or Parent. Accordingly, if the Merger is approved by Chase shareholders and the Merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation.

Q:	Do you expect the Merger to be taxable to Chase shareholders?
A:
The exchange of Chase Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, if you are a U.S. Holder, you will recognize gain or loss equal to the difference between (i) the Merger Consideration you receive and (ii) the adjusted tax basis of the shares of Chase Common Stock you surrender in the Merger. If you are a Non-U.S. Holder, your exchange of shares of Chase Common Stock for the Merger Consideration generally will not result in U.S. federal income tax unless you have certain connections with the United States. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Q:	Are there any other risks to me from the Merger that I should consider?
A:
Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Caution Regarding Forward-Looking Statements” beginning on page 23 of this proxy statement.

Q:	Who is entitled to vote at the Special Meeting?
A:
The record date for the Special Meeting is August 29, 2023. Only shareholders of record at the close of business on that date are entitled to attend and vote at the Special Meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Chase Common Stock. Each outstanding share of Chase Common Stock is entitled to one vote on all matters that come before the Special Meeting. At the close of business on the record date, there were 9,508,483 shares of Chase Common Stock issued and outstanding, approximately 12.8% of which were held by Chase’s directors and executive officers. We currently expect that, in addition to the shares to be voted under the Voting Agreements, all of Chase’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the Merger Agreement and the other proposals to be considered at the Special Meeting, although no director or executive officer is obligated to do so (except for the Chase Family Shareholders that are directors or executive officers of Chase, who are obligated to do so pursuant to the Voting Agreements).

Q:	How many votes do I have?
A:
Each holder of Chase Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Chase Common Stock that such holder owned as of the record date.

Q:	Who may attend the Special Meeting?
A:
Only shareholders as of the close of business on August 29, 2023, or their duly appointed proxies, and invited guests of Chase may attend the meeting via the Virtual Meeting Website. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the Special Meeting must obtain and submit a legal proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	Who is soliciting my vote?
A:
The Chase Board of Directors is soliciting your proxy, and Chase will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a solicitation fee of approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Chase Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of Chase’s directors, officers and employees.

Q:	What do I need to do now?
A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the Special Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
If your shares of Chase Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Chase. If your shares of Chase Common Stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Chase Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of Chase Common Stock, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of Chase Common Stock by following their instructions for voting. You may virtually attend and vote at the Special Meeting only if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares.

Q:	How do I vote if my shares are registered directly in my name?
A:	If you are a shareholder of record, there are four methods by which you may vote at the Special Meeting:
•
Internet: To vote over the internet, log on to the voting site indicated on your enclosed proxy card and follow the instructions. If you vote over the internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on October 5, 2023 (the day before the Special Meeting).

•
Telephone: To vote by telephone, call the toll-free number indicated on your enclosed proxy card and follow the instructions. If you vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on October 5, 2023 (the day before the Special Meeting).

•
Mail: To vote by mail, complete, sign and date the enclosed proxy card and return it by mail promptly in the postage paid, pre-addressed envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If we receive your validly executed proxy card before polls close at the Special Meeting, we will vote your shares as you direct.

•
Virtually During Meeting: To vote your shares during the Special Meeting, follow the instructions at www.virtualshareholdermeeting.com/CCF2023SM. On the day of the Special Meeting, Broadridge may be contacted at 1-844-986-0822 (US) or 1-303-562-9302 (International) to answer any questions regarding how to virtually attend the Special Meeting or if you encounter any technical difficulty accessing or during the Special Meeting.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares via the Virtual Meeting Website, even if you have already voted by proxy. If you later decide to vote at the Special Meeting, your previously submitted proxy will be automatically revoked. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:	How do I vote if my shares are held in the name of my broker (street name)?
A:
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a voting instruction form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions. You may also virtually attend and vote at the Special Meeting if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares, which is typically included on the voting instruction form provided by your broker, bank or other nominee.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person to vote your shares of Chase Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Chase Common Stock is called a “proxy card.”

Q:	If a Chase shareholder gives a proxy, how are the shares voted?
A:
The individuals named on the enclosed proxy card, or your proxies, will vote your shares of Chase Common Stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of Chase Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares of Chase Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the approval and adoption of the Merger Agreement; (ii) “FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger; and (iii) “FOR” the approval of an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve the Merger Agreement.

Q:	Can I change my vote after I submit my proxy?
A:
Yes. You can change or revoke your proxy at any time before the polls close at the Special Meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•	you may submit another validly executed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
you may send a written notice that is received prior to the polls closing at the Special Meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090; or

•	you may attend the Special Meeting (or any adjournment or postponement thereof) and vote via the Virtual Meeting Website.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
If you have questions about how to vote or change your vote, please contact Innisfree, the firm assisting us in the solicitation of proxies, toll-free at 877-750-0666.
Q:	How can I obtain a proxy card?
A:	If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.
•	For Chase shareholders of record: Please call Innisfree at 877-750-0666 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).
•	For holders in “street name”: Please contact your account representative at your broker, bank or other similar institution.
Q:	What happens if I sell my shares of Chase Common Stock before the Special Meeting?
A:
The record date for the Special Meeting is earlier than the expected date of the Merger. If you own shares of Chase Common Stock as of the close of business on the record date but transfer your shares prior to the date of the Special Meeting, you will retain your right to vote at the Special Meeting, but the right to receive the Merger Consideration will pass to the person who holds your shares immediately prior to the effective time of the Merger.

Q:	What happens if I sell my shares of Chase Common Stock after the Special Meeting but before the effective time of the Merger?
A:
If you transfer your shares after the Special Meeting but before the effective time of the Merger, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Chase Common Stock through completion of the Merger.

Q:	Should I surrender my book-entry shares or send in my stock certificates now?
A:
No. If the Merger is completed, the exchange agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of Chase Common Stock for the Merger Consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO CHASE, PARENT OR INNISFREE.

Q:	If I do not know where my stock certificates are, how will I get the Merger Consideration for my shares of Chase Common Stock?
A:
If the Merger is consummated, the transmittal materials you will receive after the closing of the Merger will include the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificates.

Q:	How many shares must be present to constitute a quorum for the meeting?
A:
The presence at the Special Meeting, by attendance via the Virtual Meeting Website or by proxy, of the holders of a majority of the shares of Chase Common Stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Chase to additional expense.

Q:	What if I abstain from voting?
A:
If you attend the Special Meeting or send in your validly executed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. Assuming a quorum is present, if you abstain from voting on the proposal to approve and adopt the Merger Agreement at the Special Meeting, it will have the same effect as a vote “AGAINST” such proposal. If you abstain from voting on the other two proposals, it will have no effect on the outcome of such proposals.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance via the Virtual Meeting Website?
A:
If you are a registered shareholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by voting during the meeting via the Virtual Meeting Website, your shares will not be voted at the Special Meeting and if you do not sign and return your proxy card or vote over the internet, by telephone or attend the Special Meeting via the Virtual Meeting Website, your shares will not be counted for purposes of determining whether a quorum exists.

If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE American rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.
If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance via the Virtual Meeting Website, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement assuming a quorum is present, but will have no effect on the other proposals.
Q:	What is a broker non-vote?
A:
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the Special Meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Chase Common Stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding Merger-related compensation for Chase’s named executive officers (assuming a quorum is present) or the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies for the approval and adoption of the Merger Agreement (regardless of whether a quorum is present), will have no effect on the outcome of such proposals.
Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
This means you own shares of Chase Common Stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign and date all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own postage-paid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?
A:	A representative from Broadridge will serve as the inspector of election.
Q:	Can I participate if I am unable to attend the Special Meeting?
A:	If you are unable to attend the Special Meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone in advance of the Special Meeting.
Q:	Where can I find the voting results of the Special Meeting?
A:
Chase intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Chase files with the SEC are publicly available when filed.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not approved and adopted by Chase shareholders or if the Merger is not completed for any other reason, Chase shareholders will not receive any payment for their shares of Chase Common Stock in connection with the Merger. Instead, Chase will remain an independent public company and shares of Chase Common Stock will continue to be listed and traded on the NYSE American.

The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Chase will be required to pay to Parent the Termination Fee (i.e., a termination fee of $42 million in immediately available funds). The Merger Agreement also provides that Parent’s, Merger Sub’s and their affiliates’ collective liability for monetary damages for breaches under the Merger Agreement, the Limited Guarantee and the Equity Commitment Letter is subject to the Parent Liability Limitation.

See the sections entitled “The Merger Agreement - Termination Fee Payable by Chase” and “The Merger Agreement - Remedies; Maximum Liability” beginning on pages 82 and 83, respectively, of this proxy statement, respectively, for a discussion of the circumstances under which such the Termination Fee will be required to be paid and Parent, Merger Sub or its affiliates may be liable to Chase for monetary damages, as described above.
Q:	What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If Chase experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Chase will promptly notify stockholders of the decision via the virtual meeting website. There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live webcast. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please call Broadridge at 1-844-986-0822 (US) or 1-303-562-9302 (International).

Q:	How can I obtain additional information about Chase?
A:
Chase will provide copies of this proxy statement and its 2022 Annual Report to Chase shareholders, including its Annual Report on Form 10-K for the fiscal year ended August 31, 2022, without charge to any shareholder who makes a written request to our Secretary at Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090. Chase’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on Chase’s website at https://chasecorp.com/investor-relations/. Chase’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another shareholder?
A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Chase and some brokers may be householding our proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Chase if you are a shareholder of record. You can notify us by sending a written request to Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090, Attn: Secretary, or calling (781) 332-0700. Shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Chase at the telephone and address set forth in the prior sentence. In addition, Chase will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.
Q:	Whom should I contact if I have any questions?
A:
If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-0666
Banks and Brokers may call collect: (212) 750-5833

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Any statements contained in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, that are not statements of historical fact may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of Chase based on current assumptions relating to Chase’s business, the economy and future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs” and other words of similar meaning in connection with the discussion of future operating or financial performance, plans, actions or events. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, Chase’s actual results may differ materially from those contemplated by the forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Forward-looking statements in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, include, among others, statements relating to:
•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require Chase to pay a termination fee;

•	the failure to receive, on a timely basis or otherwise, the required approvals by Chase shareholders and certain regulatory approvals with regard to the Merger Agreement;
•	the risk that a closing condition to the Merger Agreement may not be satisfied;
•	Chase’s and Parent’s ability to complete the proposed Merger on a timely basis or at all;
•	the failure of the Merger to be completed on a timely basis or at all for any other reason;
•	the risks that Chase’s business may suffer as a result of uncertainties surrounding the Merger;
•	the risk that any announcements relating to the Merger could have adverse effects on the market price of the Chase Common Stock;
•	the ability of Chase to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the Merger;
•	the possibility of disruption to Chase’s business from the proposed Merger, including increased costs and diversion of management time and resources;
•	limitations placed on Chase’s ability to operate its business under the Merger Agreement;
•	general economic, business and political conditions;
•	the outcome of any legal proceedings that may be instituted against Chase or others relating to the Merger Agreement or the Merger; and
•	other financial, operational and legal risks and uncertainties detailed from time to time in Chase’s SEC reports.
All forward-looking statements are inherently subject to a number of risks and uncertainties that could cause the actual results of Chase to differ materially from those reflected in forward-looking statements made in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, as well as in press releases and other statements made from time to time by Chase’s authorized officers. Such risks and uncertainties include, among others, the risk factors included in Item 1A of Chase’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022 and under Part II, Item 1A of Chase’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2023. Chase does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES
Chase Corporation
Chase is a global specialty chemicals company founded in 1946, and a leading manufacturer of protective materials for high-reliability applications across diverse market sectors. Chase’s strategy is to maximize the performance of our core businesses and brands while seeking future opportunities through strategic acquisitions. Through investments in facilities, systems and organizational consolidation we seek to improve performance and gain economies of scale. Chase is organized into three reportable operating segments: an Adhesives, Sealants and Additives segment, an Industrial Tapes segment and a Corrosion Protection and Waterproofing segment. The segments are distinguished by the nature of the products manufactured and how they are delivered to their respective markets. Chase’s manufacturing facilities are distinct to their respective segments apart from its O’Hara Township, PA, Blawnox, PA and Hickory, NC facilities, which produce products related to a combination of operating segments.
Chase’s principal executive office is located at 375 University Avenue, Westwood, Massachusetts 02090. Chase’s telephone number is (781) 332-0700. Chase’s internet website address is www.chasecorp.com. The information provided on the Chase website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Chase Common Stock are listed and traded on the NYSE American under the symbol “CCF.”
Formulations Parent Corporation
Parent is a Delaware corporation and was formed on July 20, 2023 by KKR, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Upon the completion of the Merger, Chase will be a wholly owned subsidiary of Parent. The registered office of Parent is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.
Formulations Merger Sub Corporation
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on July 20, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Chase continuing as the Surviving Corporation. The registered office of Merger Sub is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.

THE SPECIAL MEETING
This proxy statement is being provided to the shareholders of Chase as part of a solicitation of proxies by the Chase Board of Directors for use at the Special Meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides shareholders of Chase with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place
The Special Meeting is scheduled to be held exclusively online via live webcast on October 6, 2023 at 9:00 a.m., Eastern Time. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/CCF2023SM and using the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. Please note you will not be able to attend the Special Meeting in person.
The webcast will start at 9:00 a.m., Eastern Time on October 6, 2023. We encourage you to allow ample time for online check-in, which will open at 8:30 a.m., Eastern Time. Please be sure to check in by 8:45 a.m., Eastern Time on October 6, 2023 (fifteen (15) minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live webcast begins.
We have created and implemented the virtual format in order to facilitate shareholder attendance and participation by enabling shareholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual special meeting makes it possible for more shareholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Chase and its shareholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase shareholder communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Special Meeting so they can ask questions of the Chase Board of Directors or management. During the live Q&A session of the Special Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Special Meeting, as time permits.
Both shareholders of record and street name shareholders will be able to attend the Special Meeting via live webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting.
If you are a registered holder, your 16-digit control number will be included in the proxy materials.
If you hold your shares beneficially through a bank or broker, you may virtually attend and vote at the Special Meeting if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares, which is typically included on the voting instruction form provided by your bank or broker. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/CCF2023SM.
Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live webcast. Please be sure to check in by 8:45 a.m., Eastern Time on October 6, 2023 (fifteen (15) minutes prior to the start of the meeting is recommended), so that any technical difficulties may be addressed before the Special Meeting live webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please call Broadridge at 1-844-986-0822 (US) or 1-303-562-9302 (International).
Purpose of the Special Meeting
At the Special Meeting, Chase shareholders will be asked to consider and vote on the following:
•
a proposal to approve and adopt the Merger Agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement” beginning on pages 31 and 63, respectively, of this proxy statement;

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger, discussed under the sections entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on pages 56 and 92, respectively, of this proxy statement; and
•
a proposal to approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

Chase shareholders must approve and adopt the Merger Agreement for the Merger to occur. If Chase shareholders fail to approve and adopt the Merger Agreement, the Merger will not occur. The advisory vote on compensation payable to our named executive officers in connection with the Merger is a vote separate and apart from the vote to approve and adopt the Merger Agreement. Accordingly, a shareholder may vote to approve the Merger Agreement and not vote to approve the executive compensation payable in connection with the Merger and vice versa. The vote with respect to executive compensation that will or may become payable by Chase to its named executive officers in connection with the Merger is advisory in nature and will not be binding on either Chase or Parent. If the Merger Agreement is adopted by the shareholders and the Merger is completed, the executive compensation that will or may become payable by Chase to its named executive officers in connection with the Merger may be paid to Chase’s named executive officers even if shareholders do not adopt the payment of that compensation.
Chase does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.
Recommendation of the Chase Board of Directors
After careful consideration and based in part on the recommendation of the Chase Special Committee, the Chase Board of Directors, by a unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Certain factors considered by the Chase Board of Directors in reaching its decision to authorize and approve the Merger Agreement and the Merger can be found in the section entitled “The Merger (Proposal 1) - Chase’s Reasons for the Merger” beginning on page 43 of this proxy statement.
The Chase Board of Directors recommends that the Chase shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Record Date; Shareholders Entitled to Vote
Only holders of record of Chase Common Stock at the close of business on August 29, 2023, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the record date, 9,508,483 shares of Chase Common Stock were issued and outstanding and held by 241 holders of record.
Holders of record of Chase Common Stock are entitled to one vote for each share of Chase Common Stock they own at the close of business on the record date.
Quorum
The presence at the Special Meeting, by attendance via the Virtual Meeting Website or by proxy, of the holders of a majority of the shares of Chase Common Stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. Any shares of Chase Common Stock held by Chase or any of its direct or indirect majority-owned subsidiaries, other than shares held in a fiduciary capacity, are not considered to be entitled to vote for purposes of determining a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Chase to additional expense. Once a share is present or represented by proxy at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting, unless the shareholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the Special Meeting.
Required Vote
Approval and adoption of the Merger Agreement requires the affirmative vote of at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal. The proposal to adjourn the Special Meeting, including if necessary to permit further solicitation of proxies, requires that, whether or not a quorum is present, the votes cast for such proposal by shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Chase’s bylaws provide that a special meeting may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger requires that a quorum be present and that the votes cast for such proposal by shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal.
Abstentions and Broker Non-Votes
An abstention occurs when a shareholder attends a meeting, either by attendance via the Virtual Meeting Website or by proxy, but abstains from voting on a particular proposal. At the Special Meeting, abstentions will be counted in determining whether a quorum is present, and will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. At the Special Meeting, abstentions will have no effect on the outcomes of the non-binding proposal regarding Merger-related compensation for Chase’s named executive officers (assuming a quorum is present) or the proposal to adjourn the Special Meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies.
If no instruction as to how to vote is given in a validly executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve and adopt the Merger Agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger; and (iii) the proposal to approve the adjournment of the Special Meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the Special Meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Chase Common Stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the Special Meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. Assuming a quorum is present, if you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies for the approval and adoption of the Merger Agreement or, assuming a quorum is present, the proposal regarding the advisory vote on named executive officer Merger-related compensation, will have no effect on the outcome of such proposals.
Failure to Vote
If you are a registered shareholder and you do not sign and return your proxy card or vote over the internet, by telephone or by voting during the Special Meeting via the Virtual Meeting Website, your shares will not be voted at the Special Meeting and if you do not sign and return your proxy card or vote over the internet, by telephone or attend the Special Meeting via the Virtual Meeting Website, your shares will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement assuming a quorum is present but will have no effect on the proposal to adjourn the Special Meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies, and the advisory vote on named executive officer Merger-related compensation (assuming a quorum is present).
Voting by Chase’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of Chase and their affiliates were entitled to vote 1,220,017 shares of Chase Common Stock, or approximately 12.8% of the shares of Chase Common Stock issued and outstanding on that date. We currently expect that, in addition to the shares to be voted under the Voting Agreements, all of Chase’s directors and executive officers will vote their shares in favor of the proposal to approve the Merger Agreement and the other proposals to be considered at the Special Meeting, although no director or executive officer is obligated to do so (except for the Chase Family Shareholders that are directors or executive officers of Chase, who are obligated to do so pursuant to the Voting Agreements).
Voting at the Special Meeting
To participate in the Special Meeting, please visit www.virtualshareholdermeeting.com/CCF2023SM and enter the 16-digit control number included on your proxy card or on the voting instruction form that accompanied your proxy materials. If you hold your shares in “street name” and did not receive a voting instruction form from your bank or broker, you will need to obtain a specific control number from your bank, broker or other nominee giving you the right to vote such shares. If you wish to submit a question during the Special Meeting, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast.
If we experience technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via email notification. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please call Broadridge at 1-844-986-0822 (US) or 1-303-562-9302 (International).
Shareholders of record may also authorize the persons named as proxies on the proxy card to vote their shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) via the internet; or (iii) by telephone, as described below. Chase encourages you to vote over the internet as Chase believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.
If your shares are held by your broker, bank or other nominee, you will receive a voting instruction form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
If you hold shares in more than one account, you may receive more than one proxy or voting instruction form. To be sure that all of your shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction form you receive.
To Vote Over the Internet:
To vote over the internet, log on to the website indicated on your enclosed proxy card and follow the instructions. If you vote over the internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on October 5, 2023 (the day before the Special Meeting).

To Vote By Telephone:
To vote by telephone, call the toll-free number indicated on your enclosed proxy card and follow the instructions. If you vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on October 5, 2023 (the day before the Special Meeting).
To Vote By Mail:
To vote by mail, complete, sign, date and return the enclosed proxy card by mail in the pre-addressed, postage-paid envelope provided.
If you return your validly executed proxy card without indicating how you want your shares of Chase Common Stock to be voted with regard to a particular proposal, your shares of Chase Common Stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.
Revocation of Proxies
You can revoke your proxy at any time before the polls close at the Special Meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•
you may submit another validly executed proxy bearing a later date, whether over the internet, by telephone or by mail that is received prior to the polls closing at the Special Meeting (or any adjournment or postponement thereof);

•
you may send a written notice that is received prior to the polls closing at the Special Meeting (or any adjournment or postponement thereof) indicating that you are revoking your proxy to the Office of the Secretary, Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090; or

•	you may attend the Special Meeting (or any adjournment or postponement thereof) and vote via the Virtual Meeting Website.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, Innisfree, toll-free at 877-750-0666.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a voting instruction form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
A representative from Broadridge will serve as the inspector of election.
Solicitation of Proxies
The Chase Board of Directors is soliciting your proxy, and Chase will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a solicitation fee of approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Chase Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Chase’s directors, officers and employees.

Adjournment
In addition to the proposal to approve and adopt the Merger Agreement and the advisory vote on named executive officer Merger-related compensation, Chase shareholders are also being asked to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. If this proposal to adjourn the Special Meeting is approved, the Special Meeting could be adjourned by Chase as permitted under the terms of the Merger Agreement to a later date. In addition, Chase, as permitted under the terms of the Merger Agreement, could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.
Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Chase’s bylaws provide that a meeting of the shareholders (including the Special Meeting) may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.
The Chase Board of Directors recommends a vote “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.
Other Information
You should not send documents representing Chase Common Stock with the proxy card. If the Merger is completed, the exchange agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of Chase Common Stock for the Merger Consideration.

THE MERGER (PROPOSAL 1)
The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the Merger Agreement carefully as it is the legal document that governs the Merger.
Effects of the Merger
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Merger Sub will be merged with and into Chase in accordance with the MBCA and the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and Chase will survive the Merger as a wholly owned subsidiary of Parent.
At the effective time of the Merger, each outstanding share of Chase Common Stock (other than any shares held by Chase (as treasury stock), Parent, Merger Sub or any other subsidiary of Parent or Chase, or any shareholder who has properly demanded and perfected and not validly withdrawn appraisal rights, if available, in accordance with Massachusetts law) will be automatically converted into the right to receive the Merger Consideration (i.e., $127.50 in cash, without interest).
Upon consummation of the Merger, your shares of Chase Common Stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the Merger Consideration described above unless you have properly demanded and perfected and not validly withdrawn appraisal rights, if available, in accordance with Massachusetts law. As a result, you will not own any shares of the Surviving Corporation, and you will no longer have any interest in its future earnings or growth. As a result of the Merger, Chase will cease to be a publicly-traded company and will be wholly owned by Parent. Following consummation of the Merger, the Surviving Corporation will terminate the registration of Chase Common Stock on the NYSE American and Chase will no longer be subject to reporting obligations under the Exchange Act.
Upon consummation of the Merger, each Chase RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Chase RSA; provided that, subject to limited exceptions, each Chase RSA outstanding immediately prior to the effective time of the Merger that is granted after the date of the Merger Agreement will vest on a prorated basis (based on the time elapsed from the grant date until the closing of the Merger, with the balance automatically canceled for no consideration at the effective time of the Merger). Each Chase PSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Chase Common Stock issued and outstanding under the Chase PSA immediately prior to the effective time of the Merger.
Each Chase Stock Option will automatically become fully vested and will be canceled and converted into the right to receive a cash payment, without interest, in an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of such Chase Stock Option by (ii) the total number of shares of Chase Common Stock issuable in respect of such Chase Stock Option (and, if the exercise price per share for such Chase Stock Option is equal to or greater than the Merger Consideration, such Chase Stock Option will be forfeited and canceled without consideration). With respect to each unvested Chase Incentive Stock Option, prior to the effective time of the Merger, Chase may, in consultation with Parent, provide the holder thereof an opportunity to exercise such Chase Incentive Stock Option effective immediately prior to the effective time of the Merger, with any Chase Incentive Stock Option remaining unexercised immediately prior to the effective time of the Merger being treated in accordance with the preceding sentence.
If, during the period between the date of the Merger Agreement and the effective time of the Merger, any change in the outstanding shares of capital stock of Chase occurs by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or any stock dividend thereon with a record date during such period, excluding any change that results from the vesting or satisfaction of performance conditions applicable to any Chase RSAs, Chase PSAs or exercise of Chase Stock Options, the Merger Consideration and any other amounts payable pursuant to the Merger Agreement will be appropriately adjusted.

Effects on Chase If the Merger Is Not Completed
If the Merger Agreement is not approved and adopted by Chase shareholders or if the Merger is not completed for any other reason, Chase shareholders will not receive any payment for their shares of Chase Common Stock in connection with the Merger. Instead, Chase will remain an independent public company and shares of Chase Common Stock will continue to be listed and traded on the NYSE American. In addition, if the Merger is not completed, Chase shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the industry in which Chase operates, the servicing of Chase’s debt, market volatility and adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of Chase Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Chase Common Stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Chase Common Stock. If the Merger Agreement is not approved and adopted by Chase shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Chase will be offered or that Chase’s business, prospects or results of operation will not be adversely impacted.
In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Chase will be required to pay to Parent the Termination Fee (i.e., a termination fee of $42 million in immediately available funds), upon the terms of the Merger Agreement. The Merger Agreement also provides that Parent’s liability for monetary damages for breaches of the Merger Agreement is subject to the Parent Liability Limitation. See the section entitled “The Merger Agreement - Termination Fee Payable by Chase” and “The Merger Agreement - Remedies; Maximum Liability” beginning on pages 82 and 83, respectively, of this proxy statement, respectively, for a discussion of the circumstances under which such the Termination Fee will be required to be paid and Parent may be liable to Chase for monetary damages, as described above.
Background of the Merger
The Chase Board of Directors, together with members of Chase’s senior management team, regularly reviews and assesses Chase’s operations, performance, prospects and strategic direction. In connection therewith, and with the assistance of legal and financial advisors, the Chase Board of Directors and Chase management have considered potential strategic alternatives for Chase, including potential business combinations or other transactions, to strengthen Chase’s business and maximize shareholder value. In addition, from time to time Chase has received unsolicited inquiries from third parties seeking to determine Chase’s interest in a business combination transaction.
In late 2022, at the direction of the Chase Board of Directors, Chase management began preparing certain unaudited financial forecasts as part of preparing for a potential broader review of strategic alternatives.
On November 2, 2022, a private equity sponsor contacted Adam P. Chase, Chase’s President, Chief Executive Officer and a director of the Chase Board of Directors, on an unsolicited basis to express an interest in exploring the possibility of a transaction with Chase, including possible business transactions with one of its portfolio companies (such portfolio company is referred to herein as “Party A”), if Chase determined to pursue such a path, but no price and no specific terms were proposed by such private equity sponsor or discussed.
On November 17, 2022, members of Chase management met with representatives of Perella Weinberg to discuss a variety of strategic alternatives available to Chase including potential merger and acquisition strategies. Following this meeting and as discussed below, representatives of Perella Weinberg consulted with Chase from time to time prior to being formally engaged by Chase. As described below, Perella Weinberg was formally engaged as a financial advisor to Chase on April 12, 2023.
On November 29, 2022, Mr. Chase and representatives of Party A had a meeting to discuss potential strategic rationales for possible business transactions between Chase and Party A.
On December 5, 2022, Chase and Party A entered into a mutual confidentiality agreement to facilitate the exchange of confidential information in connection with possible business transactions between Chase and Party A. The confidentiality agreement included a customary standstill provision, but such standstill provision has terminated in accordance with its terms upon Chase’s entry into the Merger Agreement.

On December 5, 2022 through January 30, 2023, there were various meetings between representatives of Chase and Party A to discuss potential strategic rationales with respect to, and synergies that could arise from, possible transactions between Chase and Party A, during which Chase provided certain non-public information to Party A, pursuant to and subject to the terms of their mutual confidentiality agreement. No definitive proposal with respect to a transaction between Chase and Party A was made, and there was no discussion with respect to the specific price at which either party would be willing to proceed with a possible transaction.
On January 5, 2023, members of Chase management met with representatives of Perella Weinberg to further discuss changes in the industry and markets in which Chase operates as well as the strategic alternatives potentially available to Chase.
On February 7, 2023, Chase management provided its initial fiscal year 2023 EBITDA estimate of $116 million to Party A, pursuant to and subject to the terms of their mutual confidentiality agreement.
In March 2023, Chase management revised the above described EBITDA estimate to $111 million, primarily due to lower than expected sales volumes and unfavorable shifts in customer demand, and provided the revised estimate to Party A.
On March 30, 2023, the Chase Board of Directors held a meeting at which members of Chase management and representatives of Perella Weinberg were also present. Chase management updated the Chase Board of Directors regarding (i) Chase’s business model and potential growth, (ii) the headwinds facing the business and industry, including a softer than expected demand environment, weaker than expected business conditions in China and continued customer de-stocking, (iii) the continued execution of Chase’s strategic plan on a stand-alone basis, (iv) potential business combinations and (v) other potential options to enhance shareholder value. Representatives of Perella Weinberg reviewed with the Chase Board of Directors the current state of the industry and markets in which Chase operates, certain preliminary financial information relating to Chase, and an overview of strategic alternatives available to Chase. Representatives of Perella Weinberg then left the meeting. After careful consideration, the Chase Board of Directors directed Chase management to undertake a long-term strategic review of Chase and its business and potential strategic alternatives with the assistance of a financial advisor. After evaluating Perella Weinberg’s qualifications, credentials and independence, including, among other things, Perella Weinberg’s significant familiarity with Chase’s business and industry and experience running strategic review processes, and the Chase Board of Directors’ significant familiarity with the representatives of Perella Weinberg based on prior potential strategic reviews undertaken by Chase, the Chase Board of Directors approved engagement of Perella Weinberg as its financial advisor to assist in the strategic review, including entry into a proposed engagement letter with Perella Weinberg.
On April 12, 2023, at the direction of the Chase Board of Directors, Chase entered into an engagement letter with Perella Weinberg as its financial advisor with respect to its exploration of potential strategic alternatives.
On April 13, 2023, Party A submitted an unsolicited verbal non-binding proposal to acquire Chase at a price per share between $115.00 and $117.00, in cash (the “April 13 Proposal”), which Party A indicated was based on information shared to date.
On April 19, 2023, the Chase Board of Directors held a meeting to discuss the April 13 Proposal from Party A at which members of Chase management and, at the invitation of the Chase Board of Directors, representatives of Perella Weinberg were also present. The Chase Board of Directors discussed with representatives of Perella Weinberg the April 13 Proposal from Party A and the range of options for responding to Party A, as well as other strategic alternatives potentially available to Chase, including the continued execution of Chase’s strategic plan on a stand-alone basis (which included certain unaudited financial forecasts prepared by Chase management), potential business combinations, disposals and other potential options to enhance shareholder value. At the conclusion of these discussions, the Chase Board of Directors directed representatives of Perella Weinberg to inform Party A that it would need to significantly increase the value of its offer in order for the Chase Board of Directors to consider a potential transaction and that if Party A remained interested it should submit a revised proposal in writing within ten days reflecting a higher valuation. The Chase Board of Directors also indicated that Party A should provide additional details regarding the proposed structure and time required to complete diligence and secure financing in such revised proposal.

On April 20, 2023, in response to the April 13 Proposal from Party A, Party A was informed that Party A would need to significantly increase the value of its offer in order for the Chase Board of Directors to consider a potential transaction and that if Party A remained interested it should submit a revised proposal in writing reflecting a higher valuation and providing additional details (as described above) within ten days.
On April 25, 2023, at the direction of the Chase Board of Directors, members of Chase management engaged Davis Polk & Wardwell LLP (“Davis Polk”) to serve as Chase’s legal advisor in connection with Chase’s strategic review.
Also on April 25, 2023, the Chase Board of Directors held a meeting at which members of Chase management and, at the invitation of the Chase Board of Directors, representatives of Perella Weinberg and Davis Polk were also present. Representatives of Perella Weinberg provided an overview to the Chase Board of Directors of potential strategic alternatives, including potential business combinations and other potential options to enhance shareholder value. The Chase Board of Directors also discussed with Chase’s advisors various factors that might be taken into account when considering any proposals that might be received, including the differences associated with transactions involving financial or strategic buyers. After consulting with representatives of Perella Weinberg and Davis Polk, the Chase Board of Directors and management discussed and assessed the possibility of engaging in a market check with other potential buyers of Chase, and representatives of Davis Polk gave the Chase Board of Directors an overview of directors’ fiduciary duties, including as it relates to assessing any proposals received from third parties. Following deliberation and discussion with Chase management and its advisors, the Chase Board of Directors determined that it would continue evaluating the risks and benefits of potential strategic alternatives, but that it would wait to see if Party A submitted a revised proposal before deciding whether to more actively pursue a potential transaction.
On April 26, 2023, Party A submitted to members of Chase management an unsolicited, non-binding written indication of interest to acquire Chase at a price per share of $118.00, in cash, and requested exclusivity for a period of 30 days with Chase (the “April 26 Proposal”). Party A provided a highly confident letter from one of its lenders, but did not provide any additional details regarding its financing arrangements.
On May 5, 2023, the Chase Board of Directors held a meeting at which members of Chase management and, at the invitation of the Chase Board of Directors, representatives of Perella Weinberg and Davis Polk also were present. Representatives of Perella Weinberg reviewed with the Chase Board of Directors the April 26 Proposal from Party A, and also discussed other strategic alternatives potentially available to Chase, including potential business combinations, disposals and other potential options to enhance shareholder value. The Chase Board of Directors discussed with Chase management and its advisors contacting certain parties that were viewed as the third parties most likely to be interested in a business combination with Chase and capable of making a compelling and actionable proposal to acquire Chase and executing such a transaction. Following discussion, the Chase Board of Directors determined that it would not grant Party A’s request for exclusivity, and concluded that the April 26 Proposal did not represent a sufficiently compelling value proposition to Chase, but that Chase should allow Party A to conduct additional due diligence, with the message that the Chase Board of Directors would expect Party A to submit a higher proposal if they were to consider further engagement with Party A. After discussion, and taking into account certain factors including confidentiality, the potential risk of a leak and minimizing the diversion of Chase management’s resources from Chase’s strategic plan, the Chase Board of Directors instructed representatives of Perella Weinberg to conduct a targeted outreach to certain other private equity sponsors (referred to herein as “Party B” and “Party C”) and a private strategic buyer (referred to herein as “Party D”) to assess their level of interest in pursuing a potential strategic transaction with Chase, based on the fact that these parties were considered by Chase management, taking into account discussions that representatives of Perella Weinberg had with the Chase Board of Directors, as the third parties most likely to be interested in a business combination with Chase and capable of making a compelling and actionable proposal to acquire Chase and executing such a transaction. The Chase Board of Directors further determined that it would be advisable to empower a special committee (the “Chase Special Committee”) consisting of independent directors Dana Mohler-Faria, Thomas DeByle, Thomas Wroe Jr., and Chad McDaniel, which had previously been established to evaluate potential transactions involving the Edward L. Chase Revocable Trust (the “Trust”), to assist the Chase Board of Directors in managing the process of exploring strategic alternatives and to assess any actual or perceived conflicts of interests should they arise, and further determined that the Chase Board of Directors would not recommend, authorize or approve any transaction unless it was recommended by the Chase Special Committee. The Chase Board of Directors did not believe that any conflicts of interest existed at the time the special committee was formed or at any other time during the consideration of a potential transaction.

Between May 8 and May 9, 2023, at the direction of the Chase Board of Directors, Party B, Party C and Party D were contacted to solicit their potential interest in a strategic transaction with Chase, and they were each sent a form of non-disclosure agreement. Party D requested 24 hours to consider whether it was interested in pursuing a transaction at such time.
On May 10, 2023, Party A was informed that the Chase Board of Directors decided to not grant it exclusivity. Party A was also notified that Party A was allowed to conduct additional diligence, but Party A would need to submit a higher proposal for the Chase Board of Directors to consider a transaction with Party A. At the direction of the Chase Board of Directors, Party A was invited to conduct additional due diligence on Chase as part of the first phase of Chase’s formal strategic review process, with the expectation that Party A would look to improve the April 26 Proposal.
Also on May 10, 2023, Party B executed the non-disclosure agreement, which included a customary standstill provision, but such standstill provision permitted Party B to make a confidential offer to participate in a potential business combination transaction with Chase and which terminated, in accordance with its terms, upon Chase’s entry into the Merger Agreement. Party B was then granted access to a virtual data room containing certain non-public information regarding Chase, and was provided with access to substantially the same information Party A had received to date, with the exception of certain information that had been requested by Party A to conduct analysis of potential synergies and was not relevant to Party B.
On May 12, 2023, representatives of Perella Weinberg provided a general update to the Chase Board of Directors regarding recent conversations with Party A, Party B, Party C, and Party D.
Commencing the week of May 15, 2023 and continuing through the end of May 2023, representatives of Perella Weinberg furnished copies of presentation materials prepared by Chase management to Party A and Party B to facilitate their respective due diligence.
On May 15, 2023, Party A and Party B were instructed to submit a written, non-binding indication of interest prior to June 2, 2023.
On May 16, 2023, in response to Chase’s indication that it was willing to address select, priority due diligence requests, Party A submitted certain due diligence requests and Party B submitted a targeted due diligence request list. Also on May 16, 2023, Party A and Party B each confirmed its intention to submit a written, non-binding indication of interest prior to June 2, 2023. At this time, Chase consented to allowing Party B to hire a financial advisor with whom they could share information under their non-disclosure agreement in order to facilitate their review of a potential transaction.
Also on May 16, 2023, Party C and Party D entered into non-disclosure agreements, each of which included a customary standstill provision, but neither of which would restrict such party from making a confidential offer to participate in a potential business combination transaction with Chase and which terminated, in accordance with their terms, upon Chase’s entry into the Merger Agreement. Both Party C and Party D were granted access to the virtual data room, and, from this point forward in the strategic review process, substantially the same information was made available to all potential bidders with access to the virtual data room, with the exception of information provided specifically for a party that could compromise the identity of that party to others. Each of Party C and Party D was requested to, and also confirmed its intention to submit a written, non-binding indication of interest prior to June 2, 2023.
On May 18, 2023, representatives of Party B were provided with certain unaudited financial forecasts (as updated on July 7, 2023 and on July 14, 2023, the “Management Projections”), which had been prepared by Chase management using the forecasts previously provided to the Chase Board of Directors on April 19, 2023 and contained certain consolidated metrics (see the section entitled “The Merger (Proposal 1) – Projected Financial Information” beginning on page 54 of this proxy statement for a further description of the Management Projections). Such Management Projections included a further downward revised fiscal year 2023 EBITDA estimate of $104 million, primarily due to lower than expected sales volumes and unfavorable shifts in customer demand, which was $7 million lower than the previous estimate provided to Party A in March 2023.
On May 19, 2023, the Chase Board of Directors held a meeting at which members of Chase management and, at the invitation of the Chase Board of Directors, representatives of Perella Weinberg and Davis Polk also were present. At such meeting, with the aid of a written presentation distributed to the Chase Board of Directors in advance of the meeting, Chase management and representatives of Perella Weinberg updated the Chase Board of Directors regarding the strategic review process undertaken to date, including the status of discussions with Party A, Party B, Party C and Party D, and that Chase expected to receive each such party’s initial non-binding indications of interest prior to June 2, 2023, and further discussed the other potential strategic alternatives reviewed during the Chase Board of Director’s May 5, 2023 meeting, including potential parties for outreach, and provided an update on the headwinds facing the business and industry that were discussed during the Chase Board of Directors’ March 30, 2023 meeting. Following discussion, the Chase Board of Directors determined that Chase should continue to pursue discussions with such potential counterparties regarding a potential business combination transaction with Chase and evaluate any proposals that were ultimately received.
Also on May 19, 2023, Chase management held a virtual question and answer session with Party B, attended by both parties’ financial advisors, in which Chase’s management reviewed Chase’s strategic plan and discussed other due diligence questions with Party B.
Also on May 19, 2023, representatives of Party C and representatives of Party D were provided with the Management Projections.
On May 20, 2023, representatives of Party A were provided with the Management Projections.
On May 24, 2023, the Chase Special Committee held a meeting at which, at the invitation of the Chase Special Committee, representatives of Davis Polk also were present. Representatives of Davis Polk provided an overview of the matters that might be presented to the Chase Special Committee for its consideration, and noted that the Chase Special Committee’s involvement in respect of a particular potential course of action would be evaluated throughout the Chase Special Committee’s process, including if and when any conflicts of interest may arise. The Chase Special Committee agreed that representatives of Perella Weinberg, Chase’s financial advisor, would be invited to the next Chase Special Committee meeting to provide certain financial information and discuss a preliminary assessment regarding potential strategic alternatives so that the Chase Special Committee could fully inform itself of the merits of various strategic alternatives and to allow the Chase Special Committee to make a fully informed recommendation to the Chase Board of Directors at the appropriate time.
Also on May 24, 2023, Chase also held a virtual question and answer session with Party A, attended by Chase management, representatives of Party A and representatives of Perella Weinberg, in which Chase management reviewed a summary of the Management Projections and discussed other due diligence questions with Party A.
On May 26, 2023, Party D communicated that it was not interested in pursuing an acquisition of the entire company because its interest was limited to Chase’s HumiSeal division and Chase’s conformal coatings business.
On May 30, 2023, Party B submitted a written, non-binding indication of interest to acquire Chase at a price per share of $123.00, in cash. The offer indicated that Party B had not contacted any financing sources at that time.
On May 31, 2023, a “return or destroy letter” was sent to Party D requiring Party D, under the terms of its non-disclosure agreement, to return or destroy all confidential information received from Chase. Party D subsequently confirmed they had returned or destroyed all confidential information received from Chase.
On June 5, 2023, Party C indicated that, following further evaluation, it was not interested in exploring a transaction with Chase because it did not believe it would be able to offer a premium to the then current trading price for Chase Common Stock (closing share price of $121.66 on that date) based on lower precedent transaction multiples for similar transactions in the sector.
On June 6, 2023, Party A submitted a revised written indication of interest to acquire Chase at a price per share of $121.00, in cash. The revised offer indicated that the acquisition would be financed with a combination of debt and equity, and referenced ongoing discussions with certain lenders and equity providers.
Also on June 6, 2023, after receipt of the revised offer from Party A, the Chase Board of Directors held a meeting, at which members of Chase management and, at the invitation of the Chase Board of Directors, representatives of Perella Weinberg and Davis Polk also were present. At such meeting, representatives of Perella Weinberg updated the Chase Board of Directors regarding the strategic review process undertaken by Chase to date and reviewed the financial terms of the indications of interest that had been received from Party A and Party B and certain related information, including that Party C and Party D had indicated that they would not submit a proposal. With the aid of written materials provided to the Chase Board of Directors in advance of the meeting, representatives of Perella Weinberg discussed with the Chase Board of Directors the Management Projections, certain additional financial information based on the Management Projections, and the potential strategic alternatives reviewed during the Chase Board of Directors meeting on May 5, 2023. Additionally, the Chase Board of Directors discussed with Chase management and representatives of Perella Weinberg and Davis Polk whether to contact additional potential counterparties, including certain additional parties that had been identified and discussed as potential strategic bidders that were likely to be interested in a business combination with Chase and capable of making a compelling and actionable proposal to acquire Chase and executing a transaction (referred to herein as “Party E” and “Party F”). After deliberation and discussion regarding the appropriate scope of continued outreach, the Chase Board of Directors directed representatives of Perella Weinberg to contact Party E and Party F to determine their respective interest in a potential transaction with Chase and directed representatives of Perella Weinberg to invite Party A and Party B to participate in the second phase of Chase’s strategic review process. The Chase Board of Directors discussed a July 13, 2023 deadline for receipt of final proposals, which date would align timing for completion of due diligence by all potential counterparties, including Party E and Party F, so that the Chase Board of Directors would be able to receive and evaluate any and all proposals at approximately the same time.
Also on June 6, 2023, a “return or destroy letter” was sent to Party C requiring Party C, under the terms of its non-disclosure agreement, to return or destroy all confidential information received from Chase. Party C subsequently confirmed they had returned or destroyed all confidential information received from Chase.
On June 7, 2023, at the direction of the Chase Board of Directors, representatives of Perella Weinberg contacted Party E to solicit its potential interest in a strategic transaction with Chase.
Also on June 7, 2023, Chase and representatives of Perella Weinberg were approached by a journalist from The Wall Street Journal requesting comments on a story regarding a possible sale of Chase. Neither Chase nor Perella Weinberg provided comments to the journalist. Party B also informed Chase that it had been approached by a journalist from The Wall Street Journal and that Party B had not provided comments to the journalist.
On June 9, 2023, at the direction of the Chase Board of Directors, representatives of Perella Weinberg contacted Party F to solicit its potential interest in a strategic transaction with Chase. On the same day, Party E indicated that, because of the diversified nature of Chase’s business, Party E would not pursue an acquisition of the entire company.
After market close on June 9, 2023, an article was published in The Wall Street Journal indicating that Chase was working with financial advisors on a possible sale (the “Leak”). Neither Chase nor Perella Weinberg commented on the article. The next trading day, June 12, 2023, the price of Chase Common Stock closed at $125.07, 1.62% higher than the closing price on June 9, 2023.
On June 11, 2023, Chase and Party F entered into a non-disclosure agreement, which contained a customary standstill provision, but such standstill provision would not restrict such party from making a confidential offer to participate in a potential business combination transaction with Chase and which terminated, in accordance with its terms, upon Chase’s entry into the Merger Agreement.
On June 12, 2023, the Chase Special Committee held a meeting at which, at the invitation of the Chase Special Committee, representatives of Davis Polk and Perella Weinberg were also present. The Chase Special Committee discussed Chase’s strategic review process, including that, at the direction of the Chase Board of Directors, Party A and Party B would be invited into the second phase of the process and given a July 13, 2023 deadline for submitting final proposals, and that Party F would be permitted to continue diligence based on the information that had previously been provided to Party A and Party B and told to submit a proposal to be considered by the Chase Board of Directors. Representatives of Perella Weinberg discussed with the Chase Special Committee the Management Projections and certain additional financial information that was based on the Management Projections. The Chase Special Committee discussed the potential effects of disruptive leaks and rumors regarding a potential sale of Chase, including the effects on a potential strategic transaction and the impact of ongoing operations of Chase. The Chase Special Committee discussed next steps, including plans to continue to receive information and updates from its advisors and Chase management and to meet regularly to evaluate potential proposals and developments.
Also on June 12, 2023, at the instruction of the Chase Board of Directors, second round process letters were provided to Party A and Party B, asking for final proposals no later than July 13, 2023, along with a markup of the draft merger agreement and related disclosure schedules.
Also on June 12, 2023, in response to the Leak, a representative of KKR made unsolicited contact with a representative of Perella Weinberg and expressed interest in a potential acquisition of Chase. KKR indicated that they had previously considered similar transactions in the sector in which Chase operates and that KKR was prepared to move quickly and make an offer at a premium valuation to acquire Chase. Perella Weinberg did not comment on the Leak or whether a process for the acquisition of Chase was underway but informed KKR that KKR could make its interest known by submitting a letter to the Chase Board of Directors.
On June 15, 2023, Party F indicated that it was not interested in pursuing a transaction with Chase at such time because its interest was limited to Chase’s HumiSeal division and Chase’s conformal coatings business, but the broader business was not of interest. Also on June 15, 2023 a “return or destroy letter” was sent to Party F requiring Party F, under the terms of its non-disclosure agreement, to return or destroy all confidential information received from Chase. Party F subsequently confirmed they had returned or destroyed all confidential information received from Chase.
Also on June 15, 2023, a representative of KKR contacted a representative of Perella Weinberg to further discuss Chase and highlighted its strong interest in becoming involved in the strategic review process.
The next day, on June 16, 2023, KKR submitted an unsolicited non-binding proposal to acquire Chase at a price per share between $130.00 and $135.00, in cash.
Also on June 16, 2023, another private equity sponsor (referred to herein as “Party G”) contacted representatives of Perella Weinberg to inquire about Chase. Party G expressed an interest in Chase but indicated that it would be difficult to offer a premium to Chase’s current share price and that it would contact Perella Weinberg again if it was interested in proceeding. No further communications were received from Party G.
Later in the day on June 16, 2023, representatives of Perella Weinberg communicated with each of the members of the Chase Special Committee regarding KKR’s proposal and the range of options for responding to KKR. Following these communications, the Chase Special Committee directed representatives of Perella Weinberg to send a form of non-disclosure agreement to KKR and invite KKR to participate in the strategic review process.
On June 20, 2023, Chase entered into a non-disclosure agreement with KKR, which also included a customary standstill provision, but such standstill provision would not restrict KKR from making a confidential offer to participate in a potential business combination transaction with Chase. The process letter provided to Party A and Party B was then provided to KKR detailing the bid submission procedures for a final proposal due July 13, 2023, and KKR was also provided with access to a virtual data room (which included the Management Projections).
On June 20, 2023 through June 23, 2023, at the direction of the Chase Board of Directors, Chase management held in person management presentations and dinners with each of Party A, Party B and KKR, with representatives of Perella Weinberg in attendance. Each management presentation lasted approximately six hours and provided details on Chase’s business, strategy, and financial forecasts. Party A, Party B and KKR each had several advisors in attendance at the management presentations.
On June 20, 2023, in response to the Leak, two other private equity sponsors contacted a representative of Perella Weinberg to inquire about Chase’s strategic review process. A representative of Perella Weinberg emphasized that Chase was a public company and informed these two parties that if such parties submitted a proposal it would be considered by the Chase Board of Directors. However, following this initial outreach, there were no further communications with either of these two parties.
On June 22, 2023, Mr. Chase received a call from a representative of a financial advisor on behalf of a private equity sponsor (referred to as “Party H”) to inform him that Party H indicated that it might be interested in a strategic transaction with Chase.
On June 23, 2023, Mr. Chase received a call from a representative of a public company strategic buyer (referred to as “Party I”) expressing a potential interest in a strategic transaction with Chase. On June 24, 2023, a representative of Party I contacted Mr. Chase to indicate that Party I was not at this time willing or capable of executing a transaction with Chase.
On June 25, 2023, Party B indicated that it was unlikely to continue pursuing a strategic transaction with Chase, and was going to pause all work related to the potential strategic transaction until further notice. Party B indicated that its decision to not pursue a strategic transaction with Chase was based on new information received during diligence and the in person management presentations, including details of the market headwinds facing the business and Party B’s belief that there was likely downside risk to the Management Projections which resulted in Party B not being able to offer competitive value to the Chase shareholders.

On June 27, 2023, Chase posted a draft merger agreement to the virtual data room for review by Party A and KKR.
On June 30, 2023, the Audit Committee of the Chase Board of Directors held a meeting at which the Audit Committee approved Chase’s third quarter financial statements and related earnings release.
On July 3, 2023, Mr. Chase had a telephone call with a representative of Party H, during which Party H indicated that it was interested in pursuing a potential transaction involving a business segment of Chase, but was not interested in pursuing a business combination transaction for the entire company at this time.
Between July 3, 2023 and July 4, 2023, Chase held a number of video conferences regarding due diligence matters with each of Party A and KKR.
On July 5, 2023, Party A and KKR were verbally informed that Chase was planning to announce its third quarter results on July 6, 2023 and that the fiscal year 2023 EBITDA estimate (as indicated in the most recent Management Projections provided to Party A and KKR) was being further reduced from $104 million to $102 million, primarily due to lower than expected sales volumes and unfavorable shifts in customer demand.
On July 7, 2023, Chase management circulated the fiscal year 2024 budget (the “2024 Budget”), which included a revised fiscal year 2024 EBITDA estimate of $112 million (versus $116 million, as indicated in the most recent Management Projections provided to Party A and KKR), to the Chase Board of Directors.
Also on July 7, 2023, Party A and KKR were provided with a verbal update on the Management Projections, informing them of the downward revised fiscal year 2024 EBITDA estimate of $112 million (versus $116 million, as indicated in the most recent Management Projections provided to Party A and KKR), primarily due to lower than expected sales volumes and unfavorable shifts in customer demand.
On July 8, 2023, Party A indicated that they would not be able to submit a final proposal by July 13, 2023, and would need at least a week longer to submit their proposal due, in part, to delays in connection with obtaining their financing commitments.
On July 11, 2023, the Chase Board of Directors held a meeting at which the Chase Board of Directors discussed with members of Chase management, and approved, the 2024 Budget.
On July 12, 2023 through July 14, 2023, certain Chase monthly financial information was provided to Party A and KKR, including Chase’s June 2023 revenue of $33.5 million (compared to June 2022 revenue of $38.4 million).
On July 13, 2023, Party A provided a markup to the draft merger agreement, but did not provide any indication of the value of their proposal or supporting financing arrangements.
On July 14, 2023, KKR submitted a written non-binding offer to acquire Chase at a per share price of $125.10, in cash. KKR indicated that based on findings in its additional due diligence on Chase, including declines in Chase’s year over year results in recent months, declines in revenue of the recently acquired business NuCera, and certain negative quality of earnings adjustments, it had lowered its proposal per share from the previously proposed range of $130.00 to $135.00 per share. KKR also provided Chase a markup to the draft merger agreement, as well as drafts of an equity commitment letter and limited guarantee. The markup contemplated a voting agreement to be executed by the Chase Family Shareholders (i.e., Mr. Peter R. Chase, Mr. Adam P. Chase, and Ms. Mary C. Chase (individually and through certain affiliated trusts) and the Trust), as a condition to KKR entering into the merger agreement. In addition, in the markup of the merger agreement, KKR (i) agreed to a hell or high water commitment to obtain regulatory approvals and a full equity backstop for the entire purchase price, which effectively removed any financing risk from KKR’s proposal, (ii) proposed that the termination fee payable by Chase in the event the definitive agreement is terminated to enable Chase to enter into an alternative transaction or in the event the Chase Board of Directors changed its recommendation would be 3.9% of equity value and that such termination fee would not be an exclusive remedy, (iii) provided that KKR would be entitled to expense reimbursement of up to 1% of equity value in the event Chase shareholders did not vote to approve the merger and (iv) provided that Parent’s liability for fraud or willful breach of the merger agreement would be limited to 5.75% of equity value.
Also on July 14, 2023, a verbal operational update was provided to Party A and KKR, indicating a softer than expected demand environment leading to weaker than expected performance of Chase’s NuCera and CPW businesses, and that Chase’s fiscal year 2023 EBITDA was projected to be closer to $101 million (versus $102 million, as indicated to Party A and KKR on July 7, 2023).

Between July 14 and July 16, 2023, representatives of Davis Polk and Perella Weinberg reviewed with the Chase Special Committee and Chase management key outstanding points presented by the markups to Chase’s draft merger agreement submitted by each of KKR and Party A, including among other things, (i) timing and certainty of financial arrangements, including that Party A was only offering a 3% reverse termination fee in the event of a debt financing failure, whereas KKR was offering a full equity backstop, (ii) the fact that Party A’s markup included an extremely limited obligation, excluding remedial actions like divestitures, on the part of Party A to obtain antitrust approvals that put all of the antitrust risk on Chase and (iii) significant expansions to Chase’s representations, warranties and covenants in Party A’s markup that could increase closing risk. In addition, Party A did not provide any documentation in respect of its proposed financing arrangements which made their proposal very difficult to assess and presented significant execution risk.
On July 16, 2023, Party A indicated that it would submit a formal written revised offer on July 17, 2023.
Also on July 16, 2023, at the instruction of Chase management and the Chase Special Committee, Davis Polk provided an issues list on certain key points in KKR’s merger agreement markup to Kirkland & Ellis LLP, legal counsel to KKR (referred to herein as “K&E”), including (i) that the company termination fee proposed by KKR was too high, and that Chase would be willing to accept a termination fee of 2.75% of equity value and that such termination fee would be an exclusive remedy, (ii) that expense reimbursement in the event Chase shareholders did not vote to approve the merger would not be acceptable, and (iii) that Parent’s liability for fraud or willful breach of the merger agreement would be limited to 9.0% of equity value.
On July 17, 2023, at the instruction of the Chase Special Committee, representatives of Perella Weinberg provided feedback to KKR on certain key valuation points in KKR’s proposal and informed KKR that in order to acquire Chase, KKR would need to increase their price per share offer.
Also on July 17, 2023, Party A provided representatives of Perella Weinberg with an offer to acquire Chase at a per share price of $126.00, in cash, but still did not provide any information relating to how it would finance such a proposal. Party A’s offer was provided verbally, despite having indicated previously that Party A would be submitting a final written offer.
Also on July 17, 2023, KKR modified its previously submitted bid to acquire Chase at a per share price of $126.50, in cash. In addition, K&E provided feedback to Davis Polk on the merger agreement issues list that had been circulated by Davis Polk earlier in the day, including (i) proposing a Company termination fee of 3.5% of equity value (a decrease from its previous proposal of 3.9% of equity value) and that such termination fee would not be an exclusive remedy, (ii) agreeing that KKR would not be entitled to expense reimbursement in the event Chase shareholders did not vote to approve the merger agreement, and (iii) agreeing to increase the liability limitation for fraud or willful breach of the merger agreement applicable to Parent from 5.75% of equity value to 7.0% of equity value.
Also on July 17, 2023, the Chase Special Committee held a meeting, at which, at the invitation of the Chase Special Committee, representatives of Perella Weinberg and Davis Polk also were present. Representatives of Perella Weinberg and Davis Polk updated the Chase Special Committee on the status of discussions with KKR and Party A and reviewed the most current proposals submitted by each party. Davis Polk then discussed the key differences between the current drafts of the merger agreement provided by each of KKR and Party A, including (i) timing and certainty of financial arrangements, including that Party A would require debt financing to complete a transaction and was only offering a 3% reverse termination fee in the event of a debt financing failure, whereas KKR was offering a fully equity backstop, (ii) the fact that Party A’s markup included an extremely limited obligation, excluding remedial actions like divestitures, on the part of Party A to obtain antitrust approvals that put antitrust risk on Chase and (iii) significant expansions to Chase’s representations, warranties and covenants in Party A’s markup that could increase closing risk. In addition, the Chase Special Committee discussed that Party A did not provide a written offer or any documentation in respect of its proposed financing arrangements, which meant, at this stage, that the Party A proposal was not immediately actionable and therefore presented significant execution risk. Following discussion, the Chase Special Committee determined to make a counterproposal of $127.50 to KKR, and to communicate to KKR that Chase requires certain revisions to KKR’s proposal as it relates to deal certainty, including, among other things, a reduced termination fee of 3.4%, which would be an exclusive remedy in circumstances where it is payable, and an increased cap on Parent’s liability for fraud or willful breaches of the merger agreement to 8.0% of the equity value. The Chase Special Committee determined to request a “best and final” offer from Party A in writing.

Also on July 17, 2023, at the instruction of the Chase Special Committee, representatives of Perella Weinberg delivered Chase’s counterproposal of $127.50 per share, and the terms of the merger agreement to KKR. Also on July 17, 2023 at the instruction of the Chase Special Committee, representatives of Perella Weinberg relayed the major weaknesses in Party A’s markup of the merger agreement to Party A (as described above), and requested that Party A present its “best and final” offer in writing.
Following a series of discussions with KKR on July 17, 2023, KKR agreed to increase its proposal to $127.50 and agreed to the reduced termination fee of 3.4% of equity value and the increased cap on Parent’s liability for fraud or willful breaches of the merger agreement to 8.0% of equity value (the “July 17 Proposal”).
On July 18, 2023 through July 20, 2023, Chase held a number of telephonic conferences regarding due diligence matters with KKR.
On July 18, 2023, the Chase Board of Directors held a meeting at which members of Chase management and, at the invitation of Chase, representatives of Davis Polk also were present. Representatives of Davis Polk discussed with the Chase Board of Directors and Chase management the key differences between the respective draft merger agreements presented by Party A and KKR, including (i) timing and certainty of financial arrangements, including that Party A would require debt financing to complete a transaction and was only offering a 3% reverse termination fee in the event of a debt financing failure, whereas KKR was offering a fully equity backstop, (ii) the fact that Party A’s markup included an extremely limited covenant to obtain antitrust and other regulatory approvals, which expressly provided that Party A would not be required to take any remedial actions or divestitures to obtain antitrust approvals or other regulatory approvals and that put antitrust risk on Chase, and (iii) significant expansions to Chase’s representations, warranties and covenants in Party A’s markup that could increase closing risk. In addition, the Chase Board of Directors discussed that Party A did not provide a written offer or any documentation in respect of its proposed financing arrangements, which meant, at this stage, that the Party A proposal was not immediately actionable and therefore presented significant execution risk.
Later on July 18, 2023, at the instruction of the Chase Board of Directors, Davis Polk sent K&E a revised draft of the merger agreement, reflecting the terms that were previously agreed in discussions with KKR.
On July 19, 2023, Party A provided an updated draft of the merger agreement and a written offer to acquire Chase at a per share price of $128.00 in cash. Party A’s markup of the merger agreement had not improved in the most critical key areas, including (i) timing and certainty of financial arrangements, including that Party A was only offering a 4% reverse termination fee in the event of a debt financing failure, (ii) that Party A was unable to provide committed financing papers at the final bid date and (iii) the fact that they did not change their extremely limited covenant to obtain antitrust approvals, which expressly provided that Party A would not be required to take any remedial actions or divestitures to obtain antitrust approvals or other regulatory approvals. Party A also provided initial drafts of an equity commitment letter and debt commitment letters from two private credit providers. In addition, representatives of Party A verbally indicated that the proposed offer of $128.00 per share was open through the end of the week, but may not remain at that level if negotiations continued into the weekend.
Also on July 19, 2023, K&E provided Davis Polk with an initial draft of the form of voting agreement to be entered into by the Chase Family Shareholders.
On July 20, 2023, Party A submitted a revised proposal to acquire Chase at a per share price of $128.50, and offered to revise its markup of the merger agreement such that, in the event that the merger agreement is terminated as a result of the failure to obtain any required regulatory approvals, it would pay Chase a 3% termination fee but would not otherwise provide any contractual commitment to obtain regulatory approvals.
Also on July 20, 2023, the Chase Special Committee held a meeting at which, at the invitation of the Chase Special Committee, representatives of Perella Weinberg and Davis Polk were also present. During such meeting, the Chase Special Committee discussed with representatives of Perella Weinberg and Davis Polk the offers received from Party A and KKR. Given the significant uncertainties and risks presented by Party A’s merger agreement markup and in respect of its financing arrangements, the fact that there were substantive regulatory risks involving a business combination with Party A that increased the risk-profile in terms of certainty and timing of closing, and Party A’s indication that its “best and final” offer may not remain at that level if negotiations continued into the weekend, the Chase Special Committee determined that it was in the best interests of Chase and its shareholders for Chase to continue discussions with KKR regarding a potential transaction on the basis of the July 17 Proposal.

Later on July 20, 2023, an article was published in The Wall Street Journal indicating Chase was nearing a deal with KKR. Neither KKR nor Chase commented on the article.
Later on July 20, 2023, the Chase Special Committee held another meeting at which, at the invitation of the Chase Special Committee, representatives of Perella Weinberg and Davis Polk were also present. During such meeting, representatives of Perella Weinberg and Davis Polk provided an update on the progress of the negotiations with KKR throughout the course of the day.
Also on July 20, 2023, representatives of Davis Polk and K&E exchanged revised drafts of the form of voting agreement.
Later on July 20, 2023, the Chase Special Committee held another meeting to review the terms of a proposed transaction with KKR. At the invitation of the Chase Special Committee, representatives of Davis Polk and Perella Weinberg also were present. Prior to the meeting, copies of the current drafts of the merger agreement and related transaction agreements were provided to the Chase Special Committee. At the meeting, representatives of Davis Polk provided an overview of the Chase Board of Director’s fiduciary duties and reviewed the terms of the draft merger agreement and other transaction documents in detail, and updated the Chase Special Committee as to the resolution of outstanding deal points. Also at this meeting, the Chase Special Committee considered the multiple rounds of proposals that had been received and the course of negotiations with the various counterparties, including the outstanding offer from Party A. The Chase Special Committee also took advice from Davis Polk with respect to deal certainty issues in Party A’s markup of the merger agreement, and discussed financing risks associated with Party A’s proposal with representatives of Perella Weinberg. At the Chase Special Committee’s request, representatives of Perella Weinberg then reviewed a financial analysis of the Merger Consideration and an oral opinion to be delivered to the Chase Board of Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the Merger Consideration to be received by holders of Chase Common Stock was fair, from a financial point of view, to such holders. The Chase Special Committee then engaged in further discussions with Chase’s advisors regarding the proposed transaction. The Chase Special Committee unanimously determined to recommend to the Chase Board of Directors that it approve Chase entering into the Merger Agreement, substantially in the form presented (subject to finalization between Davis Polk and K&E), and to consummate the Merger and the other transactions contemplated thereby, and that the Chase Board of Directors unanimously approve, adopt and authorize the Merger Agreement and the transactions contemplated thereby and that the Merger Agreement be submitted to Chase shareholders and that the Chase Board of Directors recommend that Chase shareholders approve and adopt the Merger Agreement and the Merger.
Immediately after the Chase Special Committee meeting, the Chase Board of Directors held a meeting to review the terms of a proposed transaction with KKR. At the invitation of the Chase Board of Directors, members of Chase management and representatives of Davis Polk and Perella Weinberg also were present. Prior to the meeting, copies of the current drafts of the merger agreement and related transaction agreements were provided to the Chase Board of Directors. At the meeting, representatives of Davis Polk reviewed with the Chase Board of Directors its fiduciary duties. Representatives of Davis Polk also discussed with the Chase Board of Directors the terms of the draft merger agreement (including the no-shop restrictions in the merger agreement) and other transaction documents, and updated the Chase Board of Directors as to the resolution of outstanding deal points. Also at this meeting, the Chase Board of Directors considered the multiple rounds of proposals that had been received and the course of negotiations with the various counterparties, including the outstanding offer from Party A. At the Chase Board of Directors’ request, representatives of Perella Weinberg then reviewed a financial analysis of the Merger Consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated July 20, 2023, to the Chase Board of Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the Merger Consideration to be received by holders of Chase Common Stock was fair, from a financial point of view, to such holders. The Chase Board of Directors then engaged in further discussions with Chase senior management and Chase’s advisors regarding the proposed transaction. The Chase Board of Directors, in part based on the recommendation provided by the Chase Special Committee, unanimously determined that it was advisable, fair to and in the best interests of Chase and its shareholders to enter into the Merger Agreement, substantially in the form presented (subject to finalization between Davis Polk and K&E), and to consummate the Merger and the other transactions contemplated thereby, and unanimously approved, adopted and authorized the Merger Agreement and the transactions contemplated thereby, resolved, subject to the provisions of the Merger Agreement, that the Merger Agreement be submitted to Chase shareholders and recommended that Chase shareholders approve and adopt the Merger Agreement and the Merger.
Throughout the evening of July 20, 2023 and into the morning of July 21, 2023, Davis Polk and K&E finalized the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee and the Voting Agreements.
Early in the morning on July 21, 2023, and prior to the commencement of trading on the NYSE American, Chase, Parent and Merger Sub executed the Merger Agreement, the Parent Sponsor and Parent executed the Equity Commitment Letter, the Parent Sponsor and Chase executed the Limited Guarantee, and Parent and the Chase Family Shareholders executed the Voting Agreements, and Chase and Parent issued a joint press release announcing the proposed transaction.
On July 21, 2023, a “return or destroy letter” was sent to Party B requiring Party B, under the terms of its non-disclosure agreement, to return or destroy all confidential information received from Chase.
On July 25, 2023, a “return or destroy letter” was sent to Party A requiring Party A, under the terms of its non-disclosure agreement, to return or destroy all confidential information received from Chase.
Chase’s Reasons for the Merger
At a meeting duly called and held on July 20, 2023, the Chase Board of Directors determined, after careful consideration and based in part on the recommendation of the Chase Special Committee, by unanimous vote, that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Chase and its shareholders and approved and declared advisable the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. The Chase Board of Directors also resolved that the Merger Agreement be submitted for consideration by the shareholders of Chase at a special meeting of shareholders and to recommend that the shareholders of Chase vote to adopt the Merger Agreement.
The Chase Special Committee and the Chase Board of Directors consulted with Chase’s senior management and outside legal and financial advisors and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Chase Special Committee and the Chase Board of Directors believed to support their respective decisions:
•
the Chase Special Committee’s and Chase Board of Directors’ belief that the Merger Consideration of $127.50 in cash provides shareholders with attractive and compelling value for their shares of Chase Common Stock. The Chase Special Committee and Chase Board of Directors considered the current and historical market prices of Chase Common Stock, including the market performance of the Chase Common Stock, in light of current industry conditions, the competitive landscape, publicly available analyst expectations, and other factors. The Chase Board of Directors noted that the aggregate merger consideration represents an implied multiple of 13.0x Chase’s 2023 estimated EBITDA based on the Management Projections and the fact that these multiples compare favorably to EBITDA multiples in precedent transactions,

•
the Chase Special Committee’s and the Chase Board of Directors’ belief that the Merger was more favorable to Chase shareholders than the alternative of remaining a standalone independent company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

•	general industry, economic and market conditions, both on a historical and on a prospective basis,
•
current information regarding (i) Chase’s business, prospects, financial condition, operations, technology, products, services, competitive position and strategic business goals and objectives, (ii) geopolitical conditions and changing regulatory environment, which could affect Chase’s business, and (iii) opportunities and competitive factors within Chase’s industry,

•
the perspective that Chase’s stock price was not likely to trade at or above the Merger Consideration for any extended period in the future based on a consideration of all of the factors enumerated above, and

•
the uncertain returns to Chase shareholders if Chase were to remain independent, taking into account, in particular, management’s financial projections of the future financial performance and earnings of

Chase, including those set forth below under the section entitled “The Merger (Proposal 1) - Projected Financial Information” beginning on page 54 of this proxy statement and the risks involved in achieving those returns, and the fact that there had been significant downward adjustments to such projected financial information during the course of the last six months,
•
the Chase Special Committee’s and the Chase Board of Directors’ belief that the risks and challenges to Chase’s business described above, and in Chase’s SEC filings, create substantial execution risks relative to the $127.50 per share all-cash price in the Merger,

•
the fact that, during a more than nine-month period leading up to the execution of the Merger Agreement, the Chase Special Committee and the Chase Board of Directors explored and evaluated various potential strategic alternatives, including a sale of the whole company, a sale of constituent business lines, growth through mergers and acquisitions, and remaining as a standalone public company, none of which alternatives was deemed more favorable to Chase shareholders than the Merger,

•
the fact that Chase’s exploration of potential strategic alternatives involved a third-party solicitation process involving the group of potentially most interested parties that Chase and its advisors believed were capable of delivering an executable proposal, in addition to KKR, which included both strategic and financial potential acquirors, five of which, in addition to KKR, entered into confidentiality agreements with Chase and received information related to Chase, and that KKR submitted the overall most compelling final offer with the lower execution risk to Chase in connection with such process after active negotiations and multiple rounds of bidding,

•
the fact that the Leak occurred and that following the Leak a number of unsolicited approaches, including by KKR, were made, and that all persons reasonably likely to make a business combination proposal would have been aware of the Leak and had the opportunity to submit a proposal,

•
the fact that Chase and its advisors approached strategic bidders within the industry, but all of those bidders indicated that the diversified nature of the Chase’s business meant that a whole company acquisition was not something they wished to pursue,

•	the fact that a portfolio breakup was not attractive due to separation complexity, potential tax leakage and additional execution risk,
•
the fact that the Chase Special Committee and the Chase Board of Directors were aware of the results of Chase’s conversations with the other interested parties, all of which had access to the same information as KKR, and none of which indicated a willingness, after consideration of price, antitrust risk, financing and other matters, to propose a transaction competitive with the deal terms and Merger Consideration proposed by KKR,

•	the fact that Chase did not enter into any exclusivity arrangements with KKR and did not negotiate with KKR on a contractually exclusive basis,
•
the risk that continuing with the solicitation process was unlikely to result in a transaction on more attractive terms than offered by KKR and the risk that if Chase did not accept KKR’s offer as provided for in the Merger Agreement, it may not have had another opportunity to do so,

•
the belief of the Chase Special Committee and the Chase Board of Directors that the $1.00 difference in price between the $127.50 per share consideration under the Merger Agreement offered by KKR and the $128.50 per share consideration offered by Party A on July 20, 2023 was more than offset by the significantly greater deal certainty associated with the Merger Agreement, including a clearer and faster path to receiving anticipated antitrust approvals and greater financing certainty, taking into account time value of money considerations,

•
current and historical market prices of Chase Common Stock, including the market performance of Chase Common Stock relative to other participants in Chase’s industry and general market indices, and the fact that the Merger Consideration represented a premium of approximately 3.6% to Chase’s closing stock price on June 9, 2023, the last trading day before the Leak,

•
the fact that Chase’s legal and financial advisors assisted Chase throughout the process and negotiations and updated the Chase Special Committee and the Chase Board of Directors directly and regularly, which provided the Chase Special Committee and the Chase Board of Directors with additional perspectives on the negotiations in addition to those of Chase management,

•	the fact that the Merger was negotiated and approved by the Chase Special Committee comprised solely of independent directors,
•
the opinion, dated July 20, 2023, of Perella Weinberg to the Chase Board of Directors as to the fairness, from a financial point of view and as of that date, of the Merger Consideration to be received by holders of Chase Common Stock, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described under the section entitled “The Merger (Proposal 1) - Opinion of Chase’s Financial Advisor” beginning on page 47 of this proxy statement,

•
the fact that the Merger Consideration is all cash, so that the transaction will allow Chase shareholders to realize a fair value, in cash, for their investment and provides such shareholders certainty of value for their shares,

•
the fact that the Voting Agreements entered into by the Chase Family Shareholders (who together beneficially owned approximately 20% of the outstanding shares of Chase Common Stock as of the date of the Voting Agreements) will terminate automatically upon the earlier of the termination of the Merger Agreement (including if Chase decides to terminate the Merger Agreement in order to enter into a definitive agreement with a third party providing for a superior proposal) or the effective time of the Merger, as described in the section entitled “The Voting Agreements” beginning on page 85 of this proxy statement, and

•	the material terms and conditions of the Merger Agreement, including:
•	the conditions to the consummation of the Merger, including the requirement that the Merger Agreement be adopted by Chase shareholders,
•
the Chase Board of Directors’ “fiduciary out” with respect to third-party acquisition proposals likely to result in superior proposals, the Chase Board of Directors’ ability to negotiate with another party regarding a superior proposal and, subject to paying the Termination Fee (i.e., a termination fee in the amount of $42 million in immediately available funds) to Parent, accept a superior proposal,

•
the Chase Board of Directors’ belief that, if triggered, the Termination Fee payable by Chase to Parent is consistent with fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal,

•
the fact that the Merger Agreement is not subject to a financing condition and, in particular, that investment funds affiliated with Parent have committed to provide all of the financing necessary for the consummation of the Merger,

•	Chase’s general entitlement to specifically enforce Parent’s obligation to cause the completion of the Merger,
•
the fact that Chase and Parent agreed to use their respective reasonable best efforts to consummate the Merger, including preparing and filing as promptly as practicable all necessary filings and obtaining certain specified regulatory approvals in connection with the Merger or the consummation of the Merger, as well as Parent undertaking to take all actions necessary to remove any regulatory impediments that could arise, as described in the section entitled “The Merger Agreement - Regulatory Clearances and Approvals Required for the Merger” beginning on page 74 of this proxy statement, and

•	the fact that Chase managed to successfully improve the merger consideration and the terms of the Merger Agreement over several rounds of negotiation.

The Chase Special Committee and the Chase Board of Directors also considered various potentially countervailing factors in its deliberations related to the Merger, including the following principal factors (not in any relative order of importance):
•	the fact that holders of Chase Common Stock will not have an opportunity to participate in any future earnings or growth of the combined company following the Merger,
•
the possibility that the Merger might not be completed and the effect the pendency or the termination of the transaction may have on the trading price of Chase Common Stock and Chase’s business, operating results, prospects, employees, customers and suppliers, which effect is likely to be exacerbated the longer the time period between the signing and any termination of the Merger Agreement,

•
the fact that Party A proposed to acquire all of the outstanding shares of Chase Common Stock for a $1.00 per share price higher than the Merger Consideration, which if the transactions contemplated by Party A’s proposal were to be consummated and consummated without significant delay as compared to the anticipated timeline for consummation of the Merger with Parent, would provide Chase shareholders with more value,

•
that Chase cannot solicit other acquisition proposals, and must pay Parent the Termination Fee (i.e., a termination fee in the amount of $42 million in immediately available funds) if the Merger Agreement is terminated under certain circumstances, including if the Chase Board of Directors changes its recommendation to Chase shareholders to adopt the Merger Agreement or exercises its right to enter into a transaction that constitutes a superior proposal, which although such termination fee is consistent with fees payable in comparable transactions could deter others from proposing an alternative transaction that may be more advantageous to Chase shareholders,

•
that the restrictions imposed by the Merger Agreement on the conduct of Chase’s business prior to completion of the Merger, requiring Chase to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent Chase from undertaking business opportunities that may arise during that period,

•	the fact that if the Merger is not consummated, Chase will be required to pay its own expenses associated with the Merger Agreement,
•	the fact that the receipt of cash in exchange for shares of Chase Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes,
•	the fact that Chase is subject to various remedies available to Parent should it breach the Merger Agreement or fail to complete the Merger, and
•
that if Parent fails to complete the Merger as a result of a breach of the Merger Agreement, depending upon the reason for not closing the Merger, Chase’s rights and remedies may be expensive and difficult to enforce through litigation, and the success of any such action may be uncertain.

The foregoing discussion of the information and factors considered by the Chase Special Committee and the Chase Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Chase Special Committee and the Chase Board of Directors. The Chase Special Committee and the Chase Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Chase Board of Directors based its recommendation on the totality of the information it considered.
In considering the recommendation of the Chase Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Chase Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of Chase. See the section entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger” beginning on page 56 of this proxy statement.

Recommendation of the Chase Board of Directors
After careful consideration and based in part on the recommendation of the Chase Special Committee, the Chase Board of Directors, by a unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The Chase Board of Directors recommends that the Chase shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement.
Opinion of Chase’s Financial Advisor
Chase retained Perella Weinberg to act as its financial advisor in connection with the Merger. Chase selected Perella Weinberg based on its qualifications, expertise and reputation and its knowledge of the business and affairs of Chase and the industry in which Chase conducts its businesses. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.
On July 20, 2023, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Chase Board of Directors that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Perella Weinberg’s written opinion, dated July 20, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Perella Weinberg in preparing its opinion, is attached hereto as Annex B and is incorporated by reference herein. Perella Weinberg’s opinion does not address Chase’s underlying business decision to enter into the Merger Agreement or the relative merits of the Merger as compared with any other strategic alternative which may be available to Chase. Perella Weinberg’s opinion was not intended to be and does not constitute a recommendation to any holder of Chase Common Stock or any other person as to how such person should vote or otherwise act with respect to the Merger or any other matter. Perella Weinberg’s opinion does not in any manner address the prices at which the Chase Common Stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of Chase. Perella Weinberg provided its opinion for the information and assistance of the Chase Board of Directors in connection with, and for the purposes of its evaluation of, the Merger. The summary of the written opinion of Perella Weinberg is qualified in its entirety by reference to the full text of the written opinion attached as Annex B.
In connection with rendering its opinion and performing its related financial analyses, Perella Weinberg, among other things:
•	reviewed certain publicly-available financial statements and other publicly available business and financial information with respect to Chase;
•
reviewed certain internal financial statements, analyses and forecasts, including the Management Projections, and other internal financial and operating data relating to the business of Chase, in each case, prepared by management of Chase (as set forth in the section entitled “The Merger (Proposal 1) – Projected Financial Information” beginning on page 54 of this proxy statement);

•
discussed the past and current business, operations, financial condition and prospects of Chase with senior management of Chase, the Chase Board of Directors, the Chase Special Committee and other representatives and advisors of Chase;

•	compared the financial performance of Chase with that of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;
•	compared the financial terms of the Merger with the publicly available financial terms of certain transactions which Perella Weinberg believed to be generally relevant;

•
reviewed the historical trading prices and trading activity for the Chase Common Stock and compared such prices and trading activity with that of securities of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;

•	participated in discussions among representatives of Chase and Parent and their respective advisors;
•
took into account that there had been public speculation regarding a potential acquisition of Chase and the results of Perella Weinberg’s efforts on behalf of Chase to solicit, at the direction of Chase, indications of interest and proposals from third parties with respect to a potential acquisition of Chase;

•	reviewed a draft of the Merger Agreement dated July 20, 2023; and
•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.
For the purposes of its opinion, Perella Weinberg assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with, or reviewed by it (including information that was available from public sources) and further relied upon the assurances of management of Chase that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Management Projections, Perella Weinberg was advised by the management of Chase, and assumed, with the Chase Board of Directors’ consent, that the Management Projections had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Chase as to the future financial performance of Chase and the other matters covered thereby. Perella Weinberg expressed no view as to the reasonableness of the Management Projections or the assumptions on which the Management Projections were based. See the section entitled “The Merger (Proposal 1) – Projected Financial Information” beginning on page 54 of this proxy statement for a description of the Management Projections.
In arriving at its opinion, Perella Weinberg did not make and was not provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of Chase, Parent, or any of their respective subsidiaries. Perella Weinberg did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Chase, Parent, or any other party. In addition, Perella Weinberg did not evaluate the solvency of any party to the Merger Agreement (or the impact of the Merger thereon), including under any applicable laws relating to bankruptcy, insolvency or similar matters. In arriving at its opinion, Perella Weinberg also assumed that the final Merger Agreement would not differ from the draft of the Merger Agreement that it reviewed in any respect material to its analysis or opinion. Perella Weinberg also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to its analysis and its opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to its analysis and its opinion, and (iii) that the Merger would be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to its analysis or its opinion. In addition, Perella Weinberg assumed that in connection with the receipt of all the approvals and consents required in connection with the Merger, no delays, limitations, conditions or restrictions would be imposed that would be material to its analysis.
Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to the holders of Chase Common Stock of the Merger Consideration of $127.50 per share to be received by the such holders. Perella Weinberg was not asked to, and it did not, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger would be consummated. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock or otherwise. Perella Weinberg did not express any opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of Chase, as to the underlying decision by Chase to engage in the Merger or as to the relative merits of the Merger compared with any alternative transactions or business strategies.

Nor did Perella Weinberg express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any related other document. Perella Weinberg’s opinion did not address any legal, tax, regulatory or accounting matters, as to which it understood Chase had received such advice as it deemed necessary from qualified professionals.
Perella Weinberg’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion, even if there is a material change in the financial, economic, market or other conditions in effect as of the date of its opinion. The issuance of Perella Weinberg’s opinion was approved by a fairness opinion committee of Perella Weinberg.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses performed by Perella Weinberg and reviewed with the Chase Board of Directors in connection with Perella Weinberg’s opinion and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses.
For purposes of this section, “Unaffected Share Price” means the closing per share price of $123.08 of the Chase Common Stock on June 9, 2023 (the last day of trading prior to the publication of the Wall Street Journal article first reporting a potential sale of Chase) and “Last Trading Share Price” means the closing per share price of $127.94 of the Chase Common Stock on July 20, 2023 (the last trading day prior to the public announcement of the execution of the Merger Agreement).
Selected Public Company Comparison
Perella Weinberg reviewed and compared certain financial information for Chase with corresponding financial information, ratios and public market multiples for (i) eight publicly traded companies in the specialty chemicals industry with a market capitalization between $3.2 billion and $5.0 billion (the “Mid Cap Peers”) and (ii) eight publicly traded companies in the specialty chemicals industry with a market capitalization between $0.5 billion and $2.3 billion (the “Small Cap Peers”) (each of the Mid Cap Peers and the Small Cap Peers collectively, the “Selected Publicly Traded Companies”). Although none of the Selected Publicly Traded Companies is identical to Chase, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to Chase in one or more respects, including operating in the specialty chemicals industry. Perella Weinberg selected the companies used in the analysis on the basis of its experience and knowledge of companies in the industry and various factors, including the size of the company and the similarity of the lines of business to Chase’s lines of business, as well as the business models, service offerings and end-market exposure of such companies.
Small Cap Peers	Mid Cap Peers
American Vanguard Corporation	Ashland Inc.
CSW Industrials, Inc.	Avient Corporation
Hawkins, Inc.	Balchem Corporation
Ingevity Corporation	Cabot Corporation
Innospec Inc.	Element Solutions Inc.
Mativ Holdings, Inc.	H.B. Fuller Company
Stepan Company	Quaker Houghton
UFP Technologies, Inc.	Rogers Corporation

The results of certain aspects of Perella Weinberg's analysis are summarized in the following table:
	Enterprise Value/Calendar Year 2023E EBITDA	Enterprise Value/Calendar Year 2024E EBITDA	Last Three Years Enterprise Value/ LTM EBITDA
Mid Cap Peers
Ashland Inc.	11.1x	9.6x	12.0x
Avient Corporation	10.3x	9.3x	10.2x
Balchem Corporation	20.6x	19.3x	24.0x
Cabot Corporation	7.3x	6.4x	7.6x
Element Solutions Inc.	13.1x	11.8x	12.7x
H.B. Fuller Company	10.1x	9.2x	11.1x
Quaker Houghton	13.6x	12.5x	17.5x
Rogers Corporation	20.1x	15.8x	23.0x
Median	12.1x	10.7x	12.3x
Small Cap Peers
American Vanguard Corporation	7.5x	6.7x	12.7x
CSW Industrials, Inc.	16.2x	15.4x	16.5x
Hawkins, Inc.	10.2x	N/A	9.5x
Ingevity Corporation	7.7x	7.2x	9.6x
Innospec Inc.	10.8x	9.1x	12.4x
Mativ Holdings, Inc.	7.5x	6.2x	8.8x
Stepan Company	10.7x	8.5x	10.1x
UFP Technologies, Inc.	21.8x	18.7x	16.3x
Median	10.4x	8.5x	11.3x
Chase	12.2x	10.9x	10.9x
Chase Unaffected(1)	12.0x	10.8x	10.9x
(1)	Represents metrics of Chase as of the unaffected date of June 9, 2023 (the last day of trading prior to the publication of the Wall Street Journal article first reporting a potential sale of Chase).
For Chase and each of the Selected Publicly Traded Companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios based on company filings for historical information and consensus third party research estimates from FactSet forecasted information.
Based on the multiples of enterprise value (“EV”) to Calendar Year 2023E EBITDA, EV to Calendar Year 2024 EBITDA and the last three year median EV to last twelve months (“LTM”) EBITDA described above, Perella Weinberg’s analyses of the various Selected Publicly Traded Companies and on professional judgments made by Perella Weinberg with respect to, among other things, the financial performance and competitive positioning of Chase and the Selected Publicly Traded Companies, Perella Weinberg applied a range of multiples of 11.0x to 13.0x to 2023E EBITDA of Chase using the Management Projections to derive a range of estimated implied values of approximately $106.77 to $127.42 per share of Chase Common Stock. Perella Weinberg compared these ranges to the Unaffected Share Price of $123.08 per share, the Last Trading Share Price of $127.94 per share and the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement.
Although the Selected Publicly Traded Companies were used for comparison purposes, no business of any Selected Publicly Traded Companies was either identical or directly comparable to Chase’s business. Accordingly, Perella Weinberg’s comparison of Selected Publicly Traded Companies and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the Selected Publicly Traded Companies.
Selected Precedent Transactions Analysis
Using publicly available information, Perella Weinberg reviewed the financial terms of selected precedent transactions (the “Selected Transactions”) involving companies that operated in, or were exposed to, the coatings, adhesives, and specialty materials industries announced between September 2014 and September 2022. Perella Weinberg selected these transactions in the exercise of its professional judgment and experience because Perella Weinberg deemed them to be most similar in size, scope and impact on the industry to Chase or otherwise relevant to the Merger.
For each of the Selected Transactions, Perella Weinberg calculated and compared the resulting EV in the transaction as a multiple of LTM EBITDA publicly reported prior to the announcement of the transaction (“EV/EBITDA”). The following table lists the Selected Transactions and summarizes the observed EV/EBITDA multiples:
Announcement Date	Target	Acquiror	Target EV ($M)	EV/EBITDA
September 2022	Meridan Adhesives Group	American Securities	900	10.5x
July 2022	NuCera Solutions	Chase Corporation	250	11.7x
March 2022(1)	Intertape Polymer Group	Clearlake Capital	2,527	10.2x
January 2022	Apollo	H.B. Fuller Company	206	12.3x
August 2021	Ashland (Perf. Adhesives)	Arkema Group	1,650	17.4x
April 2021	Choice Adhesives	ICP Group	230	8.9x
January 2021	Scapa Group Ltd	Schweitzer-Mauduit International	450	14.4x
January 2021	Gardner Gibson	ICP Group	850	12.1x
December 2020	Gabriel Performance Products	Huntsman Corporation	250	11.0x
March 2020	CVC Thermoset Specialties	Huntsman Corporation	300	10.0x
July 2019	Seal For Life Industries, LLC	Arsenal Capital Partners	328	10.2x
September 2017	Royal Adhesives & Sealants	H.B. Fuller Company	1,575	11.5x
January 2017	Wisdom Worldwide Adhesives	H.B. Fuller Company	122	11.1x
July 2016	Den Braven	Arkema Group	534	11.1x
September 2014(1)	Bostik	Arkema Group	2,234	11.0x
(1)	Adjusted from target currency to USD using the exchange rate at date of announcement.
Perella Weinberg noted that the median EV/EBITDA multiple for the Selected Transactions was 11.1x.
Based on the multiples of EV/EBITDA described above, Perella Weinberg’s analyses of the various Selected Transactions and on professional judgments made by Perella Weinberg with respect to, among other things, the financial performance and competitive positioning of Chase and the target companies in the Selected Transactions, Perella Weinberg applied a range of multiples of 11.0x to 13.0x to Chase’s 2023E EBITDA based on publicly filed financial statements and information provided by Chase management to derive a range of implied values of approximately $106.77 to $127.42 per share of Chase Common Stock. Perella Weinberg compared this range to the Unaffected Share Price of $123.08 per share, the Last Trading Share Price of $127.94 per share and the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement.
Although the Selected Transactions were used for comparison purposes, none of the Selected Transactions nor the companies involved in them was either identical or directly comparable to the Merger or Chase.
Sum of the Parts Analysis
Perella Weinberg conducted a sum-of-the-parts analysis of Chase by performing separate financial analyses of each of Chase’s individual business segments, consisting of (i) adhesives, sealants, and additives (“ASA”), (ii) industrial tapes (“IDT”), and (iii) corrosion protection and waterproofing (“CPW”), based on (x) a multiple applied to estimated 2023E EBITDA for each segment based on the Management Projections and (y) estimated 2023E EBITDA for each segment, excluding corporate expenses, based on the Management Projections. Perella Weinberg applied the implied blended multiple (calculated as the sum of the product of each segment’s respective EBITDA, excluding corporate expenses, and each segment’s respective multiple divided by total segment EBITDA, excluding corporate expenses) to corporate expenses. Perella Weinberg utilized management-provided 2023E segment EBITDA levels of $68 million for ASA, $50 million for IDT, and $14 million for CPW.

Based on Perella Weinberg’s analyses of the various business segments and on professional judgments made by Perella Weinberg, Perella Weinberg selected a representative range of multiples to apply to 2023E EBITDA of 12.0x to 14.0x for ASA, 8.0x to 10.0x for IDT, and 9.0x to 11.0x for CPW to derive a range of implied values of approximately $98.05 to $118.71 per share of Chase Common Stock. Perella Weinberg compared this range to the Unaffected Share Price of $123.08 per share, the Last Trading Share Price of $127.94 per share and the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Perella Weinberg conducted a discounted cash flow analysis for Chase based on the Management Projections to derive a range of implied enterprise values for Chase by:
•
calculating the present value as of July 31, 2023 of the estimated standalone unlevered free cash flows (calculated as net operating profit after tax, plus depreciation and amortization, minus capital expenditures, minus the net increase in net working capital) that Chase could generate for the complete calendar years 2023 through 2028, as included in the Management Projections (excluding special projects), using discount rates ranging from 9.0% to 10.0%, and

•
adding the present value as of July 31, 2023, of the terminal value of Chase at the end of calendar year 2031 using perpetuity growth rates ranging from 1.5% to 2.5% and discount rates ranging from 9.0% to 10.0%.

Perella Weinberg estimated the range of perpetuity growth rates utilizing its professional judgment and experience, taking into account market expectations regarding long-term real growth of gross domestic product and inflation.
Perella Weinberg used discount rates ranging from 9.0% to 10%, which were derived from Chase’s weighted average cost of capital determined by the application of the capital asset pricing model based on Perella
Weinberg’s experience and professional judgment, and which took into account certain company-specific metrics, including Chase’s target capital structure, the cost of long-term debt, forecasted tax rate and predicted Barra beta, as well as certain financial metrics for the United States financial markets generally.
From the range of implied enterprise values, Perella Weinberg derived a range of implied equity values for Chase. To calculate the implied equity value from the implied enterprise value, Perella Weinberg added cash and cash equivalents of approximately $47.2 million, subtracted debt of approximately $120.0 million, and subtracted $10.0 million in additional debt-like items comprised of expected contingent payments related to Chase’s acquisition of ABchimie and the current unfunded pension obligation, in each case as provided by Chase. Perella Weinberg calculated implied value per share by dividing the implied equity value by fully diluted shares outstanding, calculated by assuming 9.51 million shares of Chase Common Stock outstanding, Chase RSAs relating to an aggregate of 0.065 million shares of Chase Common Stock, Chase PSAs relating to an aggregate of 0.021 million shares of Chase Common Stock and the dilutive effect, assuming the treasury stock method, of Chase Stock Options to purchase 0.184 million shares of Chase Common Stock, based on information provided by Chase management. This analysis resulted in an implied per share equity value reference range for the Chase Common Stock of approximately $118.41 to $151.67 per share. Perella Weinberg compared this range to the Unaffected Share Price of $123.08 per share, the Last Trading Share Price of $127.94 per share and the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement.
Additional Information
Perella Weinberg observed additional information that was not considered part of Perella Weinberg’s financial analysis with respect to its opinion, but which were noted as reference data for the Chase Board of Directors, including the following:
Historical Stock Trading. Perella Weinberg reviewed the closing prices of the Chase Common Stock on the NYSE American for the 52 weeks ended on July 20, 2023. Perella Weinberg observed that during such period, the intraday trading price of the Chase Common Stock ranged from $79.00 to $135.27 per share. Perella Weinberg compared this range to the Unaffected Share Price of $123.08 per share, the Last Trading Share Price of $127.94 per share and the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement.

Miscellaneous
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole, could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to Chase or the Merger.
Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the Chase Board of Directors as to the fairness, from a financial point of view, as of the date of such opinion, of the Merger Consideration of $127.50 per share to be received by the holders of Chase Common Stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Perella Weinberg’s analyses were based in part upon the Management Projections and other third-party research analyst estimates, which are not necessarily indicative of actual future results, and which may be significantly more or less favorable than suggested by Perella Weinberg’s analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the Merger Agreement or their respective advisors, none of Chase, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted by Chase management or third parties.
As described above, the opinion of Perella Weinberg to the Chase Board of Directors was one of many factors taken into consideration by the Chase Board of Directors in making its determination to approve the Merger. Perella Weinberg was not asked to, and did not, recommend the specific consideration to the shareholders of Chase provided for in the Merger Agreement, which consideration was determined through arm’s-length negotiations between Chase and Parent. Perella Weinberg did not recommend any specific amount of consideration to the shareholders of Chase or the Chase Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger. Also, as discussed above, Perella Weinberg’s opinion was not intended to be and does not constitute, a recommendation to any holder of Chase Common Stock or any other person as to how such person should vote or otherwise act with respect to the Merger or any other matter and does not in any manner address the prices at which the Chase Common Stock will trade at any time.
Perella Weinberg has acted as financial advisor to Chase in connection with the Merger and pursuant to the terms of the engagement letter between Perella Weinberg and Chase, dated April 12, 2023, Chase agreed to pay Perella Weinberg $2.0 million upon the rendering of Perella Weinberg’s opinion (which amount would have become payable if Perella Weinberg had determined that it was not able to deliver its opinion), and has agreed to pay Perella Weinberg an additional fee currently estimated to be approximately $17.7 million, which is contingent upon the consummation of the Merger. In addition, Chase agreed to reimburse Perella Weinberg for certain expenses that may arise, and to indemnify Perella Weinberg for certain liabilities and other items that may arise, out of its engagement by Chase.
Since January 1, 2020, Perella Weinberg and its affiliates have provided certain advisory services, including investment banking and other financial services, to KKR or its affiliates unrelated to the Merger, for which they have received approximately $21.0 million in aggregate compensation.
Additionally, Perella Weinberg may have been engaged by companies in which KKR or its affiliates holds a noncontrolling interest or in which they are creditors. Perella Weinberg may be, or may during the course of Perella Weinberg’s engagement by the Chase Board of Directors become, engaged by clients in whom KKR or its affiliates holds a noncontrolling interest or in which they are creditors. Perella Weinberg maintains relationships and dialogue with KKR, and its affiliates, including portfolio companies owned and controlled by such entities.
In addition, Perella Weinberg and certain of Perella Weinberg’s affiliates and certain of Perella Weinberg’s and its affiliates’ respective employees may have committed to invest in private equity or other investment funds managed or advised by KKR, other participants in the transactions contemplated by the Merger Agreement, or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with KKR or its affiliates, other participants in the transactions contemplated by the Merger Agreement, or certain of their respective affiliates or security holders, and may do so in the future.

No member of the Perella Weinberg deal team advising, or proposing to advise, the Chase Board of Directors directly owns any securities of KKR (other than, if any, positions held in non-discretionary managed accounts, mutual funds, ETFs and similar investment vehicles). Neither Perella Weinberg nor any of its corporate advisory affiliates owns securities of KKR.
Perella Weinberg and its affiliates may in the future provide investment banking and other financial services to Chase, KKR and their respective affiliates and in the future may receive compensation for the rendering of such services. In the ordinary course of its business activities, Perella Weinberg or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers or clients, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Chase or KKR or any of their respective affiliates.
Projected Financial Information
Chase does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with the strategic and financial review process as described in this proxy statement, management prepared the Management Projections, which were provided to the Chase Board of Directors, Perella Weinberg and parties potentially interested in a transaction with Chase, including KKR. The Management Projections included prospective financial information for Chase on a standalone basis.
The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Management Projections were made available to participants in the strategic and financial review process in connection with their due diligence review of Chase and made available to Perella Weinberg for use in connection with its financial analyses. The Management Projections were not prepared with a view to compliance with (i) generally accepted accounting principles in the U.S. (“GAAP”) or any other jurisdiction, (ii) the published guidelines of the SEC regarding projections and forward-looking statements; or (iii) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Chase’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the Management Projections or expressed any opinion or given any form of assurance with respect thereto or their achievability. The report of Chase’s independent registered public accounting firm incorporated by reference relates to Chase’s historical audited financial information only and does not extend to the prospective financial information and should not be read to do so. The summary of the Management Projections is included solely to give shareholders of Chase access to certain financial projections that were made available to the Chase Board of Directors, Perella Weinberg and parties potentially interested in a transaction with Chase, including KKR.
Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Chase’s management that management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to Chase’s management at the time. However, this information should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, regulatory conditions, financial market conditions, Chase’s ability to achieve forecasted sales, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws or accounting treatment. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.
The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Chase Board of Directors, Chase, Parent or any of their respective affiliates or representatives, including Perella Weinberg, or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any shareholder to vote in favor of the Merger proposal or any of the other proposals to be voted on at the Special Meeting or for any other purpose. Chase does not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate, except as otherwise required by law. In light of the foregoing factors and the uncertainties inherent in the Management Projections, Chase shareholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.
None of Chase, Parent or any of their respective affiliates, advisors, officers, directors or representatives, including Perella Weinberg, has made or makes any representation to any Chase shareholder or other person regarding the ultimate performance of Chase compared to the information contained in the Management Projections or that the Management Projections will be achieved. Chase has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Projections.
Perella Weinberg utilized financial projections developed by management for revenue, gross profit, EBITDA, depreciation, amortization, EBIT, tax rates, capital expenditures, and changes in net working capital for the five fiscal years ending August 31, 2023 through August 31, 2027. For the purposes of a five-year discounted cash flow analysis, Perella Weinberg extrapolated management’s financial projections by one year, through the fiscal year ending August 31, 2028, by assuming 3% net revenue growth to management estimated net revenue for the fiscal year ending August 31, 2027. Other key assumptions, including EBITDA margins and cash flow items were assumed to be consistent, as a percentage of net revenue, with management estimated values for the fiscal year ending August 31, 2027.
The Management Projections and the accompanying tables contain EBITDA (earnings before interest, taxes, depreciation and amortization) and unlevered free cash flow, each of which may be considered a non-GAAP financial measure within the meaning of applicable rules and regulations of the SEC. For purposes of the Management Projections, Chase defines unlevered free cash flow as net operating profit after tax, plus depreciation and amortization, minus capital expenditures, minus the net increase in net working capital. Chase believes these measures are helpful in understanding its past financial performance and future results. These financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measure and should be read in conjunction with Chase’s consolidated financial statements prepared in accordance with GAAP.
The following table summarizes the Management Projections (figures are in millions). The Management Projections are forward-looking statements. For information on factors that may cause the Chase’s future results to materially vary, see the information under the section entitled “Caution Regarding Forward-Looking Statements” beginning on page 23 of this proxy statement.
	Year Ended August 31,
	2023E	2024E	2025E	2026E	2027E
Revenue	$410	$437	$514	$562	$611
EBITDA(1)	$101	$112	$128	$142	$156
Depreciation	(9)	(10)	(11)	(13)	(14)
Amortization	(24)	(22)	(23)	(24)	(25)
Taxes	(17)	(20)	(23)	(27)	(29)
Net Operating Profit After Taxes	$51	$60	$70	$80	$88
Depreciation	9	10	11	13	14
Amortization	24	22	23	24	25
Capital Expenditures	(10)	(8)	(9)	(8)	(6)
Net Increase in Net Working Capital	(12)	(2)	(6)	(8)	(9)
Unlevered Free Cash Flows	$62	$82	$90	$100	$112
(1)
The 2023 and 2024 EBITDA estimates provided to Party A and KKR in the strategic and financial review process were updated, as described in the section entitled “The Merger (Proposal 1) – Background of the Merger” beginning on page 32 of this proxy statement. The above table summarizes the Management Projections, but with the revised estimates provided to Party A and KKR on July 7, 2023 and on July 14, 2023.

As noted above, the Management Projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Chase’s business, all of which are difficult to predict and many of which are beyond Chase’s control.

Interests of Chase’s Directors and Executive Officers in the Merger
In considering the recommendation of the Chase Board of Directors to approve the Merger Agreement, you should be aware that some of Chase’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of Chase shareholders generally. The Chase Board of Directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve the Merger Agreement and in recommending to our shareholders that the Merger Agreement be approved. These interests are described and quantified below.
Treatment of Equity-Based Awards
Chase’s executive officers currently hold unvested Chase RSAs, Chase PSAs and Chase Stock Options. In addition, non-employee directors of Chase hold unvested Chase RSAs.
The Merger Agreement provides that at the effective time of the Merger, the outstanding equity awards of Chase will be treated as follows:
•
Each Chase RSA (including those held by our non-employee directors and executive officers) will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Chase RSA; provided that, subject to limited exceptions (including for Mr. Haigh, as described below), each Chase RSA outstanding immediately prior to the effective time of the Merger that is granted after the date of the Merger Agreement (including those held by our non-employee directors and executive officers) will vest on a prorated basis (based on the time elapsed from the grant date until the closing of the Merger, with the balance automatically canceled for no consideration at the effective time of the Merger).

•
Each Chase PSA (all of which are held by executive officers) will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Chase Common Stock issued and outstanding under the Chase PSA immediately prior to the effective time of the Merger.

•
Each Chase Stock Option (including those held by our executive officers) will automatically become fully vested and will be canceled and converted into the right to receive a cash payment, without interest, in an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of such Chase Stock Option by (ii) the total number of shares of Chase Common Stock issuable in respect of such Chase Stock Option (and, if the exercise price per share for such Chase Stock Option is equal to or greater than the Merger Consideration, such Chase Stock Option will be automatically forfeited and canceled without consideration). With respect to each unvested Chase Incentive Stock Option, prior to the effective time of the Merger, Chase may, in consultation with Parent, provide the holder thereof an opportunity to exercise such Chase Incentive Stock Option effective immediately prior to the effective time of the Merger, with any Chase Incentive Stock Option remaining unexercised immediately prior to the effective time of the Merger being treated in accordance with the preceding sentence.

•
Prior to the closing of the Merger, Chase may grant a retention equity award, in the form of a time-vesting Chase RSA, to Chase’s General Counsel, Mr. Haigh, with a grant date value of $375,000, with scheduled vesting in three equal annual installments on the first three (3) anniversaries of the grant date, subject to continued employment. Upon the effective date of the Merger, instead of vesting on a pro-rata basis like other Chase RSAs that may be granted after the date of the Merger Agreement, Mr. Haigh’s retention equity award of Chase RSAs will be converted to a contingent cash award, vesting on the first anniversary of the grant date, subject to Mr. Haigh’s continued employment through such date (with accelerated vesting if, following the effective time of the Merger and prior to such date, Mr. Haigh’s employment is terminated by Chase without “cause” or for “good reason” (each, as defined in his severance agreement, provided that, for purposes of the good reason, Mr. Haigh will be deemed to have consented to removal of his public company responsibilities in connection with the consummation of the transactions contemplated by the Merger Agreement)).

See the section entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger - Golden Parachute Compensation” beginning on page 58 of this proxy statement for an estimate of the amounts that would become payable to each Chase executive officer (each of whom is a named executive officer)

in respect of his or her unvested Chase RSAs, Chase PSAs and Chase Stock Options awards at the effective time of the Merger. The non-employee directors hold Chase RSAs with reference to an aggregate of 7,824 shares and will receive an aggregate amount of $997,560 in respect of such Chase RSAs at the effective time of the Merger.
Severance Agreements
Chase has entered into severance agreements (each, a “Severance Agreement”) with each of its executive officers, Messrs. Peter R. Chase, Adam P. Chase, Michael J. Bourque and Haigh. Each of the Severance Agreements provides that, in the event of a termination of the executive officer’s employment by Chase without “cause” at any time, in the case of Messrs. Peter R. Chase, Adam P. Chase and Haigh, and, in the case of Mr. Bourque, within 12 months following a “change in control” of Chase, or by the executive officer with “good reason,” within a specified period following a “change in control” of Chase, as each such term is defined in the applicable Severance Agreement (in the case of Messrs. Peter R. Chase and Adam P. Chase, within 24 months following a change in control, and in the case of Messrs. Bourque and Haigh, within 12 months following a change in control), the executive officer will be entitled to the following:
•
severance pay in an amount equal to a multiple (2.0x in the case of Messrs. Peter R. Chase and Adam P. Chase and 1.0x in the case of Messrs. Bourque and Haigh) of (i) the greater of the executive officer’s annual salary in effect immediately prior to the change in control or his annual salary in effect immediately prior to termination, plus (ii) the executive officer’s average annual bonus for the 2 most recently completed fiscal years, paid in substantially equal installments in accordance with Chase’s payroll practices (over 24 months in the case of Messrs. Peter R. Chase and Adam P. Chase and 12 months in the case of Messrs. Bourque and Haigh);

•
continued participation in benefits in effect for the executive officer as of the date of termination of employment, for a period of 12 months in the case of Messrs. Peter R. Chase, Bourque and Haigh, and a period of 24 months in the case of Mr. Adam P. Chase; and

•
cost of outplacement services for a period of up to 12 months following termination of employment, subject to a limit of $20,000 in the case of Messrs. Adam P. Chase and Haigh and $10,000 in the case of Mr. Bourque and with no limit specified for Mr. Peter R. Chase.

For Messrs. Adam P. Chase, Bourque and Haigh, the above severance payments and benefits are subject to the executive officer’s timely execution and nonrevocation of a release of claims and compliance with restrictive covenants (including a noncompetition restriction for 1 year post-termination and a restriction on the solicitation of employees and customers for 2 years post-termination).
The Severance Agreements do not provide for tax gross-ups in respect of the golden parachute excise tax pursuant to Section 280G of the Internal Revenue Code. Instead, for Messrs. Adam P. Chase, Bourque and Haigh, the Severance Agreements include a “net-best” provision, which would reduce the parachute payments to the safe-harbor limit, as defined under Section 280G of the Internal Revenue Code, if it is more financially advantageous to the executive officer on an after-tax basis. For Mr. Peter R. Chase, the Severance Agreement provides for a reduction in the parachute payments to the safe-harbor limit, as defined under Section 280G of the Code.
In addition to the foregoing payment under each executive officer’s Severance Agreement, pursuant to the Merger Agreement, each executive officer (similar to other employees) will receive a pro rata bonus based on actual performance for fiscal year 2024 in the event of his termination without “cause” or resignation with “good reason” during such fiscal year.
See “Interests of Chase’s Directors and Executive Officers in the Merger - Golden Parachute Compensation” beginning on page 58 of this proxy statement for the estimated amounts that each of Chase’s executive officers (each of whom is a named executive officer) would receive under his or her Severance Agreement upon a qualifying termination of employment.
Director Deferred Compensation Plan
Certain non-employee directors participate in the Chase Non-Qualified Retirement Savings Plan for the Chase Board of Directors (the “Deferred Compensation Plan”) pursuant to which participants have elected to defer payment of a certain portion of their compensation. Notwithstanding each participant’s deferral election, upon a change of control (which the Merger will constitute), all participants are entitled to receive a lump sum payment of all amounts accumulated in their Deferred Compensation Plan account no later than sixty (60) days following the effective time of the Merger. Assuming that the Merger is consummated on November 30, 2023, the non-employee directors who participate in the Deferred Compensation Plan would be entitled to payments in an aggregate amount equal to approximately $400,000.
Arrangements with Parent
As of the date of this proxy statement, no executive officer of Chase has entered into any agreement with Parent or any of its affiliates regarding individual employment arrangements with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates following the consummation of the Merger. Prior to and following the Closing, however, Parent intends to have discussions with certain executive officers of Chase regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates and certain executive officers of Chase may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Continuing Employee Benefits
For information regarding the continuing employee benefits provided under the Merger Agreement to employees of Chase (including executive officers) see the section entitled “The Merger Agreement - Employee Matters” beginning on page 76 of this proxy statement.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K under the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the Merger that will or may become payable to each executive officer of Chase, each of whom is a named executive officer, in connection with the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the heading “Interests of Chase’s Directors and Executive Officers in the Merger” above, which is incorporated herein.
The amounts shown in the table below are estimates of the amounts that would be payable, assuming, solely for purposes of the table, that the Merger is consummated on November 30, 2023, and with respect to cash payments and perquisite/benefit amounts, that the employment of each of the named executive officers is terminated by Chase without “cause”, or the named executive officer resigns with “good reason”, on such date, which we refer to as a “qualifying termination”. Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger (i.e., without regard to whether a qualifying termination occurs). For purposes of the footnotes to the table below, “single trigger” refers to benefits that arise solely as a result of the closing of the Merger, and “double trigger” refers to payments or benefits that require two conditions, which are the closing of the Merger and a qualifying termination.
In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. With the exception of (i) the inclusion of certain anticipated market-based adjustments to base salary and target annual bonus for fiscal year 2024 for Messrs. Adam P. Chase, Bourque and Haigh approved by Chase prior to date of the Merger Agreement, which are expected to take effect on September 1, 2023, (ii) the removal of outstanding Chase equity awards anticipated to vest in the ordinary course of business on August 31, 2023, and (iii) the inclusion of fiscal year 2024 Chase RSA grants anticipated to be granted after the date of the Merger Agreement, as described in footnote 2 to the table below, the amounts indicated in the table below do not reflect compensation actions that may occur following the date hereof and prior to completion of the Merger. The following table does not include any amounts that are payable to the named executive officers under retirement plans or life insurance arrangements that do not provide for any enhancement due to the Merger and does not include amounts payable in respect of vested Chase Stock Options held by the named executive officers. Accordingly, the ultimate values to be received by named executive officers in connection with the Merger may differ from the amounts set forth below. The table assumed that no amounts payable to the named executive officers are reduced to avoid the excise tax pursuant to Section 280G of the Internal Revenue Code.
Chase shareholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Chase to these executive officers that is based on or otherwise relates to the Merger (see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)”

beginning on page 92 of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Chase or Parent. Accordingly, if the Merger is approved by Chase shareholders and the Merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation.
	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Peter R. Chase, Executive Chairman	$1,200,000	$—	$46,690	$1,246,690
Adam P. Chase, President & Chief Executive Officer	$2,542,825	$2,499,754	$72,291	$5,114,870
Michael J. Bourque, Treasurer & Chief Financial Officer	$604,650	$1,568,803	$36,690	$2,210,143
Jeffery D. Haigh, General Counsel	$373,400	$601,811	$46,690	$1,021,901
(1)
This amount represents the “double trigger” cash severance payments that each of Messrs. Peter R. Chase, Adam P. Chase, Bourque and Haigh may receive under his Severance Agreement, as well as the fiscal year 2024 pro rata bonus potentially payable under the Merger Agreement to Messrs. Adam P. Chase, Bourque and Haigh, as described in the section entitled “Severance Agreements” beginning on page 57 of this proxy statement. For Messrs. Adam P. Chase, Bourque and Haigh, the table reflects anticipated market-based adjustments to annual base salaries and target annual bonuses for fiscal year 2024, which are expected to take effect on September 1, 2023, approved by Chase prior to date of the Merger Agreement. For Messrs. Adam P. Chase, Bourque and Haigh, the cash severance payments are contingent up the effectiveness of a release of claims and compliance with restrictive covenants, as described in their Severance Agreements. As noted above in the section entitled “Severance Agreements” beginning on page 57 of the proxy statement, the cash severance payable under each Severance Agreement becomes payable if the named executive officer’s employment is terminated by Chase without “cause” at any time, in the case of Messrs. Peter R. Chase, Adam P. Chase and Haigh, and, in the case of Mr. Bourque, within 12 months following the consummation of the Merger, or the named executive officer resigns for “good reason” within a specified period following the closing of the Merger (which, for Messrs. Peter R. Chase and Adam P. Chase, is 24 months following the closing of the Merger, and for Messrs. Bourque and Haigh, is within 12 months following the consummation of the Merger). The individual components of this column are quantified in the table immediately below.

	Severance Based on Applicable Multiple of Base Salary and Bonus* ($)	Prorated Annual Bonus ($)	Total ($)
Named Executive Officers
Peter R. Chase, Executive Chairman	$1,200,000	—	$1,200,000
Adam P. Chase, President & Chief Executive Officer	$2,366,000	$176,825	$2,542,825
Michael J. Bourque, Treasurer & Chief Financial Officer	$549,300	$55,350	$604,650
Jeffery D. Haigh, General Counsel	$351,800	$21,600	$373,400
(*)
For purposes of the amounts set forth in the table above, the bonus-related component of severance is determined assuming the fiscal year 2023 will be paid at target-level performance, and the prorated annual bonus for fiscal year 2024 is assumed to be paid at target-level performance. The amounts reflected above are not necessarily indicative of future payouts of the fiscal year 2023 bonus and the prorated annual bonus for fiscal year 2024, which are not currently determinable but will ultimately be determined based on actual performance for the full performance period.

(2)
Except as noted below in this footnote with respect to Mr. Haigh’s anticipated retention equity award of Chase RSAs, this amount represents the “single trigger” payments due with respect to each named executive officer’s Chase RSAs, Chase PSAs and Chase Stock Options. The amount represents the sum of (i) in the case of Chase RSAs granted prior to the date of the Merger Agreement, the product of the Merger Consideration and the number of shares subject to such Chase RSAs, (ii) in the case of Chase RSAs anticipated to be granted after the date of the Merger Agreement, the product of the Merger Consideration and a pro-rata portion of the number of shares subject to such Chase RSAs (determined based on the time elapsed from the grant date to the effective date of the Merger, which is assumed solely for purposes of this table to occur on November 30, 2023), and, with respect to Mr. Haigh’s retention equity award (which is “double trigger”), the product of the Merger Consideration and the number of shares subject to such Chase RSAs, (iii) in the case of Chase PSAs, the product of the Merger Consideration and the number of shares of Chase Common Stock issued and outstanding under the Chase PSA prior to the effective time of the Merger based on actual performance in respect of fiscal year 2023 (which, solely for purposes of this table, is assumed to be earned at target-level performance); and (iv) in the case of unvested portion of Chase Stock Options, the product of (a) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of each such unvested Chase Stock Option by (b) the total number of shares of Chase Common Stock issuable in respect of such unvested portion of the Chase Stock Option. The amounts reflected above for the Chase PSAs are not necessarily indicative of future payouts of each award, which is not currently determinable but will ultimately be determined based on actual performance in respect of fiscal year 2023. The following takes into account Chase RSAs anticipated to be granted to Messrs. Adam P. Chase, Bourque and Haigh in September 2023, as permitted pursuant to the Merger Agreement, but does not take into account Chase equity awards anticipated to vest in the ordinary course of business on August 31, 2023. The individual components of this column are quantified in the table immediately below:

	Single-Trigger							Double-Trigger
	Number of Shares Subject to Unvested Chase RSAs	Aggregate Value of Unvested Chase RSAs ($)	Number of Shares Subject to Unvested Chase PSAs (based on assumed target performance)	Aggregate Value of Shares Subject to Chase PSAs (based on assumed target performance) ($)	Number of Shares Subject to Unvested Chase Stock Options	Aggregate Value of Unvested Chase Stock Options ($)	Number of Shares Subject to Unvested Chase RSAs	Aggregate Value of Unvested Chase RSAs ($)	Total ($)
Named Executive Officers
Peter R. Chase, Executive Chairman	—	—	—	—	—	—	—	—	—
Adam P. Chase, President & Chief Executive Officer	8,473	$1,080,263	8,677	$1,106,318	8,736	$313,173	—	—	$2,499,754
Michael J. Bourque, Treasurer & Chief Financial Officer	7,088	$903,683	1,160	$147,900	15,880	$517,220	—	—	$1,568,803
Jeffery D. Haigh, General Counsel(*)	796	$101,529	743	$94,733	1,037	$30,549	2,941	$375,000	$601,811
(*)
2,941 of shares subject to Mr. Haigh’s Chase RSAs with an aggregate value of $375,000 represent Mr. Haigh’s anticipated retention equity award, which will convert into a contingent cash award upon the closing of the Merger, is “double trigger” and would be fully accelerated and paid out upon a qualifying termination following the closing of the Merger.

(3)
This amount represents the “double trigger” perquisite/benefits to which each of Messrs. Peter R. Chase, Adam P. Chase and Haigh may become entitled under his Severance Agreement, as described in the section entitled “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger - Severance Agreements” beginning on page 57 of this proxy statement.

	Continued Insurance Coverage ($)	Outplacement Services ($)	Total ($)
Named Executive Officers
Peter R. Chase, Executive Chairman	$26,690	$20,000(1)	$46,690
Adam P. Chase, President & Chief Executive Officer	$52,291	$20,000	$72,291
Michael J. Bourque, Treasurer & Chief Financial Officer	$26,690	$10,000	$36,690
Jeffery D. Haigh, General Counsel	$26,690	$20,000	$46,690
(1)
Mr. Peter R. Chase's Severance Agreement provides for reasonable outplacement for one year following termination but, unlike the other Severance Agreements, does not specify a maximum dollar amount. For purposes of this table, we have assumed that the value of his outplacement would be subject to the same limit as Messrs. Adam P. Chase and Haigh.

Directors’ and Officers’ Indemnification and Insurance
For information regarding indemnification of Chase’s directors and executive officers, see the section entitled “The Merger Agreement - Directors’ and Officers’ Indemnification and Insurance” beginning on page 77 of this proxy statement.
Financing of the Merger
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,350,000,000, which will be funded via the Equity Financing described below. The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
In connection with the financing of the Merger, the Parent Sponsor has entered into the Equity Commitment Letter to provide an aggregate amount in immediately available funds of $1,350,000,000 to Parent, solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration and to pay associated costs and expenses that are required to be paid by Parent at the closing pursuant to the Merger Agreement (including in connection with the Merger). Chase is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Parent Sponsor to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Pursuant to the Limited Guarantee, the Parent Sponsor has agreed to guarantee the payment of any monetary damages to be paid by Parent to Chase under the Merger Agreement, subject to (i) the terms and conditions set forth in the Merger Agreement and the Limited Guarantee and (ii) the Parent Liability Limitation (i.e., an aggregate cap on the Parent Sponsor’s liability equal to $98,000,000).

For more information on Parent’s financing arrangements for the Merger, see the sections entitled “The Merger Agreement - Financing of the Merger” beginning on page 78.
Regulatory Clearances and Approvals Required for the Merger
The completion of the Merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting period, having expired or been terminated, including the expiration or termination of any applicable waiting period under the HSR Act). Under the terms of the Merger Agreement, each of Chase and Parent agrees to use their respective reasonable best efforts (except where the Merger Agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary, proper or advisable filings and obtaining certain specified regulatory approvals.
Parent shall and shall cause its subsidiaries to (i) take all actions needed in the event that a governmental authority or third party challenges any of the transactions contemplated by the Merger Agreement as violating the HSR Act or other applicable laws (including any competition laws) to obtain such regulatory clearances, including (a) divestitures, (b) hold separate arrangements, (c) the termination of any existing relationships and contractual rights and obligations, termination of any venture or other arrangement, (d) effectuating any other change or restructuring of Parent, Chase or any of their respective subsidiaries, (e) otherwise agreeing to take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Chase or any of its subsidiaries, and (f) opposing, fully and vigorously, any administrative or judicial action or proceeding that is initiated challenging the Merger Agreement or the consummation of the transactions contemplated thereby or the entry of any order that would be reasonably expected to restrain, prevent or delay the consummation of the transactions contemplated by the Merger Agreement and (ii) not acquire or agree to acquire any person if such acquisition would reasonably be expected to prevent or materially delay the expiration or termination of the applicable waiting periods or the receipt of any consent from any governmental authority under the HSR Act or any other appliable law (including competition law); provided that, in the case of clauses (a) through (e) above, any such action shall be conditioned upon consummation of the Merger and the other transactions contemplated by the Merger Agreement.
On August 4, 2023, both Chase and Parent filed notification of the proposed Merger with the FTC and the Antitrust Division under the HSR Act.
In addition, prior to the effective time of the Merger, Chase and Parent are required to obtain certain regulatory approvals from the antitrust and foreign investment regulatory authorities in other jurisdictions, where required. Chase and Parent notified the proposed Merger with regulatory authorities of such jurisdictions (including by way of draft filing in those jurisdictions where the pre-notification is the custom).
See the section entitled “The Merger Agreement - Regulatory Clearances and Approvals Required for the Merger” beginning on page 74 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the Merger.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Chase Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. Holder (as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement) whose shares of Chase Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. With respect to a shareholder that is a “Non-U.S. Holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement), the exchange of shares of Chase Common Stock for the Merger Consideration pursuant to the

Merger generally will not result in U.S. federal income tax to such Non-U.S. Holder unless such Non-U.S. Holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the Merger unless the shareholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9, Form W-8 or applicable successor form).
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of Chase Common Stock
Upon completion of the Merger, the Chase Common Stock currently listed on the NYSE American will cease to be listed on the NYSE American and will subsequently be deregistered under the Exchange Act.
Appraisal Rights
Chase has concluded that Chase shareholders may be entitled to assert appraisal rights under Part 13 of the MBCA and to receive payment of the “fair value” for all (but not less than all) of their shares of Chase Common Stock if the Merger is completed. Chase shareholders who believe they are or may be entitled to appraisal rights in connection with the Merger must (i) deliver, before the vote is taken on the Merger proposal, written notice of the shareholder’s intent to demand payment, (ii) not vote the shareholder’s shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. See the section entitled “Appraisal Rights of Shareholders” beginning on page 88 of this proxy statement. The full text of Part 13 of the MBCA is attached to this proxy statement as Annex C.
Litigation Related to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Chase, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any order, injunction, decree or law issued by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger whether on a temporary, preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Chase in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Chase or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by Chase, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the Merger Agreement; were made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Chase’s public disclosures.
Additional information about Chase may be found elsewhere in this proxy statement and Chase’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 101 of this proxy statement.
Structure of the Merger
At the effective time of the Merger, Merger Sub will be merged with and into Chase in accordance with the MBCA and the DGCL. As a result of the Merger, the separate existence of Merger Sub will cease, and Chase will be the Surviving Corporation. At the effective time of the Merger and by virtue of the Merger, the articles of organization of Chase in effect at the effective time of the Merger will be the articles of organization of the Surviving Corporation, until amended in accordance with applicable law. The bylaws of Chase in effect at the effective time of the Merger will be the bylaws of the Surviving Corporation, until amended in accordance with applicable law. From and after the effective time of the Merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the effective time of the Merger will be the directors of the Surviving Corporation and the officers of Chase at the effective time of the Merger will be the officers of the Surviving Corporation.
Closing and Effective Time of the Merger
Unless another time, date or place is mutually agreed in writing by Chase and Parent, the closing of the Merger will take place as soon as possible, but in any event no later than three (3) business days after the date the closing conditions set forth in the Merger Agreement and described in the section entitled “The Merger Agreement - Conditions to Completion of the Merger” beginning on page 80 of this proxy statement (other than conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the closing of the Merger) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The Merger will become effective at such time as the articles of merger are duly filed with the Secretary of the Commonwealth of Massachusetts and the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as may be specified in the articles of merger or the certificate of merger. As of the date of this proxy statement, we expect to complete the Merger in the fourth calendar quarter of 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, which are described below, and it is possible that factors outside the control of Chase or Parent could delay the completion of the Merger, or prevent it from being completed at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required approvals.
Effect of the Merger on Chase Common Stock
At the effective time of the Merger, each share of Chase Common Stock outstanding immediately prior to the effective time of the Merger (other than shares owned by Chase (as treasury stock), Parent or any of their respective subsidiaries, Merger Sub or any shareholder who has properly demanded and perfected and not validly withdrawn appraisal rights, if available, in accordance with Massachusetts law, together, the “excluded shares”) will be converted into the right to receive the Merger Consideration (i.e., $127.50 in cash, without interest). As of the effective time of the Merger, all such shares of Chase Common Stock will no longer be outstanding and will automatically be canceled and retired and cease to exist and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with the terms of the Merger Agreement.
At the effective time of the Merger, each share of Chase Common Stock held by Chase (as treasury stock) or owned by Parent, Merger Sub or any other subsidiary of Parent will be canceled without payment of any consideration. At the effective time of the Merger, each share of Chase Common Stock held by any subsidiary of Chase or Parent will be canceled and extinguished without any conversion thereof or consideration paid therefor. In addition, shares of Chase Common Stock outstanding immediately prior to effective time of the Merger and held by a shareholder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded and perfected such shareholder’s right to appraisal for such shares in accordance with Part 13 of the MBCA, if Part 13 of the MBCA is determined to be applicable, will not be converted into the right to receive the Merger Consideration, but instead and in lieu thereof, will have the right to receive payment from Parent with respect to such shares in accordance with the MBCA, as further described in the section entitled “Appraisal Rights of Shareholders” beginning on page 88 of this proxy statement.
Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the Merger will be converted into one share of common stock of the Surviving Corporation.
Procedures for Surrendering Shares for Payment
Prior to the effective time of the Merger, Parent will appoint an exchange agent reasonably acceptable to Chase for the purpose of exchanging for the Merger Consideration certificates representing shares of Chase Common Stock or uncertificated shares of Chase Common Stock. Prior to the effective time of the Merger, Parent will make available to the exchange agent the aggregate Merger Consideration to be paid in respect of the certificates representing shares of Chase Common Stock or uncertificated shares of Chase Common Stock.
As promptly as practicable after the effective time of the Merger (but no later than two (2) business days thereafter), Parent will send, or cause the exchange agent to send, to each holder of shares of Chase Common Stock at the effective time of the Merger a letter of transmittal and instructions (which will be in a form reasonably acceptable to Chase and finalized prior to the effective time of the Merger and which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates representing shares of Chase Common Stock or transfer of uncertificated shares of Chase Common Stock to the exchange agent) for use in such exchange.
Each holder of shares of Chase Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal in customary form reasonably acceptable to Parent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, in each case (i) or (ii), the Merger Consideration payable for each share of Chase Common Stock represented by a certificate or for each uncertificated share. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the effective time of the Merger for all purposes only the right to receive such Merger Consideration.
If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that

(i) either such certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.
After the effective time of the Merger, there will be no further registration of transfers of shares of Chase Common Stock. If, after the effective time of the Merger, certificates representing shares of Chase Common Stock or uncertificated shares of Chase Common Stock are presented to the Surviving Corporation or the exchange agent, they will be canceled and exchanged for the Merger Consideration.
Any portion of the Merger Consideration made available to the exchange agent for payment to the shareholders that remains unclaimed by the holders of Chase Common Stock twelve (12) months after the effective time of the Merger will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Chase Common Stock will thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon.
Withholding
Chase, Parent, the Surviving Corporation, the exchange agent and their affiliates are entitled to deduct and withhold from the amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. Any amounts so deducted or withheld shall be paid over to the applicable governmental authority, and, to the extent so paid over, shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of whom such deduction or withholding was made.
Treatment of Chase Equity Awards
The Merger Agreement provides that, at the effective time of the Merger, the outstanding equity awards of Chase will be treated as follows:
Each Chase RSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Chase RSA; provided that, subject to limited exceptions, each Chase RSA outstanding immediately prior to the effective time of the Merger that is granted after the date of the Merger Agreement will vest on a prorated basis (based on the time elapsed from the grant date until the closing of the Merger, with the balance automatically canceled for no consideration at the effective time of the Merger).
Each Chase PSA will automatically become fully vested and will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Chase Common Stock issued and outstanding under the Chase PSA immediately prior to the effective time of the Merger.
Each Chase Stock Option will automatically become fully vested and will be canceled and converted into the right to receive a cash payment, without interest, in an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of such Chase Stock Option by (ii) the total number of shares of Chase Common Stock issuable in respect of such Chase Stock Option (and, if the exercise price per share for such Chase Stock Option is equal to or greater than the Merger Consideration, such Chase Stock Option will be automatically forfeited and canceled without consideration). With respect to each unvested Chase Incentive Stock Option, prior to the effective time of the Merger, Chase may, in consultation with Parent, provide the holder thereof an opportunity to exercise such Chase Incentive Stock Option effective immediately prior to the effective time of the Merger, with any Chase Incentive Stock Option remaining unexercised immediately prior to the effective time of the Merger being treated in accordance with the preceding sentence.
Representations and Warranties
Chase’s representations and warranties to Parent in the Merger Agreement relate to, among other things:
•	the organization, good standing and qualification of Chase and its subsidiaries;
•	the corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	required regulatory filings and authorizations, consents or approvals of governmental authorities;
•
assuming approval of the shareholders, the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

•	the capitalization of Chase and its subsidiaries, including the number of outstanding shares of Chase Common Stock, Chase RSAs, Chase PSAs and Chase Stock Options;
•
the reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC and other regulatory agencies and the accuracy of the information contained in those documents;

•	the financial statements of Chase and Chase’s internal system of disclosure controls and procedures concerning financial reporting;
•	the disclosure documents required to be filed with the SEC in connection with the Merger (including this proxy statement);
•	the absence of certain changes or events since May 31, 2023;
•	the absence of certain undisclosed material liabilities;
•	compliance with laws and permits by Chase and its subsidiaries during the last three years;
•	the absence of certain actions, claims, suits, charges, audits, complaints, investigations or proceedings;
•	real property owned or leased by Chase and its subsidiaries;
•	ownership of or rights with respect to the intellectual property of Chase and its subsidiaries;
•	the payment of taxes, the filing of tax returns and other tax matters related to Chase and its subsidiaries;
•	compensation and benefits plans, agreements and arrangements with or concerning employees of Chase and its subsidiaries;
•	compliance with laws related to labor and employment by Chase and its subsidiaries;
•	compliance with environmental laws and permits by Chase and its subsidiaries and other environmental matters;
•	certain material contracts of Chase and its subsidiaries;
•	certain matters related to the insurance policies and arrangements of Chase and its subsidiaries;
•	brokers’ and finders’ fees and other expenses payable by Chase;
•	receipt of the opinion of Chase’s financial advisor;
•	the applicability of, and Chase’s compliance with, certain state takeover statutes;
•	certain related party transactions involving Chase and its subsidiaries; and
•
the acknowledgement that there are no further representations and warranties made by or on behalf of Parent and Merger Sub, other than in the Merger Agreement or in any certificate delivered in connection therewith.

Parent’s and Merger Sub’s representations and warranties to Chase in the Merger Agreement relate to, among other things:
•	the corporate organization, good standing and qualification of each of Parent and Merger Sub;
•	the corporate power and authority to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;
•	required regulatory filings and authorizations, consents or approvals of governmental authorities;

•
the absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the Merger Agreement;

•	the accuracy of information supplied by Parent to be included in this proxy statement;
•
the absence of certain actions, suits or proceedings or any order, injunction, judgement, decree or ruling of any governmental authority outstanding that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the Merger Agreement;

•
the delivery of the Equity Commitment Letter by Parent (including that no amendments were made to the Equity Commitment Letter), the sufficiency of the net proceeds of the Equity Financing to fund the aggregate Merger Consideration, pay certain fees and expenses and repay certain outstanding indebtedness of Chase;

•	brokers’ and finders’ fees and other expenses payable by Parent;
•
the absence of knowledge by Parent of facts or circumstances which would cause Chase’s representations to be untrue in any material respect or otherwise reasonably be expected to impede or delay the consummation of the transactions contemplated by the Merger Agreement;

•	beneficial ownership of shares of Chase Common Stock by Parent, Merger Sub or any of their respective subsidiaries or affiliates;
•	the solvency of the Surviving Corporation after the consummation of the Merger;
•	the Limited Guarantee by the Parent Sponsor being delivered to Chase; and
•	the acknowledgement that there are no further representations and warranties made by or on behalf of Chase, other than in the Merger Agreement or in any certificate delivered in connection therewith.
None of the representations and warranties in the Merger Agreement survive the effective time of the Merger.
Definition of “Company Material Adverse Effect”
Many of Chase’s representations and warranties in the Merger Agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, change, effect, development, occurrence or circumstance that, individually or in the aggregate, (i) has or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations of Chase and its subsidiaries, taken as a whole or (ii) would, or would reasonably be expected to, prevent, materially impair or delay the ability of Chase and its subsidiaries to perform their obligations under or to consummate the Merger and the other transactions contemplated by the Merger Agreement, but with respect to clause (i) only, excluding any effect resulting, directly or indirectly, from the following:
•	changes in GAAP or the official interpretation thereof;
•
changes in general economic, political, regulatory, legal or tax conditions in the United States or any other country or region including changes in financial, credit, securities or currency markets (including changes in interest or exchange rates);

•	changes in conditions generally affecting any of the industries in which Chase and its subsidiaries operate;
•	changes in applicable law or the official interpretation thereof;
•
changes in geopolitical conditions, (including the current dispute and conflict between the Russian Federation and Ukraine and any evolutions thereof and any sanctions or other applicable laws, directives, policies, guidelines or recommendations promulgated by any governmental authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, broad-based cyberattacks, cyberterrorism, natural disasters, acts of god, demonstrations, public disaster, epidemics, pandemics or other diseases (including COVID-19) including any deterioration or worsening thereof;

•	the negotiation, execution, delivery or performance of the Merger Agreement or the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement or the identity of

Parent or any of its subsidiaries or the announcement of Parent’s plans or intentions with respect to the conduct of the business of Chase following the closing of the Merger, including the impact of the foregoing on the relationships, contractual or otherwise, of Chase and any of its subsidiaries with customers, suppliers, service providers, governmental authorities, or any other persons relating to the execution, delivery and performance of the Merger Agreement or the announcement or consummation of the transactions contemplated by the Merger Agreement;
•
any failure by Chase and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from this definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect);

•
any action taken (or omitted to be taken) at the express written request of Parent or Merger Sub, including any actions taken by Chase or its subsidiaries in order for Parent to comply with its obligations to use reasonable best efforts to consummate the Merger;

•
changes in the price and/or trading volume of shares of Chase Common Stock or any other securities of Chase on the NYSE American or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of Chase (it being understood that any underlying facts giving rise or contributing to such changes that are not otherwise excluded from the definition of  “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect); or

•	any actions taken (or omitted to be taken) by Chase or any of its subsidiaries that are expressly required to be taken (or omitted to be taken) pursuant to the Merger Agreement.
Notwithstanding these exclusions, to the extent any event referred to in bullets one, two, three, four and five has had a disproportionate adverse effect on Chase and its subsidiaries relative to other companies in the same industry or industries in which Chase and its subsidiaries conducts business, the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a company material adverse effect.
Certain of Parent’s representations and warranties in the Merger Agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent, or materially impair or delay the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or prevent, or materially impair or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.
Conduct of the Business Pending the Merger
Chase has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the effective time of the Merger. In general, except as expressly required or contemplated by the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement, as required by applicable law, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), Chase will, and will cause each of its subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practices.
In addition, without limiting the generality of the foregoing, except as expressly required or contemplated by the Merger Agreement, as set forth on the disclosure schedules to the Merger Agreement, as required by applicable law or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), Chase will not, nor will Chase permit any of its subsidiaries to:
•
amend its articles of organization, bylaws or other similar organizational documents, other than immaterial amendments to organizational documents of Chase’s subsidiaries that do not adversely affect Parent in any respect;

•
(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned subsidiaries to Chase or to another wholly owned subsidiary of Chase or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any company securities or any company subsidiary securities, except for the acquisition of or repurchase of Chase Common Stock required or permitted by the terms of any award agreements under the Chase Stock Plans in order to effectuate a vesting, net exercise or net settlement of Chase RSAs, Chase PSAs or Chase Stock Options, as applicable;
•
(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any company securities or company subsidiary securities, other than the issuance of (a) any shares of Chase Common Stock in accordance with the terms of any award agreements under the Chase Stock Plans upon the exercise of Chase Stock Options or the vesting or satisfaction of performance conditions applicable to Chase RSAs or Chase PSAs that are outstanding on the date of the Merger Agreement and (b) any company subsidiary securities to Chase or any other subsidiary of Chase or (ii) amend any term of any company security or any company subsidiary security, except as required by the terms of any Chase Stock Plan;

•	adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Chase or any of its subsidiaries;
•
acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than pursuant to any material contract or the acquisition of inventory, supplies or materials in the ordinary course of business consistent with past practices;

•
sell, lease, license or otherwise transfer or dispose of any of its material assets, securities, properties, interests or businesses, other than pursuant to any material contract or sales of inventory for fair consideration in the ordinary course of business consistent with past practices;

•
make any loans, advances or capital contributions to, or investments in, any other person (other than (i) advances of business expenses to employees in the ordinary course of business consistent with past practices, (ii) accounts receivable from customers in the ordinary course of business and (iii) loans or advances among Chase and any of its wholly owned subsidiaries and capital contributions to or investments in its wholly owned subsidiaries);

•
(i) amend or modify, extend, terminate, negotiate or enter into, any collective bargaining agreement or other contract with a union, works council, labor organization, or other employee representative (each a “Labor Agreement”), or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Chase or any of its subsidiaries;

•
implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate the WARN Act;

•
incur any indebtedness for borrowed money or guarantees thereof, other than (i) in an amount not to exceed $10,000,000 in the aggregate, (ii) capital leases, purchase money financing for personal property, equipment financing and letters of credit in the ordinary course of business consistent with past practices or (iii) indebtedness incurred between Chase and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or guarantees by Chase of indebtedness of any wholly owned subsidiary of Chase;

•	engage in any sale-leaseback or similar transaction with respect to the real property owned by Chase or its subsidiaries;
•
amend in any material respect or waive any of its material rights under any material contract, or enter into any contract that would, if entered into prior to the date hereof, constitute a material contract;

•
settle (i) any litigation, arbitration or other proceeding involving or against Chase or any of its subsidiaries, other than settlements or waivers that (a) involve only cash payments by Chase or any of its subsidiaries not in excess of $500,000 individually or $1,000,000 in the aggregate and (b) do not involve any injunctive relief against Chase or any of its subsidiaries, admission of guilt or wrongdoing or other restrictions on business activities that could be expected to limit Chase or any of its subsidiaries in the conduct of their business in any respect or (ii) any litigation, arbitration or other proceeding disclosed to Parent;

•
abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material permits of Chase and its subsidiaries in a manner adverse to the business of Chase and its subsidiaries;

•
cancel, materially reduce, terminate or fail to maintain in effect without replacing material insurance policies covering Chase and its subsidiaries and their respective properties, assets and businesses;

•
except as required under the terms of any benefit plan of Chase or any Labor Agreement in effect on the date of the Merger Agreement, (i) increase the compensation or benefits to be paid or provided to any current or former employee or other individual service provider of Chase, (ii) grant or award any bonus or incentive compensation to any current or former employee or other individual service provider of Chase, (iii) enter into, establish, adopt, terminate, modify or amend any benefit plan of Chase, (iv) take any action for the purpose of accelerating any payment, vesting, or funding of any compensation or benefits, payable, or to become payable, to any current or former employee or other individual service provider of Chase, (v) hire or terminate (other than for cause) any employee or other individual service provider of Chase with annual base compensation in excess of $150,000, or (vi) withdraw from or commence an obligation to contribute to a multiemployer plan;

•
change Chase’s fiscal year or change Chase’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

•
make or change any material tax election, make any material change in its method of tax accounting, settle or compromise any material tax claim, audit or assessment, file an amended tax return, surrender any right to claim a material refund of taxes, enter into any closing agreement with any taxing authority regarding any material tax, request or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment in respect of material taxes (other than pursuant to customary extensions of the due date to file a tax return obtained in the ordinary course of business) or apply for any private letter ruling or similar guidance from any taxing authority;

•
enter into any new commitments to make, or make, any capital expenditures, or acquisitions of real or personal property, other than amounts of which that are not in the aggregate in excess of 110% of the amounts for the applicable individual month set forth on capital expenditures budget for Chase disclosed to Parent;

•
other than the Voting Agreements, engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Chase or other person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404; or

•	agree or commit to do any of the foregoing.
Board Obligation to Call a Shareholders’ Meeting
Chase has agreed under the Merger Agreement to, as soon as reasonably practicable following the date on which the SEC staff advises that it has no further comments on this proxy statement or that Chase may commence mailing this proxy statement, duly call and give notice of, and commence mailing of this proxy statement to the holders of Chase Common Stock as of the record date established for, a meeting of holders of the shares of Chase Common Stock to consider and vote upon the adoption of the Merger Agreement and as soon as reasonably practicable following the commencement of the mailing of this proxy statement, convene and hold the shareholder meeting, provided that Chase may (and on no more than two occasions, if requested by Parent, shall) adjourn or postpone the shareholder meeting to a later date with Parent’s consent or to the extent Chase believes in good faith that such adjournment or postponement is reasonably necessary to ensure that any required supplement or amendment to this proxy statement is provided to the holders of shares of Chase Common Stock within a reasonable amount of time in advance of the shareholder meeting, to allow reasonable additional time to solicit additional proxies necessary to obtain approval by Chase shareholders, to ensure that there are sufficient shares of Chase Common Stock represented (either via the Virtual Meeting Website or by proxy) and voting to constitute a quorum necessary to conduct the business of the shareholder meeting or otherwise where required to comply with applicable law, provided, that in the case of the foregoing, the shareholder meeting shall not be adjourned or postponed on more than two occasions and no such adjournment or postponement shall be for more than five (5) business days; provided, further, that in no event (i) shall the shareholder meeting be adjourned or postponed beyond the date that is five (5) business days prior to the End Date or (ii) once it is fixed by the Chase Board of Directors, shall set the record date for the shareholder meeting change (whether or not in connection with such adjournment or postponement), without the prior written consent of Parent. Subject to the restrictions on solicitation described below, the Chase Board of Directors shall recommend that the holders of the shares of Chase Common Stock approve the Merger Agreement, Chase shall use its reasonable best efforts to obtain the approval by Chase shareholders and Chase shall otherwise comply in all material respects with all legal requirements applicable to the shareholder meeting.
Restrictions on Solicitation of Acquisition Proposals
Chase has agreed that from the date of the Merger Agreement until the receipt of shareholder approval, except as otherwise set forth below, Chase will not, and will cause its subsidiaries and each of its and their respective directors and officers and will direct each of its or their financial advisors and will use reasonable best efforts to cause each of its and their other employees, investment bankers, attorneys, accountants and other advisors (collectively, “Representatives”) not to:
•	solicit or take any action to knowingly facilitate or encourage the submission of any “acquisition proposal” (as described below);
•
initiate, solicit, facilitate, participate in, or enter into any discussions or negotiations with, furnish any nonpublic information relating to Chase or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of Chase or any of its subsidiaries to, otherwise knowingly cooperate with any third party relating to an acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to an acquisition proposal;

•	make an adverse recommendation change (as described below) with regard to the Merger;
•
grant a waiver or amendment or release under a standstill or confidentiality agreement, provided that Chase or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of Chase or any of its subsidiaries, in each case solely to the extent the Chase Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties;

•
allow, authorize or cause Chase or any of its subsidiaries to enter into an Alternative Acquisition Agreement (i.e., any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or contract providing for or relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal other than an Acceptable Confidentiality Agreement (as described below)) or announce the intention to do so; or

•	resolve, or agree to do any of the foregoing.
If any director, officer or Representative of Chase or any of its subsidiaries breaches these restrictions, then Chase will be deemed to have breached such restrictions.
Chase also agreed in the Merger Agreement to (and agreed to cause its subsidiaries and its and their respective Representatives to) cease immediately and cause to be terminated (i) any and all existing activities, discussions, negotiations or solicitations of the foregoing, if any, with any third party and its Representatives with respect to any acquisition proposal and (ii) Chase shall promptly (and in any event, within one (1) business day of the signing of the Merger Agreement) terminate any data room access of such third party or any of its Representatives and request in writing that each third party that has executed a confidentiality or similar agreement in connection with any transaction or proposal involving Chase that could reasonably be expected to lead to an acquisition proposal or that relates to a potential acquisition proposal promptly return to Chase or destroy all non-public information previously furnished or made available to such third party or any of its Representatives by or on behalf of Chase or its Representatives. If at any time Chase provides any non-public information to a third party, in compliance with exceptions set forth below and the Chase Board of Directors subsequently determines that the acquisition proposal made by such third party is not, or would not reasonably be expected to lead to, a superior proposal, then Chase shall promptly (and in any event within two (2) business days after the date of the Merger Agreement) terminate any data room access of such third party or any of its Representatives and request in writing that each third party promptly return to Chase or destroy all non-public information previously furnished or made available to such third party or any of its Representatives by or on behalf of Chase or its Representatives.
Notwithstanding the restrictions described above, at any time prior to obtaining the approval of Chase shareholders, in the event Chase receives a bona fide unsolicited acquisition proposal from a third party that did not result from a breach of the restrictions set forth above, if the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that (i) such acquisition proposal constitutes, or would reasonably be expected to lead to a superior proposal and (ii) the failure to engage in negotiations or discussions with such third party would be inconsistent with its fiduciary duties under applicable law, then Chase may:
•	engage in negotiations or discussions with such third party and its Representatives; and
•
furnish to such third party or its Representatives non-public information relating to Chase or any of its subsidiaries and afford access to the business, properties, assets, books or records of Chase or any of its subsidiaries pursuant to a confidentiality agreement no less favorable in any material respect to Chase than the confidentiality agreement with Parent (an “Acceptable Confidentiality Agreement”); provided that, (x) to the extent that any nonpublic information relating to Chase or its subsidiaries is provided to any such third party or any such third party is given access which was not previously provided to or made available to Parent, such nonpublic information or access is provided or made available to Parent prior to or substantially concurrently with it being shared with such third party and (y) any competitively sensitive information or data provided to any such third party who is, or whose affiliates include, a competitor, supplier or customer of Chase or any of its subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data and upon request Chase will provide Parent with evidence of such arrangements.

The Chase Board of Directors may, (i) in response to the receipt of a bona fide unsolicited written acquisition proposal from a third party which did not result from a breach of the foregoing and that the Chase Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a superior proposal, make an adverse recommendation change or terminate the Merger Agreement in order to enter into a definitive agreement for a superior proposal, or (ii) in response to an intervening event, make an adverse recommendation change of the type described in clause (i) or (v) of the definition thereof, if and only if, in each case, the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.
In addition, prior to obtaining the approval of Chase shareholders, Chase is required to notify Parent promptly (and in any event within twenty-four (24) hours) after receipt by Chase of any acquisition proposal or indication by any person that it is considering making an acquisition proposal, or any request for nonpublic information relating to Chase or any of its subsidiaries or for access to the business, properties, personnel, assets, books or records of Chase or any of its subsidiaries by any third party, in each case, that could reasonably be expected to make, or has made, an acquisition proposal (which notice shall include the identity of the third party making such acquisition proposal and unredacted copies of the acquisition proposal and all related documents (including all financing commitments and other documents relating to the financing), and if such acquisition proposal or any portion thereof was not provided in writing, a summary of the material terms and conditions thereof). Chase is required to keep Parent reasonably informed, on a prompt basis, of the status and material terms and conditions of any such acquisition proposal and any developments which are not immaterial related thereto and the status of any discussions or negotiations, including promptly (but in no event later than twenty-four (24) hours after receipt) providing Parent summaries of all oral communications between Chase and unredacted copies of all material correspondence and written materials (including any amendments or modifications thereto) sent or provided to or by Chase or any of its subsidiaries or any of their respective Representatives in connection therewith.
For purposes of the Merger Agreement, “acquisition proposal” means, other than the transactions contemplated by the Merger Agreement, any third party offer or proposal relating to:
•
any acquisition or purchase, direct or indirect of 20% or more of the consolidated assets of Chase and its subsidiaries, or 20% or more of any class of equity or voting securities of Chase or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Chase;

•
any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Chase or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Chase;

•
a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Chase or any of its subsidiaries, whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Chase; or

•
any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Chase pursuant to which Chase shareholders immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.

For purposes of the Merger Agreement, “adverse recommendation change” means any action to (i) permit or fail to make, withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify the Chase Board of Directors’ recommendation of the Merger (or recommend an acquisition proposal), (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, or otherwise declare advisable, any acquisition proposal or proposal that would reasonably be expected to lead to an acquisition proposal, (iii) fail to publicly recommend against any publicly disclosed acquisition proposal (other than a tender offer or exchange offer) within ten (10) business days after Parent so requests in writing, (iv) fail to publicly recommend against any acquisition proposal structured as a tender offer or exchange offer within ten (10) business days after the commencement thereof or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Chase Board of Directors, or (v) fail to include the recommendation of the Chase Board of Directors in favor of approval and adoption of the Merger Agreement and the Merger in this proxy statement.
For purposes of the Merger Agreement, “superior proposal” means any bona fide, unsolicited written acquisition proposal (but substituting “50%” for all references to “20%” in the definition of such term) on terms that the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors are more favorable from a financial point of view to Chase shareholders (in their capacity as such) than the Merger (taking into account any changes to the terms of the Merger Agreement proposed by Parent to Chase in response to such acquisition proposal), in each case, taking into consideration (i) the identity of the counterparty, (ii) the expected timing, conditionality and likelihood of consummation of the contemplated transaction(s), (iii) any other legal, financial, financing and regulatory aspects of such acquisition proposal and (iv) any other factors determined by the Chase Board of Directors to be relevant.
Changes in Board Recommendation
Under the Merger Agreement, under certain circumstances and subject to certain requirements described in this section, the Chase Board of Directors is entitled to make an adverse recommendation change prior to obtaining shareholder approval, if the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal is, or would reasonably be expected to lead to, a superior proposal, if the Chase Board of Directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Chase notifies Parent in writing at least five (5) business days before taking such action, that Chase intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches the unredacted copies of all proposed agreements for the superior proposal;

•
Parent has not made, within five (5) business days’ after receipt of such notice, an offer that the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the adverse recommendation change, or is at least as favorable from a financial point of view to Chase shareholders, taking into consideration the identity of the counterparty, the expected timing and likelihood of consummation and such other factors determined by the Chase Board of Directors to be relevant, in the case of any such superior proposal, as applicable; and

•
during such time, Chase and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such superior proposal and the Chase Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Chase, during which notice period Chase will be required to comply with the foregoing requirements anew, except that such new notice period will be for four (4) business days (as opposed to five (5) business days)).

In the event that the Chase Board of Directors is permitted to change its recommendation with respect to the Merger Agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Chase may also terminate the Merger Agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Chase pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement - Termination Fee Payable by Chase” beginning on page 82 of this proxy statement.
In addition, at any time prior to obtaining the approval of Chase shareholders, the Chase Board of Directors is permitted to effect an adverse recommendation change in response to an “intervening event” if the Chase Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Chase notifies Parent in writing of its intention to take such action and at least five (5) business days before taking such action, that Chase intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches a reasonably detailed description of the intervening event; and

•
during such time, Chase and its Representatives negotiate in good faith with Parent and its Representatives to make adjustments to the terms and conditions of the Merger Agreement in response to such intervening event and the Chase Board of Directors takes into account any changes to the terms of the Merger Agreement proposed by Parent (provided that any material revision to any acquisition proposal requires a new written notification from Chase, during which notice period Chase will be required to comply with the foregoing requirements anew, except that such new notice period will be for four (4) business days (as opposed to five (5) business days)).

Nothing in the Merger Agreement prevents Chase or the Chase Board of Directors (or any committee thereof) from:
•
taking and disclosing to Chase shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to shareholders with regard to the transactions contemplated by the Merger Agreement or an acquisition proposal provided that neither Chase nor the Chase Board of Directors may recommend any acquisition proposal unless permitted in accordance with the terms of the Merger Agreement;

•	issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; or
•
contacting and engaging in discussions with any person or group who has made an offer with respect to an acquisition proposal that was not solicited in breach of the Merger Agreement for the purpose of clarifying the terms of such offer.

For purposes of the Merger Agreement, “intervening event” means any material event, fact, circumstance, development or occurrence (other than any event, fact, circumstance, development or occurrence primarily resulting from a breach of the Merger Agreement by Chase) that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, to the Chase Board of Directors as of the date of the Merger Agreement and does not relate to (i) an acquisition proposal or and inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal, (ii) any changes after the date hereof in the market price or trading volume of Chase Common Stock (it being understood that the underlying cause of any of such changes may be considered and taken into account) or (iii) the fact, in and of itself, that Chase exceeds any internal or published projections, estimates or expectation of Chase’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the underlying cause of any such events may be considered and taken into account), and in any case, which event or circumstance becomes known to or by the Chase Board of Directors prior to receipt of the shareholder approval.
Regulatory Clearances and Approvals Required for the Merger
The completion of the Merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the Merger Agreement, each of Chase and Parent agrees to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including preparing and filing as promptly as practicable with any government authority all documentation to effect all necessary, proper or advisable filings and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from (i) any governmental authority that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement including under the HSR Act and certain other specified regulatory approvals, and (ii) any other third party that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.
Parent shall and shall cause its subsidiaries to (i) take all actions needed in the event that a governmental authority or third party challenges any of the transactions contemplated by the Merger Agreement as violating the HSR Act or other applicable laws (including any competition laws) to obtain such regulatory clearances, including (a) divestitures, (b) hold separate arrangements, (c) the termination of any existing relationships and contractual rights and obligations, termination of any venture or other arrangement, (d) effectuating any other change or restructuring of Parent, Chase or any of their respective subsidiaries, (e) otherwise agreeing to take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Chase or any of its subsidiaries, and (f) opposing, fully and vigorously, any administrative or judicial action or proceeding that is initiated challenging the Merger Agreement or the consummation of the transactions contemplated thereby or the entry of any order that would be reasonably expected to restrain, prevent or delay the consummation of the transactions contemplated by the Merger Agreement and (ii) not acquire or agree to acquire any person if such acquisition would reasonably be expected to prevent or materially delay the expiration or termination of the applicable waiting periods or the receipt of any consent from any governmental authority under the HSR Act or any other appliable law (including competition law); provided that, in the case of clauses (a) through (e) above, any such action shall be conditioned upon consummation of the Merger and the other transactions contemplated by the Merger Agreement.
In addition, each of Parent and its affiliates and Chase will make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement with the FTC and the Antitrust Division as promptly as practicable after the date of the Merger Agreement and in any event within ten (10) business days of the date of the Merger Agreement and the required filings for any other applicable competition law or foreign investment law as promptly as practicable. Each of Parent and Chase will (i) respond as promptly as practicable to any inquiries received from any governmental authority for additional information or documentary material that may be requested pursuant to the HSR Act or any other applicable competition laws or foreign investment law and shall promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any equivalent period pursuant to any applicable competition laws or foreign investment laws in the jurisdictions identified below as promptly as practicable, and (ii) not extend any waiting period under the HSR Act or equivalent period under any other competition law or foreign investment laws or enter into any agreement with the FTC or the Antitrust Division or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned.
Each of Parent and Chase will (i) promptly notify the other party of any substantive communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing, (ii) not participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat, and (iii) furnish the other party with copies of all material correspondence, filings, and communications between them and their affiliates and their respective Representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition laws or foreign investment laws in connection with the Merger Agreement.
On August 4, 2023, both Chase and Parent filed notification of the proposed Merger with the FTC and the Antitrust Division under the HSR Act.

In addition, prior to the effective time of the Merger, Chase and Parent are required to obtain certain regulatory approvals from the antitrust and foreign investment regulatory authorities in other jurisdictions, where required. Chase and Parent notified the proposed Merger with regulatory authorities of such jurisdictions (including by way of draft filing in those jurisdictions where the pre-notification is the custom).
Litigation Related to the Merger
Under the terms of the Merger Agreement, Chase will control the defense or settlement of any transaction litigation; provided that Chase will (i) give Parent prompt written notice of any transaction litigation, including by providing copies of all pleadings with respect thereto, (ii) give Parent reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any transaction litigation, and (iii) consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation. In addition, Chase has agreed that it will not (and will cause its subsidiaries not to) settle, or offer to settle, any such transaction litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.
Treatment of Certain Indebtedness
Chase has agreed to deliver to Parent, at least three (3) business days prior to closing of the Merger, a customary payoff letter from the agent under the Chase’s Second Amended and Restated Credit Agreement, dated as of July 27, 2021, by and between Chase, Neptco Incorporated, the borrowers and the subsidiaries of the borrowers party thereto, Bank of America, N.A., and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) relating to the repayment in full of all obligations thereunder, the termination of the Credit Agreement and all commitments in connection therewith and the release of all liens securing the obligations thereunder.
Repatriation of Cash Balances
Chase has agreed to, and to cause each applicable subsidiary of Chase to, use its respective commercially reasonable efforts (in the manner reasonably requested in writing by Parent at least five (5) business days prior to the closing the Merger) to distribute or transfer or cause to be distributed or transferred (including through loans, prepayments of obligations or the repayment of intercompany obligations) to Chase immediately before (and subject to the occurrence of) the closing of the Merger any cash balances held by any non-U.S. subsidiary of Chase; provided, however, that no distribution or transfer will be required to be made to the extent such distribution or transfer (i) would be subject to withholding or other taxes in advance of the effective time of the Merger or (ii) would violate applicable law or any minimum cash balance or capital surplus requirements applicable to Chase’s non-U.S. subsidiaries. The distribution and/or transfer of any cash balances held by a non-U.S. subsidiary of Chase is not a condition to closing of the Merger.
Employee Matters
For twelve (12) months following the closing of the Merger, Parent shall cause the Surviving Corporation and its subsidiaries to provide each employee who continues to be employed by Parent, the Surviving Corporation or any subsidiaries with (i) base salary or wages and target annual cash bonus opportunity, in each case, that is no less favorable than the base salary or wages and target annual cash bonus opportunity to which such employee was entitled immediately prior to the closing of the Merger and (ii) employee benefits (other than defined benefit pension benefits, retiree or post-termination health or welfare benefits, nonqualified deferred compensation, severance, retention, change in control compensation, long-term bonus or incentive, or equity or equity-based plans or arrangements) that are substantially comparable in the aggregate to such employee benefits provided to the continuing employee as of immediately prior to the effective time of the Merger.
Parent shall cause Chase or other of its affiliates to cause employee benefit plans maintained post-closing to recognize the pre-closing service of continuing employees for purposes of vesting, eligibility to participate and future vacation benefit accrual to the same extent and for the same purpose that such continuing employee was entitled to credit for such service under the analogous employee benefit plans immediately prior to the effective time of the Merger (except as would result in duplication of benefits).
With respect to each annual cash incentive compensation plan or arrangement, for the fiscal year of the closing of the Merger, Parent shall cause Chase or other of its affiliates to continue such plan following the closing in good faith and in the ordinary course of business substantially consistent in all material respects with Chase’s past practice;

provided that if a continuing employee is terminated by Parent, Chase or other of its affiliates without “cause”, as defined in Chase’s Amended and Restated 2013 Equity Incentive Plan (or without “cause” or by the employee with “good reason” if the employee is subject to a severance agreement, generally as such terms are defined in such severance agreement), the employee will be eligible for the bonus but prorated based on the number of days the applicable continuing employee was employed during the Closing Year. Any unpaid bonus under an annual incentive plan for the fiscal year immediately preceding the fiscal year of the closing of the Merger, will be paid at substantially the same time as annual bonuses have historically been paid (but in no event later than the fifteenth (15th) day of the third (3rd) month following the end of such fiscal year).
Notwithstanding anything in the Merger Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable law.
Directors’ and Officers’ Indemnification and Insurance
For six (6) years after the effective time of the Merger, Parent has agreed to, and to cause the Surviving Corporation to, indemnify and hold harmless the present and former directors, officers and employees, of Chase and its subsidiaries and any individuals serving in such capacity at or with respect to other persons at Chase’s or its subsidiaries request (each, an “Indemnified Person”), from and against any losses, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Persons’ having served in such capacity prior to the effective time of the Merger, in each case to the fullest extent permitted by Massachusetts law or any other applicable law, in all cases, to the extent provided under Chase’s articles of organization and bylaws in effect on the date of the Merger Agreement.
For six (6) years after the effective time of the Merger, Parent has agreed to cause the Surviving Corporation to maintain in effect the provisions in its articles of organization and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of fees, costs and expenses that are no less advantageous (in the aggregate) to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.
From and after the effective time of the Merger, Parent will and will cause the Surviving Corporation and its subsidiaries to honor and comply with their respective obligations under any indemnification agreement (that is made available to Parent) with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder.
Prior to the effective time of the Merger, Chase will or, if Chase is unable to, Parent will cause the Surviving Corporation as of the effective time of the Merger to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Chase’s existing directors’ and officers’ insurance policies and Chase’s existing fiduciary liability insurance policies (collectively, “D&O insurance”), in each case (i) for a claims reporting or discovery period of at least six (6) years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger, (ii) from an insurance carrier with the same or better credit rating as Chase’s current insurance carrier with respect to D&O insurance and (iii) that have terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under Chase’s existing policies (that are made available to Parent) with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the effective time of the Merger (including in connection with the Merger Agreement or the transactions or actions contemplated thereby).
If Chase or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the effective time of the Merger, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the effective time of the Merger, the D&O insurance in place as of the date of the Merger Agreement (pursuant to policies made available to Parent) with Chase’s current insurance carrier or with an insurance carrier with the same or better credit rating as Chase’s current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under Chase’s existing policies as of the date of the Merger Agreement (that are made available to Parent), or the Surviving Corporation will purchase from Chase’s current insurance carrier or from an insurance carrier with the same or better credit rating as Chase’s current insurance carrier with respect to D&O insurance comparable D&O insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than as provided in Chase’s existing policies as of the date of the Merger Agreement (that are made available to Parent). In no event will Parent or the Surviving Corporation be required to (and Chase shall not be permitted to) expend for the D&O insurance an aggregate annual premium amount in excess of 300% of the premium amount Chase paid in its last full fiscal year for its existing policies; and provided that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time of the Merger, for a cost not exceeding such amount.
If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision will be made for the successors and assigns of Parent or the Surviving Corporation, as the case may be, to assume the obligations described above.
Financing of the Merger
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,350,000,000, which will be funded via the Equity Financing described below. The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
In connection with the financing of the Merger, the Parent Sponsor has entered into the Equity Commitment Letter to provide an aggregate amount in immediately available funds of $1,350,000,000 to Parent, solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration and to pay associated costs and expenses that are required to be paid by Parent at the closing pursuant to the Merger Agreement (including in connection with the Merger). Chase is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Parent Sponsor to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Pursuant to the Limited Guarantee, the Parent Sponsor has agreed to guarantee the payment of any monetary damages to be paid by Parent to Chase under the Merger Agreement, subject to (i) the terms and conditions set forth in the Merger Agreement and the Limited Guarantee and (ii) the Parent Liability Limitation (i.e., an aggregate cap on the Parent Sponsor’s liability equal to $98,000,000).
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.
Debt Financing
If Parent chooses to seek third party debt financing for the purpose of funding the transactions contemplated in the Merger Agreement prior to the closing of the Merger, then, pursuant to the Merger Agreement, Chase shall use reasonable best efforts to provide, and shall cause its subsidiaries to use reasonable best efforts to provide, and will use its reasonable best efforts to cause its and their Representatives to provide, to Parent certain financial and other pertinent information regarding Chase and its subsidiaries and such other cooperation as is reasonably requested by Parent in connection with the arrangement of such debt financing. Such cooperation may include the use of reasonable best efforts with respect to assistance in the preparation of marketing materials, the delivery of information with respect to applicable “know your customer” and similar anti-money laundering rules and regulations, assistance with the negotiation and delivery of definitive financing documents and certain other customary matters, as more particularly set forth in the Merger Agreement.
No such requested cooperation shall be required to the extent that it would (i) require Chase or any of its subsidiaries to pay any fees or reimburse any expenses prior to the closing of the Merger for which it has not received prior reimbursement by or on behalf of Parent, (ii) require Chase or any of its subsidiaries to enter into any certificate, agreement, arrangement, document or instrument that is not contingent upon the closing of the Merger or that would be effective prior to the closing of the Merger (other than the customary authorization letters referred to in the Merger Agreement), (iii) require Chase or any of its subsidiaries to give to any other person any indemnities in connection with the debt financing that are effective prior to the closing of the Merger, (iv) require Chase or any of its subsidiaries to enter into or approve any debt financing or any definitive agreement for the debt financing that would be effective prior to the closing of the Merger (other than the customary authorization letters referred to in the Merger Agreement), (v) unreasonably interfere with the ongoing business operations of Chase, (vi) require or result in contravention of any applicable law, the organizational documents of Chase or any subsidiary (to the extent not entered into in contemplation of the debt financing provisions of the Merger Agreement) or the terms of any material contract binding on Chase or any subsidiary (to the extent not entered into in contemplation of the debt financing provisions of the Merger Agreement) or (vii) cause any condition to closing set forth in the Merger Agreement to fail to be satisfied by the End Date or otherwise result in a breach of the Merger Agreement by Chase. Notwithstanding the foregoing, Chase and its subsidiaries shall not be required to provide, and Parent shall be solely responsible for, (a) the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (b) any description of all or any component of the debt financing, including any such description to be included in any liquidity or capital resources disclosure and (c) projections, risk factors or other forward-looking statements relating to all or any component of the debt financing.
Chase will be deemed to have complied with its cooperation obligations for all purposes of the Merger Agreement, including for the purpose of determining whether the conditions to closing of the Merger have been satisfied, unless (i) Chase has materially breached its debt financing cooperation obligations, (ii) Parent has notified Chase of such breach in writing in good faith, detailing in good faith reasonable steps that comply with the debt financing cooperation provisions of the Merger Agreement in order to cure such breach, and such notice was delivered with sufficient advance notice to permit Chase and its subsidiaries to cure such breach prior to the last date that would permit the Merger to occur prior to the End Date, (iii) Chase has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the End Date to consummate the debt financing and (iv) the debt financing is not consummated and the material breach by Chase is a proximate cause of that failure.
The Merger Agreement contains customary expense reimbursement and indemnity provisions in favor of Chase and its subsidiaries with respect to the arrangement of the debt financing.
Equity Commitment Letter
Pursuant to the Equity Commitment Letter, the Parent Sponsor has committed to contribute or cause to be contributed to Parent at the closing of the Merger the Equity Financing solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration payable by Parent and/or Merger Sub, and to pay associated costs and expenses that are required to be paid by Parent at the closing of the Merger pursuant to the Merger Agreement.
The obligations of the Parent Sponsor to provide the Equity Financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to the satisfaction or waiver by Parent of all of the certain conditions to Parent’s obligation to effect the closing of the Merger set forth in the Merger Agreement (other than conditions that either by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent possible, waiver, of such conditions at closing), and the substantially contemporaneous consummation of the Merger.
The obligation of the Parent Sponsor to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the closing (including the payment in full of all amounts required to be paid by Parent and Merger Sub), (ii) the valid termination of the Merger Agreement pursuant to the Merger Agreement, or (iii) the assertion in writing, directly or indirectly, by Chase or any of its affiliates of a claim under or in respect of the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee (subject to certain exceptions).
Chase is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Parent Sponsor to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Limited Guarantee
Concurrently with the execution of the Merger Agreement, the Parent Sponsor has executed and delivered the Limited Guarantee in favor of Chase. Pursuant to the Limited Guarantee, the Parent Sponsor has agreed to guarantee the due and punctual payment and discharge by the Parent of any monetary damages to be paid to Chase under the Merger Agreement, subject to (i) the terms and conditions of the Merger Agreement and (ii) the Parent Liability Limitation (i.e., an aggregate cap on the Parent Sponsor’s liability equal to $98 million).
Subject to specified exceptions, the Limited Guarantee will terminate and be of no further force and effect, and Chase will have no rights under the Limited Guarantee, upon the earliest to occur of (i) the consummation of the Merger, (ii) the payment in full of an amount sufficient to satisfy the obligations set forth above (in cash), (iii) a termination of the Merger Agreement by mutual written agreement between Chase and Parent, and (iv) the date that is three months after any termination of the Merger Agreement (other than as set forth in (iii), above).
Conduct of Parent Pending the Merger
Parent has agreed to not, and to cause its subsidiaries not to, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement, including the financing thereof, provided, however, that this restriction shall not apply to matters related to regulatory clearances and approvals, which shall be exclusively governed by its applicable provisions in the Merger Agreement.
Other Covenants
The Merger Agreement contains other covenants, including those relating to access to information, notices of certain events, and other employee matters.
Conditions to Completion of the Merger
The obligations of Chase, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:
•
approval and adoption of the Merger Agreement by an affirmative vote of the holders of at least two-thirds of the shares of Chase Common Stock outstanding at the close of business on the record date and entitled to vote on the Merger proposal in accordance with Massachusetts law;

•	the absence of any order, injunction, decree or law issued by any governmental authority of competent jurisdiction that prohibits, renders illegal or enjoins the consummation of the Merger; and
•
certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, such waiting periods having expired or been terminated).

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver at or prior to the effective time of the Merger, of each of the following conditions:
•
Chase shall have complied with and performed in all material respects all of its obligations and covenants under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger;

•
certain of Chase’s representations and warranties relating to corporate existence and power, corporate authorization and non-contravention, and certain representations relating to finders’ fees (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all material respects at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time);

•
certain of Chase’s representations and warranties relating to capitalization of Chase (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except where failure to be so true would not reasonably be expected to result in additional cost, expense or liability to Chase, Parent and their affiliates, individually or in the aggregate, that is more than $5,000,000;

•
all other representations and warranties of Chase set forth in the Merger Agreement (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
•
since the date of the Merger Agreement, there will not have occurred any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

•	Parent will have received a certificate signed by an executive officer of Chase to the effect that the above conditions have been satisfied.
The obligation of Chase to consummate the Merger is also subject to the satisfaction or waiver at or prior to the effective time of the Merger of each of the following conditions:
•
each of Parent and Merger Sub shall have performed in all material respects all of its obligations and covenants under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger;

•
the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (disregarding all materiality, Parent Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the effective time of the Merger as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

•	Chase will have received a certificate signed by an executive officer of Parent to the effect that the above conditions have been satisfied.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger (notwithstanding any approval of the Merger Agreement by Chase shareholders):
•	by mutual written agreement of Chase and Parent;
•	by either Chase or Parent if:
•
the Merger has not been consummated on or before the End Date (i.e., April 21, 2024); provided that this termination right will not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger by such time;

•
there is in effect any injunction or other order issued by a governmental authority of competent jurisdiction prohibiting or preventing the consummation of the Merger and such injunction or other order shall have become final and non-appealable; provided that this termination right will not be available to any party whose breach of any provision of the Merger Agreement is the primary cause of, or primarily resulted in, such injunction or other order; or

•	at the meeting of Chase shareholders to approve the Merger Agreement (including any adjournment or postponement thereof), shareholder approval is not obtained.
•	by Parent if:
•	an adverse recommendation change has occurred prior to the receipt of the shareholder approval; or
•
Chase has breached any representation or warranty or failed to perform any covenant or agreement on the part of Chase set forth in the Merger Agreement that would cause the closing conditions not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Chase shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Parent stating Parent’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which

Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied.
•	by Chase if:
•
prior to the receipt of the shareholder approval, the Chase Board of Directors authorizes Chase to enter into an Alternative Acquisition Agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals; provided that concurrently with such termination, Chase pays to Parent the Termination Fee required to be paid to Parent as described in the section entitled “The Merger Agreement - Termination Fee Payable by Chase” beginning on page 82 of this proxy statement and enters into the Alternative Acquisition Agreement with respect to such superior proposal;

•
Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Chase stating Chase’s intention to terminate the Merger Agreement pursuant to the terms set forth therein; provided that, at the time at which Chase would otherwise exercise such termination right, Chase shall not be in material breach of its obligations under the Merger Agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

•
(i) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, each of which is capable of being satisfied assuming a closing of the Merger would occur), (ii) Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger by the time the closing of the Merger should have occurred, (iii) following such failure by Parent to consummate the Merger, Chase has provided irrevocable written notice to Parent that Chase is ready, willing and able to consummate the closing of the Merger on such date of notice and at all times during the three (3) business days immediately thereafter and (iv) Parent fails to consummate the Merger within such three (3) business day period after the delivery of Chase’s notice of termination.

Termination Fee Payable by Chase
Chase has agreed to pay Parent the Termination Fee (i.e., a termination fee of $42 million in immediately available funds) upon termination of the Merger Agreement if:
•
Chase terminates the Merger Agreement because the Chase Board of Directors authorizes Chase to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals;

•	Parent terminates the Merger Agreement because an adverse recommendation change occurred; or
•
Parent or Chase (as applicable) terminates the Merger Agreement because (i) the Merger has not been consummated by the End Date, (ii) of any breach by Chase that would cause or result in any closing conditions not being satisfied or being incapable of being satisfied by the End Date, or (iii) Chase shareholders did not approve the Merger at the shareholder meeting and:

•	prior to such termination an acquisition proposal was publicly announced (or, solely in the case of (ii) above, made to the Chase Board of Directors) and not withdrawn; and
•
within twelve (12) months after the date of such termination an acquisition proposal (whether or not the same one) is consummated or Chase or its subsidiaries has entered into a definitive agreement relating to an acquisition proposal (whether or not the same one) (provided that all references to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

Remedies; Maximum Liability
The Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is payable by Chase and the Termination Fee is paid in full, except in the case of willful breach or fraud (provided that Parent and its related parties will not be able to seek or obtain monetary damages for such willful breach or fraud in excess of $98 million), Parent and Merger Sub will be precluded from any other remedy against Chase, at law or in equity or otherwise and neither Parent nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Chase or any of Chase’s subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with the Merger Agreement or the transactions contemplated thereby.
In addition, the Merger Agreement provides that, upon any termination of the Merger Agreement under circumstances where the Termination Fee is not payable by Chase, the Merger Agreement will become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party), except in the case of willful breach of any provision of the Merger Agreement, subject to the Parent Liability Limitation (as discussed below). Parent’s, Merger Sub’s and their affiliates’ collective liability for monetary damages for breaches under the Merger Agreement, the Limited Guarantee and the Equity Commitment Letter is subject to the Parent Liability Limitation (i.e., an aggregate cap on the Parent Sponsor’s liability equal to $98 million). The Parent Sponsor has agreed to guarantee Parent’s obligation to pay any such monetary damages to Chase under the Merger Agreement, subject to (i) the terms and conditions set forth in the Merger Agreement and the Limited Guarantee and (ii) the Parent Liability Limitation.
Specific Performance
The Merger Agreement provides that the parties will be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions thereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
Fees and Expenses
Except as set forth in the sections “The Merger Agreement - Termination Fee Payable by Chase” and “The Merger Agreement – Remedies; Maximum Liability” beginning on pages 82 and 83, respectively, of this proxy statement, respectively, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense.
Amendments and Waivers
At any time prior to the effective time of the Merger, the parties may amend or waive any provision of the Merger Agreement. Any such amendment must be in writing and signed by each party to the Merger Agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective; provided that in no event shall certain conditions to complete the Merger be waivable. After the Chase shareholders have approved and adopted the Merger Agreement, there will be no amendment or waiver that would require the further approval of the Chase shareholders under Massachusetts law without such approval having first been obtained.
Governing Law and Venue, Waiver of Jury Trial
The parties agreed that the Merger Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other jurisdiction), except to the extent the provisions of Massachusetts law are mandatorily applicable to the Merger or to the fiduciary duties of the board of directors and provided, that the provisions of the Merger Agreement which by their terms are governed by Massachusetts law shall be governed and constructed in accordance with Massachusetts law.
The parties agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other

Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.

THE VOTING AGREEMENTS
The following is a summary of the material terms of the Voting Agreements, which were executed on July 21, 2023. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Voting Agreements, copies of which are attached as Annex D, Annex E, Annex F and Annex G to this proxy statement and are incorporated by reference herein in their entirety. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that is important to you. We encourage you to read each Voting Agreement carefully and in its entirety.
In connection with the execution of the Merger Agreement, and as a condition to Parent’s willingness to enter into the Merger Agreement, the Chase Family Shareholders have entered into separate Voting Agreements with Parent pursuant to which they agreed to vote all shares of Chase Common Stock or other voting securities of Chase owned by such parties, together with any shares of Chase Common Stock or other voting securities of Chase of which the Chase Family Shareholders acquire beneficial ownership on or after the date of the applicable Voting Agreement, in accordance with the terms of such agreement. Based on information provided by the Chase Family Shareholders, the Chase Family Shareholders beneficially owned in the aggregate 1,932,125 shares of Chase Common Stock as of the date of the Voting Agreements, representing approximately 20% of the outstanding shares of Chase Common Stock as of the date of the Voting Agreements.
The foregoing shares owned by the Chase Family Shareholders are referred to as the “owned shares”, and together with any shares of Chase Common Stock or other voting securities of Chase of which the Chase Family Shareholders acquire beneficial ownership on or after the date hereof, are referred to as the “covered shares”.
Voting
At the Special Meeting and any other meeting or in any written consent or action of Chase shareholders however called, the Chase Family Shareholders have agreed to affirmatively vote or execute consents or cause to be voted or consents to be executed with respect to the covered shares as follows:
•
in favor of the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Merger Consideration or otherwise results in the Merger Agreement being objectively more favorable to the shareholders than the Merger Agreement in effect as of the date of the Voting Agreements;

•
in favor of the approval of any proposal to adjourn any shareholder meeting to a later date if Chase or Parent proposes or requests such postponement or adjournment in accordance with the Merger Agreement;

•
in favor of the approval of any other proposal considered and voted upon by the shareholders of Chase at any shareholder meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•
against any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of Chase contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the termination date (described below);

•	against any acquisition proposal;
•	against any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving Chase (except as contemplated by the Merger Agreement); and
•
against any other action, agreement or proposal which to the knowledge of such Chase Family Shareholder would reasonably be expected to prevent or materially impede or delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

The Chase Family Shareholders have appointed Representatives of KKR as their proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote the covered shares as described above.
Tender Offers
In the event that Chase and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, the Chase Family Shareholders have agreed to tender (and shall not withdraw) all of their covered shares pursuant to and in accordance with the terms of such tender offer.

Acquisition Proposals
The Chase Family Shareholders (in their respective capacities as shareholders of Chase) have agreed to comply with certain of the non-solicitation covenants described in section entitled “The Merger Agreement - Restrictions on Solicitation of Acquisition Proposals” beginning on page 71 of this proxy statement.
Prohibitions on Transfer
Until the earlier of (i) receipt of approval of Chase shareholders and (ii) the earlier of the effective time of the Merger or the date and time the Merger Agreement is validly terminated in accordance with its terms, the Chase Family Shareholders agreed to not, directly or indirectly, (a) tender any covered shares into any tender or exchange offer, (b) transfer any covered shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) take any action that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the applicable Voting Agreement, or (d) commit or agree to take any of the foregoing actions.
For the purposes of the Voting Agreements, “transfer” shall mean: (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, assign, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition (whether by sale, liquidation, dissolution, dividend or distribution) or other transfer (by merger, consolidation, division, conversion, operation of law or otherwise), of any covered shares or any interest in any covered shares, (ii) the deposit of covered shares into a voting trust, the entry into a Voting Agreement or arrangement with respect to covered shares or the grant of any proxy or power of attorney with respect to covered shares or (iii) any contract or commitment to take any of the actions referred to in the foregoing clauses.
Any transfer or attempted transfer of any covered shares in violation of their respective Voting Agreements will be null and void and of no effect whatsoever.
Other Covenants
Pursuant to the Voting Agreements, certain Chase Family Shareholders have agreed, among other things, to be bound by certain restrictions on hiring and soliciting employees of Chase and non-competition and non-disparagement obligations.
Termination
The Voting Agreements will terminate automatically upon (i) the valid termination of the Merger Agreement in accordance with its terms or (ii) the effective time of the Merger (and, if terminated upon the effective time of the Merger, the covenants described in “Other Covenants,” above, will survive for a period of five (5) years following the closing of the Merger).

MARKET PRICES OF CHASE COMMON STOCK
Chase Common Stock is listed on the NYSE American under the symbol “CCF.” The following table sets forth on a per share basis the low and high closing prices of Chase Common Stock as reported in published financial sources. At the close of business on August 29, 2023, there were 9,508,483 shares of Chase Common Stock issued and outstanding and approximately 241 holders of record of Chase Common Stock. A number of Chase shareholders have their shares in street name; therefore, Chase believes that there are substantially more beneficial owners of Chase Common Stock.
	High	Low	Dividends
Fiscal Year 2023			—
Fourth Quarter (through August 30, 2023)	$130.48	$115.04	—
Third Quarter	$120.15	$96.74	—
Second Quarter	$98.37	$83.91	—
First Quarter	$99.00	$81.97	—
Fiscal Year 2022			$1.00
Fourth Quarter	$100.43	$74.36	—
Third Quarter	$91.62	$78.29	—
Second Quarter	$104.25	$88.60	—
First Quarter	$118.16	$96.00	—
Fiscal Year 2021			$1.00
Fourth Quarter	$118.47	$100.85	—
Third Quarter	$123.08	$104.01	—
Second Quarter	$116.78	$99.90	—
First Quarter	$111.87	$95.16	—
Fiscal Year 2020			$0.80
Fourth Quarter	$110.27	$93.50	—
Third Quarter	$107.33	$55.05	—
Second Quarter	$125.03	$87.66	—
First Quarter	$126.91	$98.84	—
The closing price of Chase Common Stock on the NYSE American on July 20, 2023, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $127.94 per share of Chase Common Stock. The closing price of Chase Common Stock on the NYSE American on June 9, 2023, the last trading day prior to the Leak (i.e., publication of an article in The Wall Street Journal first reporting a potential sale of Chase), was $123.08. The closing price of Chase Common Stock on the NYSE American on August 30, 2023, the most recent practicable date prior to the date of this proxy statement, was $126.31 per share. You are encouraged to obtain current market prices of Chase Common Stock in connection with voting your shares of Chase Common Stock.
Dividend Policy
The Chase Board of Directors is responsible for determining Chase’s dividend policy. The timing and level of any dividends will necessarily depend on the Chase Board of Directors’ assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by Chase’s lenders. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, Chase may not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned subsidiaries, without the prior written consent of Parent.

APPRAISAL RIGHTS OF SHAREHOLDERS
Under Massachusetts law, a shareholder of a Massachusetts corporation may be entitled to appraisal rights, and payment of the fair value of his, her or its shares, in the event of a merger, but such rights do not always apply. Fair value for these purposes means the value of the shares immediately before the effective time of the Merger, excluding any element of value arising from the expectation or accomplishment of the Merger unless such exclusion would be inequitable.
Section 13.02(a)(1) of the MBCA provides, among other things, that shareholders are not entitled to appraisal rights in a merger in which shareholders already holding marketable securities receive cash in the merger, and no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if her or his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate. As of the date of this proxy statement, this provision has not been the subject of judicial interpretation and the applicability of the exception ultimately involves complex factual determinations. Chase reserves the right to contest the availability of appraisal rights and the validity of any purported demand for appraisal in connection with the Merger and to assert the applicability of the foregoing exception. Chase also reserves the right to raise such additional arguments, if any, that it may have in opposition to appraisal.
Any shareholder who believes that he, she or it is entitled to appraisal rights and who wishes to preserve his, her or its appraisal rights should carefully review Part 13 of the MBCA (the “Appraisal Statute”), attached as Annex C to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in the Appraisal Statute would result in the loss of any appraisal rights to which such shareholder may otherwise be entitled.
Overview of Appraisal Rights
Appraisal rights offer shareholders the ability to demand payment of the fair value of their shares of Chase Common Stock in the event they are dissatisfied with the consideration that they are to receive in connection with the Merger. Shareholders who perfect any appraisal rights that they may have and follow certain procedures in the manner prescribed by the Appraisal Statute may be entitled to have their shares converted into the right to receive from Chase such cash consideration as may be determined to be due pursuant to the Appraisal Statute.
Only a holder of record of shares of Chase Common Stock (or a beneficial holder of such shares acting with the written consent of the holder of record) may exercise appraisal rights, and if a holder exercises appraisal rights, he, she or it must exercise such rights with respect to all shares of Chase Common Stock owned by such holder. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Appraisal Statute and is qualified in its entirety by the full text of the Appraisal Statute, which is attached to this proxy statement as Annex C. Please read the Appraisal Statute carefully, because exercising appraisal rights involves several procedural steps, and failure to follow appraisal procedures could result in the loss of such rights. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.
Shareholders who perfect their rights to appraisal in accordance with the Appraisal Statute and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the Appraisal Statute, will be entitled to appraisal rights and to obtain payment of the fair value of their shares of Chase Common Stock, together with interest. Shareholders should be aware that the fair value of their shares of Chase Common Stock as determined pursuant to the Appraisal Statute could be more than, the same as or less than the Merger Consideration.
Notice of Shareholder Intent to Demand Payment
A shareholder who wishes to assert appraisal rights must deliver written notice of such shareholder’s intent to demand payment to Chase’s principal offices at the following address and must not vote, or cause or permit to be voted, his, her or its shares for the Merger Agreement:
Chase Corporation
375 University Avenue
Westwood, Massachusetts 02090

If Chase does not receive a shareholder’s written notice of intent to demand payment prior to the vote at the Special Meeting or if such shareholder votes, or causes or permits to be voted, his, her or its shares of Chase Common Stock in favor of approval of the Merger Agreement, such shareholder will not be entitled to appraisal rights under the provisions of the MBCA and will instead only be entitled to receive the Merger Consideration. The submission of a proxy card voting “against” or “abstaining” on the Merger proposal will not constitute sufficient notice of a shareholder’s intent to demand payment to satisfy Part 13 of the MBCA. A shareholder’s written notice is effective on the earliest of (i) receipt by Chase, (ii) five (5) days after it was deposited in the United States mail (postpaid and correctly addressed) to Chase, or (iii) the date shown on a return receipt, if sent by registered or certified mail, return receipt requested or, if sent by messenger or delivery service, the date shown on the return receipt signed by or on behalf of Chase.
Appraisal Notice and Form
If the Merger is completed, within ten (10) days after the effective date of the Merger, Chase must deliver a written appraisal notice (the “Appraisal Notice”) and a form containing certain information (the “Shareholder Certification Form”) to all shareholders who have properly provided notice of intent to demand payment and did not vote, or cause or permit to be voted, his, her or its shares for the Merger Agreement. The Appraisal Notice must be accompanied by a copy of the Appraisal Statute and the Shareholder Certification Form, which will specify the date of the first announcement to shareholders of the principal terms of the Merger (i.e., July 21, 2023) (the “Merger Announcement Date”). The Appraisal Notice must state:
•
where the Shareholder Certification Form must be returned, where certificates for certificated shares must be deposited and the date by which such certificates must be deposited (the “Certificate Deposit Deadline”);

•
the date by which the Shareholder Certification Form must be received by Chase (the “Shareholder Certification Form Deadline”), which may not be fewer than forty (40) nor more than sixty (60) days after the date the Appraisal Notice and Shareholder Certification Form are sent, and that the shareholder shall have waived the right to demand appraisal with respect to such shares unless the Shareholder Certification Form is received by Chase by such specified date;

•	Chase’s estimate of the “fair value” of the shares of Chase Common Stock, as determined in accordance with the Appraisal Statute;
•
that, if requested in writing, Chase will provide within ten (10) days after the Shareholder Certification Form Deadline the number of shareholders who have returned the Shareholder Certification Forms by the Shareholder Certification Form Deadline and the total number of shares owned by such shareholders; and

•
the date by which the shareholder may withdraw his, her or its notice of intent to demand payment, which date must be within twenty (20) days after the Shareholder Certification Form Deadline (the “Withdrawal Deadline”).

Perfection of Rights; Right to Withdraw
The Shareholder Certification Form requires that a shareholder intending to demand appraisal rights certify: (i) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before the Merger Announcement Date, and (ii) that the shareholder did not vote for the Merger Agreement. If the shareholder does not return the completed form by the Shareholder Certification Form Deadline, he, she or it will be deemed to have accepted payment of the Merger Consideration in full satisfaction of Chase’s obligations under the Appraisal Statute. A shareholder who wishes to exercise appraisal rights must certify on the Shareholder Certification Form whether the beneficial owner of the shares acquired beneficial ownership before the Merger Announcement Date. If a shareholder fails to make this certification, Chase may elect to treat the shareholder’s shares as After-Acquired Shares (as defined and discussed below). In addition, a shareholder who wishes to exercise appraisal rights must execute and return the Shareholder Certification Form and, in the case of certificated shares, deposit the certificates in accordance with the terms of this appraisal notice. Once a shareholder deposits his, her or its certificates or, in the case of uncertificated shares, returns the executed Shareholder Certification Form, the shareholder loses all rights as a shareholder unless the shareholder withdraws from the appraisal process by notifying Chase in writing by the Withdrawal Deadline. A shareholder who does not withdraw from the appraisal process by the Withdrawal Deadline may not later withdraw without Chase’s written consent. A shareholder who does not execute and return the

Shareholder Certification Form and deposit the share certificates by the Shareholder Certification Form Deadline or the Certificate Deposit Deadline, respectively, is not entitled to payment under the Appraisal Statute.
Assertion of Rights by Nominees and Beneficial Owners
A record shareholder may assert appraisal rights as to fewer than all the shares registered in his, her or its name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of Chase Common Stock owned by the beneficial shareholder and notifies Chase in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders. A beneficial shareholder may assert appraisal rights as to shares of Chase Common Stock held on behalf of the shareholder only if the shareholder submits to Chase the record shareholder’s written consent to the assertion of such rights with respect to all shares of Chase Common Stock that are beneficially owned by the beneficial shareholder no later than the Shareholder Certification Form Deadline.
Payment for Shares Acquired Before Merger Announcement Date
Except with respect to After-Acquired Shares (as defined below), within thirty (30) days after the Shareholder Certification Form Deadline, Chase must pay in cash to those shareholders who complied with the procedural requirements for perfecting their appraisal rights the amount Chase estimates to be the fair value of their shares, plus interest. The fair value of the shares is the value of the shares immediately before the effective time of the Merger, excluding any element of value arising from the expectation or accomplishment of the Merger, unless exclusion would be inequitable. Interest accrues from the effective time of the Merger until the date of payment, at the average rate currently paid by Chase on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
The foregoing payment to each shareholder must be accompanied by (i) recent financial statements of Chase, (ii) a statement of Chase’s estimate of the fair value of the shares, which estimate must equal or exceed Chase’s estimate given in the Appraisal Notice, and (iii) a statement that shareholders who complied with the procedural requirements for perfecting their appraisal rights have the right to demand further payment and that, if the shareholder does not do so within the applicable time period, such shareholder will be deemed to have accepted the payment in full satisfaction of Chase’s obligations under the Appraisal Statute.
A shareholder who has been paid for his, her or its shares of Chase Common Stock and is dissatisfied with the amount of the payment must notify Chase in writing of his, her or its estimate of the fair value of the shares and demand payment of that estimate plus interest, less the payment already made. A shareholder who fails to notify Chase in writing of his, her or its demand to be paid such shareholder’s stated estimate of the fair value plus interest within thirty (30) days after receiving Chase’s payment waives the right to demand payment and will be entitled only to the payment made by Chase based on Chase’s estimate of the fair value of the shares.
Offer to Pay for After-Acquired Shares
Chase may withhold payment from any shareholder who did not certify that beneficial ownership of all of such shareholder’s shares for which appraisal rights are asserted was acquired before the Merger Announcement Date (the “After-Acquired Shares”). If Chase elects to withhold payment, within thirty (30) days after the Shareholder Certification Form Deadline, it must provide such shareholders notice of certain information, including recent financial statements of Chase, Chase’s estimate of fair value and such shareholders’ right to accept Chase’s estimate of fair value, plus interest, in full satisfaction of their demands or to demand appraisal. Those shareholders who wish to accept Chase’s offer must notify Chase of their acceptance within thirty (30) days after receiving the offer. Within ten (10) days after receiving a shareholder’s acceptance, Chase must pay in cash the amount it offered in full satisfaction of the accepting shareholder’s demand.
A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of the shares plus interest. A shareholder who fails to notify Chase in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within thirty (30) days after receiving Chase’s offer of payment waives the right to demand payment and will be entitled only to the payment offered by Chase based on Chase’s estimate of the fair value of the shares.

Those shareholders who do not reject Chase’s offer in a timely manner, or who otherwise do not satisfy the requirement outlined above for demanding appraisal, will be deemed to have accepted Chase’s offer, and Chase must pay to them in cash the amount it offered to pay within forty (40) days after sending the payment offer.
Procedures if Shareholder is Dissatisfied with Payment or Offer
If a shareholder makes a demand for payment which remains unsettled, Chase must commence an equitable proceeding in Norfolk County Superior Court, Commonwealth of Massachusetts, within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Chase does not commence the proceeding within the sixty (60)-day period, it must pay in cash to each shareholder the amount the shareholder demanded plus interest. Chase must make all shareholders whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each shareholder made a party to the proceeding is entitled to judgment: (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by Chase to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which Chase elected to withhold payment.
The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it, and the shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.
Court Costs and Counsel Fees
The court in an appraisal proceeding must determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court must assess any costs against Chase, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Appraisal Statute.
The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against Chase and in favor of any or all shareholders demanding appraisal if the court finds Chase did not substantially comply with its requirements under the Appraisal Statute; or (ii) against either Chase or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Appraisal Statute.
If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against Chase, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent Chase fails to make a required payment pursuant to the Appraisal Statute, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Chase all costs and expenses of the suit, including counsel fees.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)
Pursuant to Rule 14a-21(c) of the Exchange Act and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Chase is required to submit a proposal to Chase shareholders for a non-binding, advisory vote to approve the payment by Chase of certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer Merger-related compensation proposal, gives Chase shareholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer Merger-related compensation. This compensation is summarized in the table under “The Merger (Proposal 1) - Interests of Chase’s Directors and Executive Officers in the Merger - Golden Parachute Compensation” beginning on page 58 of this proxy statement, including the footnotes to the table.
The Chase Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.
The Chase Board of Directors unanimously recommends that the shareholders of Chase approve the following resolution:
“RESOLVED, that the shareholders of Chase hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Chase to its named executive officers that are based on or otherwise relate to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure.”
The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer Merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the Merger Agreement. It is not a condition to completion of the Merger. Accordingly, you may vote “FOR” the Merger Agreement and vote “AGAINST” the named executive officer Merger-related compensation proposal and vice versa. Because the vote on the named executive officer Merger-related compensation proposal is advisory only, it will not be binding on either Chase, Parent or KKR. Accordingly, if the Merger Agreement is approved and adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Chase shareholders.
The approval of the Merger-related compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only. If your shares of Chase Common Stock are represented at the Special Meeting but are not voted on the proposal, or if you vote to abstain on the Merger-related compensation proposal, this will not have an effect on the results of the advisory (non-binding) vote to approve the Merger-related compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the Special Meeting, or if you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Chase Common Stock, your shares of Chase Common Stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Merger-related compensation proposal except to the extent that it results in there being insufficient shares present at the Special Meeting to establish a quorum.
The Chase Board of Directors unanimously recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)
Chase shareholders are being asked to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Merger Agreement if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. If this proposal to adjourn the Special Meeting is approved, the Special Meeting could be adjourned by Chase as permitted under the terms of the Merger Agreement to a later date. In addition, Chase, as permitted under the terms of the Merger Agreement, could postpone the Special Meeting before it commences, if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. Chase does not intend to call a vote on this proposal if the Merger proposal has been approved at the Special Meeting.
The Special Meeting may be adjourned to another place, date or time, whether or not a quorum is present, if the votes cast for such proposal by shareholders present via the Virtual Meeting Website or represented by proxy and entitled to vote at the Special Meeting exceed the votes cast against such proposal. Notwithstanding the inclusion of the proposal to adjourn the Special Meeting, Chase’s bylaws provide that a special meeting may be adjourned by a lesser number (than required to establish a quorum) without further notice until a quorum is secured.
The Chase Board of Directors unanimously recommends a vote “FOR” the proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of August 29, 2023, based on 9,508,483 shares of Chase Common Stock outstanding as of such date (except as otherwise noted), with respect to the beneficial ownership of Chase Common Stock by:
•	each non-employee director of Chase;
•	each named executive officer of Chase;
•	all current directors and executive officers as a group; and
•	each person, or group of affiliated persons, known to Chase to beneficially own more than 5% of the outstanding shares of Chase Common Stock.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Chase Common Stock. Shares of Chase Common Stock subject to options that are currently exercisable or exercisable within sixty (60) days after August 29, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Chase Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090.
Name	Amount and Nature of Beneficial Ownership	Percent of Class
Neuberger Berman Group LLC 1290 Avenue of the America New York, NY 10104	818,328(1)	8.6%
Edward L. Chase Revocable Trust 39 Nichols Road Cohasset, MA 02025	774,221(2)	8.1%
FMR LLC 82 Devonshire Street Boston, MA 02109	613,806(3)	6.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	511,301(4)	5.4%
Peter R. Chase 375 University Avenue Westwood, MA 02090	840,519	8.8%
Adam P. Chase	437,224(5)	4.5%
Michael J. Bourque	11,318(6)	*
Jeffery D. Haigh	4,781(7)	*
Mary Claire Chase	8,407	*
Thomas D. DeByle	3,886	*
John H. Derby III	4,212	*
Chad A. McDaniel	4,177	*
Dana Mohler-Faria	5,209	*
Ellen Rubin	1,434	*
Joan Wallace-Benjamin	2,359	*
Thomas Wroe, Jr.	5,921	*
Current Non-Employee Directors, Director nominee(s) and Executive Officers as a Group (12 persons)	1,329,447(8)	13.8%
*	Represents less than one (1) percent of outstanding Chase Common Stock.
(1)	These shares are deemed to be beneficially owned by Neuberger Berman Group LLC and certain affiliates. Includes 809,891 shares over which Neuberger Berman Group LLC and affiliates report the shared power to vote and dispose, and 8,437 shares for individual client accounts over which Neuberger Berman Investment Advisers LLC reports shared power to dispose but does not have voting power. This information is based upon the Schedule 13G/A filed on February 10, 2023 by Neuberger Berman Group LLC.
(2)
The trustees of the Edward L. Chase Revocable Trust have voting and investment authority with respect to the shares. The trustees of the trust are Jean Chase, Sarah Chase, E. Stephen Chase, and Janet Gibson, each of whom has a business address c/o Edward L. Chase Revocable Trust, 39 Nichols Road, Cohasset, MA 02025.

(3)
These shares are deemed to be beneficially owned by FMR LLC, Abigail P. Johnson and, with respect to 490,483 of the shares, Fidelity Low-Priced Stock Fund, a registered investment company. This information is based upon the Schedule 13G/A filed on February 9, 2023 by FMR LLC.

(4)
These shares are deemed to be beneficially owned by BlackRock, Inc. and certain affiliates. Includes 14,916 shares over which the reporting person reports sole power to dispose but does not have voting power. This information is based upon the Schedule 13G/A filed on February 1, 2023 by BlackRock, Inc.

(5)
Includes 104,956 shares of Chase Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 29, 2023; also includes (i) 14,013 shares underlying Chase RSAs, subject to forfeiture under time-based vesting provisions, with respect to which the executive has the right to vote and receive dividends, and (ii) 8,677 shares underlying Chase PSAs, assumed to be earned at target-level performance and subject to forfeiture under performance vesting provisions.

(6)
Includes 2,032 shares of Chase Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 29, 2023; also includes (i) 8,126 shares underlying Chase RSAs, subject to forfeiture under time-based vesting provisions, with respect to which the executive has the right to vote and receive dividends, and (ii) 1,160 shares underlying Chase PSAs, assumed to be earned at target-level performance and subject to forfeiture under performance vesting provisions.

(7)
Includes 2,442 shares of Chase Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of August 29, 2023; also includes (i) 1,258 shares underlying Chase RSAs, subject to forfeiture under time-based vesting provisions, with respect to which the executive has the right to vote and receive dividends, and (ii) 743 shares underlying Chase PSAs, assumed to be earned at target-level performance and subject to forfeiture under performance vesting provisions.

(8)	Includes 31,221 shares underlying Chase RSAs, subject to forfeiture under time-based vesting provisions, with respect to which the executive has the right to vote and receive dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following are the material U.S. federal income tax consequences of the Merger to “U.S. Holders” and “Non-U.S. Holders” (in each case, as defined below) of Chase Common Stock. This discussion applies only to holders that hold their Chase Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	dealers or brokers in securities or non-U.S. currencies
•	traders subject to a mark-to-market method of tax accounting with respect to Chase Common Stock;
•	persons holding Chase Common Stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	persons whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships or pass-through entities for U.S. federal income tax purposes and their owners;
•	persons who acquired Chase Common Stock through the exercise of employee stock options or otherwise as compensation;
•	foreign pension funds and their affiliates;
•	certain financial institutions (including banks) and insurance companies;
•	mutual funds;
•	regulated investment companies;
•	real estate investment trusts;
•	insurance companies;
•	controlled foreign corporations;
•	certain former citizens or residents of the United States;
•	holders of Chase Common Stock who exercise appraisal rights;
•	tax-exempt entities;
•	persons that hold Chase Common Stock through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;
•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or
•	persons subject to the U.S. alternative minimum tax.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Chase Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Chase Common Stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and foreign laws are not addressed nor is potential application of the Medicare contribution tax on net investment income. Each Chase shareholder is strongly urged to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the Merger.
All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for Chase Common Stock pursuant to the Merger.

U.S. Holders
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Chase Common Stock that is:
•	a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.
The exchange of Chase Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder whose shares of Chase Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder’s adjusted tax basis generally will equal the price the U.S. Holder paid for such shares. Gain or loss will be determined separately for each block of shares of Chase Common Stock (i.e., shares of Chase Common Stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the shares of Chase Common Stock exceeds one (1) year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.
Non-U.S. Holders
A “Non-U.S. Holder” is a beneficial owner of Chase Common Stock that is not a U.S. Holder or a partnership (or an entity treated as a partnership). Payments made to a Non-U.S. Holder in exchange for shares of Chase Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States);

•
the Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty-three (183) days or more in the taxable year of the exchange of shares of Chase Common Stock for cash pursuant to the Merger and certain other conditions are met; or

•
the Non-U.S. Holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Chase Common Stock at any time during the five (5)-year period preceding the Merger, and Chase is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period preceding the Merger or the period that the Non-U.S. Holder held Chase Common Stock.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the Non-U.S. Holder were a U.S. Holder (unless an applicable income tax treaty provides otherwise). If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A Non-U.S. Holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
Chase believes that it is not, and has never been, a USRPHC.
Information Reporting and Backup Withholding
Payments made in exchange for shares of Chase Common Stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%.

To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. A Non-U.S. Holder that provides the applicable withholding agent with an IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.
You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

FUTURE CHASE SHAREHOLDER PROPOSALS
If the Merger is completed, we may not hold an annual meeting of shareholders in 2024. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2024 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2024 annual meeting will be held. If the 2024 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2024 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Consistent with SEC regulations, proposals of shareholders of Chase that are intended to be presented at the annual meeting to be held in 2024, and which shareholders desire to have included in Chase’s proxy materials relating to such annual meeting, must be received by Chase no later than August 24, 2023 which is one hundred twenty (120) calendar days prior to the first anniversary of the mailing date for the 2023 annual meeting’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that annual meeting.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
Chase and some brokers may be householding our proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Chase if you are a shareholder of record. You can notify us by sending a written request to Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090, Attn: Secretary, or calling (781) 332-0700. Shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Chase at the telephone and address set forth in the prior sentence. In addition, Chase will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION
Chase is subject to the reporting requirements of the Exchange Act. Accordingly, Chase files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Chase’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Chase also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Chase’s internet website address is www.chasecorp.com. The information located on, or hyperlinked or otherwise connected to Chase’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Chase to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Chase’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022, filed with the SEC on November 10, 2022;
•	Chase’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2023, filed with the SEC on July 6, 2023; and
•	Chase’s Current Report on Form 8-K filed with the SEC on July 24, 2023.
We also incorporate by reference into this proxy statement additional documents that Chase may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Secretary at Chase Corporation, 375 University Avenue, Westwood, Massachusetts 02090, Tel. (781) 332-0700.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 31, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS
Chase has supplied all information in this proxy statement relating to Chase. Parent has supplied all of the information relating to Parent and Merger Sub contained in this proxy statement. We can assure the accuracy of only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger and the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August 31, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

dated as of

July 21, 2023

among

CHASE CORPORATION,

FORMULATIONS PARENT CORPORATION

and

FORMULATIONS MERGER SUB CORPORATION

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of July 21, 2023, among Chase Corporation, a Massachusetts corporation (the “Company”), Formulations Parent Corporation, a Delaware corporation (“Parent”), and Formulations Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H :
WHEREAS, each of the board of directors of the Company (the “Board of Directors”) and the board of directors of Parent and Merger Sub have approved and adopted the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective shareholders of the Company and Merger Sub approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement.
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (a) a limited guarantee (the “Guarantee”) from KKR North America Fund XIII SCSp (the “Guarantor”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain payment obligations of Parent and Merger Sub in connection with this Agreement; and (b) a commitment letter between Parent and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).
WHEREAS, prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have entered into voting agreements (the “Voting Agreements”) in connection with the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions.
(a) As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any Third Party offer or proposal relating to (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled” and “under common control with” have correlative meanings.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. law).
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, applicable anti-bribery legislation enacted by member states of the European Union and signatories implementing the OECD Convention Combating Bribery of Foreign Officials and other similar Applicable Laws from time to time.
“Applicable Law” means, with respect to any Person, any domestic or foreign federal, state or local law (statutory, common or otherwise), act, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, directive, ruling, statute or other similar requirement enacted, adopted, promulgated, issued or applied by a Governmental Authority, that is binding upon or applicable to such Person.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by Applicable Law to close.
“Code” means the Internal Revenue Code of 1986.
“Company Balance Sheet” means the consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company’s report on Form 10-Q for the quarterly period ended on the Company Balance Sheet Date.
“Company Balance Sheet Date” means May 31, 2023.
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub.
“Company Material Adverse Effect” means any event, change, effect, development, occurrence or circumstance that, individually or in the aggregate, (x) has or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations of the Company and its Subsidiaries, taken as a whole or (y) would, or would reasonably be expected to, prevent, materially impair or delay the ability of the Company and its Subsidiaries to perform their obligations under, or to consummate the transactions contemplated by, this Agreement, but with respect to clause (x) only, excluding any effect resulting, directly or indirectly, from (i) changes in GAAP or the official interpretation thereof, (ii) changes in general economic, political, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities or currency markets (including changes in interest or exchange rates), (iii) changes in conditions generally affecting the industries in which the Company and its Subsidiaries operate, (iv) changes in Applicable Law or the official interpretation thereof, (v) changes in geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and any evolutions thereof and any sanctions or other Applicable Laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, broad-based cyberattacks, cyberterrorism, natural disasters, acts of god, demonstrations, public disaster, epidemics, pandemics or other diseases (including COVID-19) including any deterioration or worsening thereof, (vi) the negotiation, execution, delivery or performance of this Agreement or the announcement, pendency, or consummation of the transactions contemplated by this Agreement or the identity of Parent or any of its Subsidiaries or the announcement of Parent’s plans or intentions with respect to the conduct of the business of the Company following Closing, including the impact of the foregoing on the relationships, contractual or otherwise, of the Company and any of its Subsidiaries with customers, suppliers, service providers, Governmental Authorities or any other Persons relating to the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement (provided, that this clause (vi) shall be disregarded for purposes of determining the satisfaction of the conditions in Section 9.02(b) with respect to representations and warranties in Section 4.04), (vii) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (viii) any actions taken (or omitted to be taken) at the express written request of Parent or Merger Sub, including any actions taken by the Company or any of its Subsidiaries in order for Parent to comply with its obligation under Section 8.01(c), (ix) changes in the price and/or trading volume of the shares of Company Common Stock or any other securities of the Company on the NYSE

American or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of the Company (it being understood that any underlying facts giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect) or (x) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries that are expressly required to be taken (or omitted to be taken) pursuant to this Agreement (provided, that this clause (x) shall be disregarded for purposes of determining the satisfaction of the conditions in Section 9.02(b) with respect to representations and warranties in Section 4.04), except, with respect to clauses (i), (ii), (iii), (iv) and (v), to the extent that such event has had a disproportionate adverse effect on the Company or any of its Subsidiaries relative to other companies operating in the industry or industries in which the Company or any of its Subsidiaries conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect.
“Company Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject thereto) or (ii) equity, equity-like, bonus, incentive, deferred compensation or other compensation or benefit plan, program, policy, arrangement or agreement, in each case that is sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries, including for the benefit of any Company Service Provider or former Company Service Provider, or under or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any current or contingent liability or obligation, other than any such plan or agreement that is (A) statutorily mandated and (B) implemented, administered or operated by any Governmental Authority.
“Company Service Provider” means an employee, director or other individual service provider of the Company or any of its Subsidiaries.
“Company Shareholder Approval” means adoption of this Agreement by the affirmative vote, at a shareholders’ meeting duly called and held for such purpose, of holders of at least two thirds (2/3) of the outstanding shares of Company Common Stock entitled to vote on such matter.
“Company Stock Plans” means the Chase Corporation 2005 Incentive Plan, the Chase Corporation Amended and Restated 2013 Equity Incentive Plan and any inducement share or award agreements with Company Service Providers.
“Competition Laws” means Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.
“Confidentiality Agreement” means that certain Confidentiality Agreement listed in Section 1.01(a) of the Company Disclosure Schedule.
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19, and all related strains and sequences, including any variants or evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 27, 2021, by and between Chase Corporation, Neptco Incorporated, the Borrowers and the Subsidiaries of the Borrowers party thereto, Bank of America, N.A., and the Lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Data Security Incident” means any breach of security, phishing incident, ransomware or malware attack, or other similar incident affecting any information technology systems used or otherwise relied on by the Company or any of its Subsidiaries.
“Debt Financing Parties” means the Debt Financing Sources, together with their respective Affiliates, and their and their respective Affiliates’ officers, directors, employees, attorneys, agents and representatives and their respective permitted successors and permitted assigns.
“Debt Financing Sources” means the Persons that have committed to provide or arrange the Debt Financing in connection with the transactions contemplated by this Agreement, including the parties to any commitment letters (including the Debt Commitment Letter), engagement letters, joinder agreements, indentures or credit agreements entered into pursuant thereto.

“Environmental Laws” means any and all Applicable Laws that have as their principal purpose or relate to pollution, public or worker health or safety (to the extent pertaining to exposure to Hazardous Materials), or the protection of the environment or natural resources.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Ex-Im Laws” means all Applicable Laws relating to export, re-export, transfer or import controls (including without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce and customs and import laws administered by U.S. Customs and Border Protection).
“Foreign Investment Laws” means Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of threatening national security, public order or security of supply.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, arbitrator or arbitral body (public or private), agency or official, including any political subdivision thereof, or the NYSE American or any self-regulatory organization.
“Hazardous Material” means any substance, material, chemical, contaminant, pollutant or waste that is regulated by, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law due to their deleterious, toxic or hazardous properties, including petroleum and petroleum derivatives or byproducts, asbestos and asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, noise, odor, mold, radiation and radioactive materials.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intellectual Property” means trademarks, service marks, trade names, trade dress, domain names and other indications of origin, and the goodwill associated with the foregoing, mask works, inventions, patents, trade secrets, copyrights, know-how, rights in computer software and code (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary and intellectual property rights, in each case anywhere in the world.
“Knowledge” means (i) with respect to the Company, the actual knowledge, assuming reasonable inquiry of direct reports, of the individuals listed in Section 1.01(b) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the officers of Parent.
“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance or other similar adverse claim of any kind in respect of such property or asset.
“Massachusetts Law” or the “MBCA” means the Massachusetts Business Corporation Act.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.
“NYSE American” means the NYSE American.
“Parent Material Adverse Effect” means any event, change, effect, development or occurrence that would reasonably be expected to prevent or materially impair or delay the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.
“Permit” means any approvals, authorizations, consents, licenses, ordinances, permits, certificates, commissions, franchises, registrations, accreditations, variance filings, exemptions or notifications issued or granted by, obtained from or made with or to a Governmental Authority.
“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet or notes thereto or securing liabilities reflected on the Company Balance Sheet or notes thereto, (ii) Liens for Taxes, assessments and similar charges that are not yet due and payable or are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iv) any easements, covenants, conditions, restrictions and other similar matters of record affecting title that do not, individually or in the aggregate, materially and adversely impair the continued use and operation of the property to which they relate in the business of the Company and its Subsidiaries as currently conducted, (v) any Liens or encumbrances on title affecting a lessor’s (or sublessor’s) interest in any of the Leased Real Property or affecting the interest of a subtenant of Company or its Subsidiaries therein, (vi) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Real Property, (vii) any state of facts which an accurate survey of the Real Property would disclose and which, individually or in the aggregate, do not materially and adversely impair the continued use and operation of the applicable Real Property in the business of the Company and its Subsidiaries as currently conducted, (viii) Liens constituting non-exclusive licenses of Intellectual Property rights granted in the ordinary course of business, and (ix) Liens disclosed in Section 1.01(c) of the Company Disclosure Schedule.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Registered IP” means all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) copyrights registrations, and (iv) material internet domain names, in each case, owned by, registered to, or filed in the name of the Company or its Subsidiaries.
“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, attorneys, accountants and other advisors of such Person, acting on such Person’s behalf.
“Sanctioned Person” means at any time any Person who is the target of Sanctions, including by virtue of being (i) listed on any Sanctions-related list of designated or blocked persons, (ii) a Governmental Authority of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine), or (iii) 50% or more owned (in the aggregate) or controlled by any of the foregoing.
“Sanctions” means economic or financial sanctions Laws or trade embargoes imposed, administered or enforced from time to time by (i) the United States, (ii) the United Nations Security Council, (iii) the European Union and (iv) the United Kingdom.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Subsidiary” means, with respect to any Person, any entity of which (i) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person or (ii) such Person independently or together with one or more Subsidiaries of such Person, has at least a majority ownership and the power to direct the policies, management and affairs thereof.
“Tax” means any tax or other like assessment or charge in the nature of a tax (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, payroll, social security (or similar), pension, employment, excise, estimated, stamp, custom, duty, license, and property taxes, however denominated, whether disputed or not, and any withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax.
“Tax Return” means any report, return, document, declaration or other information or filing that is filed or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including, in each case, any amendment thereto.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates.
“Title IV Plan” means any Company Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws.

(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Acceptable Confidentiality Agreement	6.04(b)(i)
Adverse Recommendation Change	6.04(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.04(a)
Annual Bonus Plan	7.04(c)
Antitrust Division	8.01(b)
Articles of Merger	2.01(c)
Board of Directors	Recitals
Bonus Amount	7.04(c)
Capitalization Date	4.05(a)
Certificates	2.03(a)
Closing	2.01(b)
Closing Year	7.04(c)
Company	Preamble
Company Common Stock	4.05(a)
Company Multiemployer Plan	4.17(c)
Company Option	2.05(b)
Company Preferred Stock	4.05(a)
Company PSA	2.05(a)
Company Recommendation	4.02(b)
Company Related Parties	11.04(c)
Company Restricted Stock	2.05(a)
Company RSA	2.05(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(d)
Company Shareholder Meeting	6.02
Company Subsidiary Securities	4.06(b)
Confidentiality Agreement	6.03(b)
Continuing Employee	7.04(a)
D&O Insurance	7.03(d)
Debt Commitment Letter	11.14
Debt Financing	6.06(a)
Debt Financing Documents	11.14
e-mail	11.01
Effective Time	2.01(c)
End Date	10.01(b)(i)
Enforceability Exceptions	4.02(a)
Equity Commitment Letter	Recitals
Equity Financing	5.07(a)
Exchange Agent	2.03(a)
Excluded Benefits	7.04(a)
Foreign Plan	4.17(l)
FTC	8.01(b)
Guarantee	Recitals
Guarantor	Recitals
Indemnified Person	7.03(a)
Internal Controls	4.07(e)
Intervening Event	6.04(f)(ii)
Leased Real Property	4.14(b)

Term	Section
Material Contracts	4.20(a)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Notice of Recommendation Change	6.04(d)
Notice Period	6.04(d)
Owned Real Property	4.14(b)
Parent	Preamble
Parent Liability Limitation	11.04(d)
Parent Plans	7.04(b)
Parent Related Parties	11.04(d)
Pre-Closing Bonus	7.04(c)
Proceeding	4.13
Proxy Statement	4.09
Real Property	4.14(b)
Real Property Lease	4.14(b)
Solvent	5.11
Subject Courts	11.14
Superior Proposal	6.04(f)(i)
Surviving Corporation	2.01(a)
Termination Fee	11.04(b)(i)
Transaction Litigation	8.07
Uncertificated Shares	2.03. (a)
Voting Agreements	Recitals
Willful Breach	10.02
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. References to documents or information “made available” or “provided” to Parent or similar terms shall mean documents or information (i) publicly available on the SEC EDGAR database at least two (2) Business Days prior to the date of this Agreement, (ii) delivered by or on behalf of the Company to Parent via e-mail or in hard copy form at least one (1) Business Day prior to the execution of this Agreement or (ii) uploaded at least one (1) Business Day prior to the execution of this Agreement in the “Project Pursuit” dataroom hosted on Datasite.
ARTICLE 2
THE MERGER
Section 2.01. The Merger.
(a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with Massachusetts Law, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).
(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 or through the electronic exchange of the applicable documents, using PDFs or electronic signatures as soon as possible, but in any event no later than three (3) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree.
(c) Subject to the provisions of this Agreement, at the Closing, the Company and Merger Sub shall file the articles of merger (the “Articles of Merger”) with the Secretary of the Commonwealth of Massachusetts and make all other filings or recordings required by Massachusetts Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the Articles of Merger are duly filed with the Secretary of the Commonwealth of Massachusetts (or at such later time as may be specified in the Articles of Merger).
(d) From and after the Effective Time, the Surviving Corporation shall possess all of the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Massachusetts Law.
Section 2.02. Conversion of Shares.
(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each share of Company Common Stock outstanding immediately prior to the Effective Time (including each share of Company Restricted Stock) shall be converted into the right to receive $127.50 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest.
(b) Each share of Company Common Stock held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.
(c) Each share of Company Common Stock held by any Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(d) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03. Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i)certificates representing shares of Company Common Stock (the “Certificates”) or (ii) uncertificated shares of Company Common Stock (the “Uncertificated Shares”). The Exchange Agent agreement pursuant to which Parent shall appoint the Exchange Agent shall be in form and substance reasonably acceptable to the Company and Parent. Prior to the Effective Time, Parent shall make available to the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. As promptly as practicable after the Effective Time (but no later than two (2) Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall be in a form reasonably acceptable to the Company and finalized prior to the Effective Time and which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.
(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal in customary form reasonably acceptable to Parent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each share of Company Common Stock represented by a Certificate or for each Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d‘) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon.
Section 2.04. Dissenting Shares. Notwithstanding Section 2.02, if required by Massachusetts Law (but only to the extent required thereby) shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted, or caused or permitted to be voted, any shares in favor of the Merger or consented thereto in writing and who has demanded and perfected such holder’s right to appraisal for such shares in accordance with Part 13 of the MBCA, if such Part 13 of the MBCA is determined to be applicable, shall not be converted into the right to receive the Merger Consideration, but instead and in lieu thereof, shall have the right to receive payment from Parent with respect to such shares in accordance with the MBCA; provided, however, that if such holder fails to perfect, properly withdraws or otherwise loses the right to appraisal or if a court of competent jurisdiction shall otherwise determine that such shareholder is not entitled to the relief provided under Part 13 of Massachusetts Law, then such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any notice of intent to demand payment or other demands received by the Company for appraisal of shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.

Except with the prior written consent of Parent or as required by Applicable Law, including Part 13 of the MBCA, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands (including by providing any estimate of the fair value of any shares).
Section 2.05. Treatment of Equity Awards.
(a) At the Effective Time, each outstanding share of Company Common Stock that is subject to vesting or other forfeiture conditions granted under a Company Stock Plan or otherwise (each such share, “Company Restricted Stock”) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company Restricted Stock, become fully vested as described in this Section 2.05(a) and shall be automatically canceled and converted into the right to receive the Merger Consideration in accordance with Section 2.02(a). Each outstanding award of shares of Company Restricted Stock that vests based on the satisfaction of time-based vesting conditions shall be referred to herein as a “Company RSA.” With respect to each outstanding award of shares of Company Restricted Stock for which the number of shares of Company Common Stock deliverable under such award is determined based on the satisfaction of performance conditions (each, a “Company PSA”), the number of shares of Company Restricted Stock subject to the treatment in this Section 2.05(a) will be the number of shares of Company Restricted Stock issued and outstanding under the Company PSA as of immediately prior to the Effective Time. Notwithstanding the foregoing, with respect to each Company RSA that is granted after the date of this Agreement, except as set forth in Section 2.05(a) of the Company Disclosure Schedule, at the Effective Time the shares of Company Restricted Stock thereunder shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company Restricted Stock, (i) become vested with respect to a Pro-Rata Portion (as defined below) and shall be automatically canceled and converted into the right to receive, with respect to each share of Company Restricted Stock subject to such Pro-Rata Portion, the Merger Consideration in accordance with Section 2.02(a) and (ii) be automatically canceled for no consideration with respect to the portion of such Company RSA that does not constitute the Pro-Rata Portion. For purposes of the preceding sentence, the “Pro-Rata Portion” shall be equal to the product of (i) the number of shares of Company Restricted Stock subject to the Company RSA granted after the date of this Agreement, and (ii) a fraction, the numerator of which shall be the number of days that have elapsed from the grant date of such Company RSA to the Closing Date, and the denominator which shall be the total number of days from the grant date of such Company RSA to the final regularly scheduled vesting date set forth in such Company RSA.
(b) At the Effective Time, each option to purchase Company Common Stock granted under any Company Stock Plan or otherwise, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time (each, a “Company Option”) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company Option, become fully vested and shall be automatically canceled and converted into the right of the holder thereof to receive a cash payment, without interest, in an amount equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock issuable in respect of such Company Option as of immediately prior to the Effective Time. Each Company Option that has a per share exercise price that is equal to or greater than the Merger Consideration shall automatically be forfeited and canceled without consideration, effective as of the Effective Time.
(c) All payments under Section 2.05(a) and Section 2.05(b) shall be made at or as soon as practicable, but no later than ten (10) days, after the Effective Time, pursuant to the Company’s or the Surviving Corporation’s ordinary payroll or payment practices, and shall be subject to any required withholding Taxes.
(d) Prior to the Effective Time, the Company shall take all actions as are reasonably necessary (including adopting resolutions) to effectuate the treatment of the Company RSAs, Company PSAs and Company Options pursuant to this Section 2.05.
Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from the vesting or satisfaction of performance conditions applicable to any Company RSAs, Company PSAs or exercise of Company Options, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.07. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 2.
Section 2.08. No Dividends. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Date will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
Section 2.09. Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.
Section 2.10. Withholding. Notwithstanding anything herein to the contrary, each of the Exchange Agent, Parent, the Company, the Surviving Corporation, and their Affiliates will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax law. Any amounts so deducted or withheld shall be paid over to the applicable Governmental Authority and, to the extent so paid over, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01. Articles of Organization. Subject to Section 7.03(b), the articles of organization of the Company in effect at the Effective Time shall be the articles of organization of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.01 shall affect in any way the indemnifications obligations provided for in Section 7.03.
Section 3.02. Bylaws. Subject to Section 7.03(b), the bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnifications obligations provided for in Section 7.03.
Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in any Company SEC Document filed on or after December 31, 2021 and at least two (2) Business Days before the date of this Agreement (including the exhibits and schedules thereto, but excluding any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature), it being understood that any matter disclosed in such Company SEC Document shall not be deemed disclosed for purposes of Section 4.05, as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:
Section 4.01. Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate powers and authority necessary to enable the Company to own, lease and operate the properties and assets it purports to own, lease or operate and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or licensing is necessary, except for those jurisdictions where failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of, and is not in default under or in violation of any provisions of, the articles of organization, bylaws or equivalent documents of the Company and each of its Subsidiaries.
Section 4.02. Corporate Authorization.
(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the Company Shareholder Approval in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The Company Shareholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws of general applicability relating to or affecting creditor’s rights, or by principles governing the availability of equitable remedies, whether considered in suit, action or proceeding at law or in equity (collectively, the “Enforceability Exceptions”)).
(b) At a meeting duly called and held, the Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s shareholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s shareholders and (iv) resolved, subject to Section 6.04(b), to recommend approval and adoption of this Agreement by its shareholders (such recommendation, the “Company Recommendation”). As of the date hereof, the Company Recommendation has not been withdrawn, rescinded or modified in any way.
Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing by the Company or any of its Subsidiaries with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws and Foreign Investment Laws set forth on Section 4.03 of the Company Disclosure Schedule, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, including the filing with the SEC of the Proxy Statement, (c) the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (d) compliance with the rules and regulations of the NYSE American and (e) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and, assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Shareholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of organization or bylaws (or equivalent documents) of the Company or any of its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any contract, agreement, note, bond, mortgage, license or other instrument binding upon the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any properties or assets of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (c) and (d) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.05. Capitalization.
(a) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.10 per share (“Company Common Stock”) and 100,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”). As of July 20, 2023 (the “Capitalization Date”), there were outstanding (i) 9,506,344 shares of Company Common Stock (which excludes the shares of Company Common Stock relating to Company RSAs, Company PSAs and Company Options), (ii) no shares of Company Preferred Stock, (iii) Company RSAs relating to an aggregate of 65,695 shares of Company Common Stock (inclusive of shares issued pursuant to awards that were formally Company PSAs but the applicable performance goals have already been satisfied), (iv) Company PSAs (assuming maximum achievement of any applicable performance goals) relating to an aggregate of 21,160 shares of Company Common Stock and (v) Company Options to purchase an aggregate of 184,904 shares of Company Common Stock. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company RSAs, Company PSAs and Company Options will be, when issued, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive or similar rights. As of the Capitalization Date, other than the items listed in clauses (i) through (v) of the second sentence of Section 4.05(a), there are no issued or outstanding Company Securities.
(b) Section 4.05(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company RSAs, Company PSAs and Company Options outstanding as of the Capitalization Date, and with respect to each such award, the name or employee identification number of the holder, the number of shares of Company Common Stock subject to such award, the grant date, the vesting schedule or date(s) and, to the extent applicable, the per share exercise price and the expiration date thereof.
(c) As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Company Common Stock may vote.
(d) Except as expressly set forth in Section 4.05(a), and for changes since the Capitalization Date resulting from vesting or the satisfaction of performance conditions applicable to any Company RSAs or Company PSAs or the exercise of Company Options, in each case, that were outstanding on the Capitalization Date, as of the date hereof, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company or its Subsidiaries convertible or exchangeable into or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company or its Subsidiaries, or other obligation of the Company or its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company, or (iv) stock options, restricted shares, stock appreciation rights, performance units or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities or ownership interests of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding contractual obligations or commitments of the Company of any character relating to any Company Securities, including any voting trusts, proxies or any other contracts or understandings with respect to the voting of, or any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to, any Company Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no declared or accrued but unpaid dividends or distributions with respect to any Company Common Stock or Company Preferred Stock.
(e) None of the Company Securities are owned by any Subsidiary of the Company.
Section 4.06. Subsidiaries.
(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers required to carry on its business as now conducted, except for any failure to be so organized, existing and in good standing or any failure to have such powers as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. A complete and accurate list of all of the Subsidiaries of the Company and their respective jurisdictions of organization is set forth in Section 4.06(a) of the Company Disclosure Schedule.
(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive or similar rights, and is owned by the Company, directly or indirectly. Except as set forth in Section 4.06(b) of the

Company Disclosure Schedule, as of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible or exchangeable into, or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) stock options, restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iiii), along with all shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding contractual obligations or commitments of any Subsidiary of the Company of any character relating to any Company Subsidiary Securities, including any voting trusts, proxies or any other contracts or understandings with respect to the voting of, or any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to, any Company Subsidiary Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Subsidiaries or owns, directly or indirectly, any shares of capital stock or other voting securities of or ownership interests in any other Person.
Section 4.07. SEC Filings; Internal Controls.
(a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses and other documents required to be filed with or furnished to the SEC by the Company since September 1, 2021 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
(b) As of its filing date, each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.
(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company maintains, and since September 1, 2021 has maintained, “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and Rule 15d-15 promulgated under the 1934 Act) designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities. Neither the Company nor, to the Knowledge of the Company, the Company’s auditors has identified or been made aware of (i) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in Internal Controls or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s Internal Controls. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents.
Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements, in each case, none of which would reasonably be expected to be material, individually or in the aggregate). Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company’s Subsidiaries in the Company’s published financial statements or other Company SEC Documents.
Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Proxy Statement”) will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the shareholders of the Company and at the time of the Company Shareholder Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives specifically for use or incorporation by reference therein.
Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date through the date of this Agreement (a) except as set forth in Section 4.10 of the Company Disclosure Schedule, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices in all material respects, (b) there has not been any Company Material Adverse Effect, and (c) without limiting the generality of the foregoing, the Company and its Subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of, or require the consent of, Parent under Section 6.01.
Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Company, other than: (a) liabilities or obligations disclosed and provided for on the face of the Company Balance Sheet or in the notes thereto; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which is a liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of any Applicable Law, environmental matter or Proceeding); (c) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (d) liabilities or obligations that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
Section 4.12. Compliance with Laws; Permits.
(a) The Company and each of its Subsidiaries is, and for the past three (3) years has been, in compliance with and not given notice of any violation of, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Permits necessary for the ownership and operation of its business as currently conducted, and each such Permit is in full force and effect; (ii) the Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with the terms of all Permits necessary for the ownership and operation of its businesses; and (iii) for the past three (3) years neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Permit, the substance of which has not been resolved.

(c) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, for the past three (3) years, neither the Company nor any of its Subsidiaries nor any director, officer, or employee or, to the Knowledge of the Company, any agent or representative thereof has (i) directly or indirectly (A) used any corporate funds for any unlawful contribution, gift or entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to any employee of any Governmental Authority, (C) made any unlawful bribe, rebate, payoff, influence payment or kickback or other unlawful payment nor (D) otherwise violated any applicable Anti-Corruption Laws, (ii) been nor is a Sanctioned Person nor has transacted business, directly or knowingly indirectly, with any Sanctioned Person nor otherwise violated Sanctions, nor (iii) violated any applicable Ex-Im Laws. For the past three (3) years, neither the Company nor any of its Subsidiaries has received any allegation, inquiry, notice or communication that alleges any of the Company nor any of its Subsidiaries may have violated any Anti-Corruption Laws, Sanctions or Ex-Im Laws, nor has made any voluntary or directed disclosure or prior disclosure related to such laws. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, for the past (3) years, the Company and its consolidated Subsidiaries have maintained books and records and a system of internal controls as required of them by the U.S. Foreign Corrupt Practices Act of 1977, as amended.
Section 4.13. Litigation. There is, and for the past three (3) years has been, no action, claim, suit, charge, audit, complaint, investigation or proceeding (each, a “Proceeding”) pending, or, to the Knowledge of the Company, threatened by or against, the Company or any of its Subsidiaries before (or, in the case of threatened Proceedings, that would be before) or by any Governmental Authority, or any order, injunction, judgment, decree, writ or ruling of any Governmental Authority outstanding against the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14. Properties.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property (including the Real Property) and assets necessary to operate its business, free and clear of all Liens other than Permitted Liens. To the Knowledge of the Company, each such property or asset is in all material respects in sufficient operable condition and repair to conduct the Company’s business, subject to normal wear and tear, ongoing repairs or refurbishments conducted in the ordinary course of business.
(b) As of the date hereof, Section 4.14(b) of the Company Disclosure Schedule sets forth a true and complete list of (i) all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”), and (ii) all real property leased by or for the benefit of, or occupied by, the Company or any of its Subsidiaries for which the Company or its Subsidiaries made gross rental payments to the lessor of at least $1,000,000 in the Company’s 2022 fiscal year (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). The Company has delivered or made available to Parent copies of all material leases, subleases or licenses, and all material amendments and modifications thereof, with respect to the Leased Real Property (each, a “Real Property Lease”).
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Real Property Lease is valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a material default under the provisions of such Real Property Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Real Property Lease, (iii) the Company and its Subsidiaries have not (A) subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property, or (B) collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein, (iv) the Company or its Subsidiary has not leased or otherwise granted to any Person the right to use or occupy any Owned Real Property or any portion thereof, and (v) there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.
(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received any written notice that all or any portion of Real

Property is subject to any governmental order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor and to the Knowledge of the Company, there is no such governmental order threatened against all or any portion of the Real Property.
(e) Except for any Permitted Liens and as set forth in Section 4.14(e) of the Company Disclosure Schedule and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no contractual or legal restrictions that prevent the Company or any of its Subsidiaries from using any Real Property for its current use and (ii) all structures and other buildings on the Real Property are in good operating condition and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and none of such structures or buildings is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, and except for ordinary wear and tear.
(f) The Real Property comprises all of the material real property used or intended to be used in, or otherwise related to, the business of the Company and its Subsidiaries as currently conducted.
Section 4.15. Intellectual Property.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its Subsidiaries (i) own all right, title and interest in all Intellectual Property owned or purported by the Company to be owned by the Company or its Subsidiaries free and clear of all Liens, other than Permitted Liens, and (ii) have a valid and enforceable right to use, free and clear of all Liens, other than Permitted Liens, all other Intellectual Property necessary to conduct the business of the Company and its Subsidiaries. Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of all Registered IP, all of which, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, is unexpired, subsisting, and to the Knowledge of the Company, valid and enforceable.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate, and for the past three (3) years, has not infringed, misappropriated, or otherwise violated, any valid and enforceable Intellectual Property rights of any Person; (ii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Intellectual Property rights owned by the Company or its Subsidiaries; (iii) there is no claim pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any valid and enforceable Intellectual Property rights of any Person; (iv) to the Knowledge of the Company, (A) none of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree restricting the use thereof by the Company or its Subsidiaries and (B) there are no claims or allegations pending or threatened in writing seeking to challenge the validity, enforceability or ownership of the Company’s or any of its Subsidiaries’ rights in any Intellectual Property owned by the Company or its Subsidiaries; and (v) the Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property owned by the Company or its Subsidiaries, the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) the Company and its Subsidiaries are in compliance with all Applicable Laws relating to the collection, use, storage, disclosure or other processing of personally identifiable information collected or stored by or on behalf of their business and (ii) for the past three (3) years, there have been no material Data Security Incidents.
Section 4.16. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law (taking into account all extensions), and all Tax Returns filed with any Taxing Authority are correct and complete.
(b) The Company and each of its Subsidiaries has paid, has timely had paid on its behalf, or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable. None of the Company or any its Subsidiaries has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any income or other Tax, in each case which period has not since expired, other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business.
(c) There is no Proceeding now pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax.
(d) For the past three (3) years, none of the Company or any of its Subsidiaries has (i) constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code, or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 361 of the Code.
(e) None of the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b).
(f) There are no Liens for Taxes on any assets or equity of the Company or any of its Subsidiaries, other than Liens for Taxes that are not yet due and payable or are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP.
(g) No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(h) None of the Company or any of its Subsidiaries (i) is a party to or bound by, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes (such as a loan or a lease); (ii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company); or (iii) has any material liability for the Taxes of any Person other than the Company or any of its Subsidiaries pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States law), as a transferee or successor, or otherwise by operation of law.
Section 4.17. Employee Benefit Plans.
(a) Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list of each material Company Plan. Copies of the current plan document and all material amendments thereto have been furnished to Parent together with the most recent annual report on Form 5500, if required, the most recent determination, opinion or advisory letter issued by the Internal Revenue Service, the most recent actuarial valuation report, all related trust agreements, insurance contracts and other funding arrangements, and all material non-routine correspondence with any Governmental Authority within the last two years, provided that the foregoing shall not apply to any Company Multiemployer Plans, which are covered by Section 4.17(c)).
(b) Section 4.17(b) of the Company Disclosure Schedule contains a correct and complete list of each Title IV Plan. No Title IV Plan is in “at-risk status” (within the meaning of Section 303(i)(4) of ERISA) and none of the following events has occurred or would reasonably be expected to occur (whether as a result of the transactions contemplated by this Agreement or otherwise) in connection with any Title IV Plan: (i) a “reportable event,” within the meaning of Section 4043 of ERISA, other than any such event for which the 30-day notice period has been waived by the Pension Benefit Guaranty Corporation (“PBGC”), or (ii) any event described in Section 4062 or 4063 of ERISA. No event has occurred or circumstances exist, and neither the Company nor any of its Subsidiaries has engaged in any transaction (including the transactions contemplated hereby) that has or could result in a material liability under or with respect to Section 4069 or 4212(c) of ERISA. No notice of intent to terminate any Title IV Plan has been filed and no amendment to treat a Title IV Plan as terminated has been adopted and no proceeding has been commenced by the PBGC to terminate any Title IV Plan. With respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, the requirements of Section 204(h) of ERISA have been complied with in all material respects. The minimum funding standard under Section 430 of the Code has been satisfied with respect to each Title IV Plan, and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted with respect to any Title IV Plan, in each case, that has not been resolved. All contributions required under Section 302 of ERISA and Section 412 of the Code have been timely made in all material respects with respect to each Title IV Plan, and all amounts due to the PBGC pursuant to Section 4007 of ERISA have been timely paid in all material respects with respect to each Title IV Plan.
(c) Section 4.17(c) of the Company Disclosure Schedule sets forth a true and complete list of each Multiemployer Plan to which the Company or any of its Subsidiaries contributes, has an obligation to contribute or otherwise has any current or contingent liability or obligation (each, a “Company Multiemployer Plan”). Neither the Company nor any of its Subsidiaries has, within the past 6 years, incurred, currently has or could reasonably be expected to incur (whether as a result of the transactions contemplated hereby or otherwise) any material liability on account of a “complete withdrawal” or a “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan. With respect to each Company Multiemployer Plan: (i) all contributions and payments (including installments) required to be made by the Company or any of its Subsidiaries have been timely made in all material respects; (ii) to the Knowledge of the Company, no Company Multiemployer Plan is in endangered, critical or critical and declining status (within the meaning of Section 432 of the Code or Section 305 of ERISA) so as to result directly or indirectly in any increase in contributions or other liability or obligation of the Company or any of its Subsidiaries; and (iii) to the Knowledge of the Company, no Company Multiemployer Plan is in or is expected to be in insolvency, has undergone or is expected to undergo a mass withdrawal or has filed a notice of termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA. Neither the Company nor any of its Subsidiaries is bound by any contract or has any liability or obligation described in Section 4204 of ERISA.
(d) No Company Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code). Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received or has reliance upon a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination or opinion from the Internal Revenue Service, and nothing has occurred with respect to any such Company Plan that could reasonably be expected to adversely affect the qualified status thereof.
(e) Each Company Plan has been established, maintained, funded, operated and administered in all material respects compliance with its terms and Applicable Law, including ERISA and the Code.
(f) Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any material Tax or penalty under Section 4975, 4980B, 4980D, 4980H, 6721 or 6722 of the Code, and no circumstances exist or events have occurred that would reasonably be expected to result in the imposition of any such material Taxes or penalties.
(g) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) would reasonably be expected to (i) entitle any Company Service Provider or former Company Service Provider to any material payment or material benefit or (ii) accelerate the time of payment or vesting of any material compensation or material benefits, in either case under any Company Plan or otherwise, (iii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend, or terminate any Company Plan, (iv) result in any forgiveness of indebtedness of any Company Service Provider or former Company Service Provider, or (v) result in any payment or benefit made by the Company or any of its Subsidiaries that could be characterized as a parachute payment within the meaning of Section 280G of the Code.
(h) Each Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.
(i) No Company Plan provides for any tax “gross-up” or similar “make-whole” payments for any Taxes imposed under Sections 4999 or 409A of the Code.
(j) No Company Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, any post-retirement or post-termination medical, dental, life insurance or other welfare benefits to any current or former Company Service Provider or any other Person (other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar Applicable Law for which the recipient pays the full cost or by non-U.S. Applicable Law).

(k) No material Proceeding (other than routine claims for benefits) is pending against, or, to the Knowledge of the Company, is threatened against, any Company Plan (or the assets thereof), including before any Governmental Authority.
(l) Without limiting the generality of the foregoing, except as would not reasonably be expected to result in material liability to the Company or its Subsidiaries: (i) each Company Plan maintained on behalf of current or former directors, officers, managers, employees or other service providers who reside or work primarily outside of the United States (each, a “Foreign Plan”) required by any Applicable Law to be registered or approved by a Governmental Authority has been so registered or approved and has been maintained in good standing with the applicable Governmental Authority in all material respects; (ii) each Foreign Plan required under any Applicable Law to be funded, is either (A) funded in accordance with such Applicable Law to an extent sufficient to provide for accrued benefit obligations with respect to all participants (if so required under the Foreign Plan) or (B) fully insured, in each case based upon generally accepted local accounting and actuarial practices and procedures, and none of the transactions contemplated by this Agreement will, or would reasonably be expected to, cause such funding or insurance obligations to be materially less than such benefit obligations; and (iii) no Foreign Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, gratuity or similar plan or arrangement.
Section 4.18. Employee and Labor Matters.
(a) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Labor Agreement and no employees of the Company or any of its Subsidiaries are represented by any labor union, labor organization, works council, employee representative, or other labor organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, for the past three (3) years, there have been no demands for recognition or certification or other labor organizing activities against or affecting the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, for the past three (3) years, there has been no actual or, to the Knowledge of the Company, threatened unfair labor practice charges, labor grievances, labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company. With respect to the transactions contemplated by this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have satisfied any notice, consultation, bargaining or similar obligations owed to their employees or their employees’ representatives under Applicable Law, Labor Agreement, or other contract.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and for the last three (3) years have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to conditions of employment, labor management relations, wages, hours, overtime, worker classification and treatment, discrimination and retaliation, harassment, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), pay equity, sexual harassment, work authorization, immigration, plant closures and layoffs (including the WARN Act), safety and health, workers compensation, labor relations, employee leave issues, affirmative action and affirmative action plan requirements and unemployment insurance, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes.
(c) For the past three (3) years, the Company and each of its Subsidiaries have reasonably investigated all material, non-frivolous sexual harassment, or other discrimination or retaliation allegations that have been made through the Company’s or its Subsidiary’s internal reporting procedures or of which they otherwise have Knowledge against any employee at the level of Vice President or above. Neither the Company nor any of its Subsidiaries reasonably expects any material liability with respect to any such allegations.
Section 4.19. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) no written notice, order, claim, complaint or penalty has been received by the Company or any of its Subsidiaries for the past three (3) years (or earlier to the extent unresolved) arising out of, or relating to, any Environmental Laws, and there are no judicial, administrative or other Proceedings pending or, to the Knowledge of the Company, threatened which allege a violation by the Company or any of its Subsidiaries of, or liability of the Company or any of its Subsidiaries under, any Environmental Laws;

(b) the Company and each of its Subsidiaries have obtained and maintained all permits necessary for their operations to comply with Environmental Laws and are, and for the past three (3) years have been, in compliance with the terms of such permits;
(c) the Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance with all Environmental Laws; and
(d) neither the Company nor any of its Subsidiaries (nor any other Person to the extent giving rise to liability for the Company or any of its Subsidiaries) has treated, stored, handled, transported, disposed of, arranged for or permitted the disposal of, manufactured, marketed, sold, distributed, released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Materials (or any products containing Hazardous Materials), in each case, so as to give rise to any liability under Environmental Law.
Section 4.20. Material Contracts.
(a) Section 4.20(a) of the Company Disclosure Schedule contains an accurate and complete list of each contract described below in this Section 4.20(a) under which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise), in each case as of the date hereof (other than the Company Plans) (collectively, the “Material Contracts”):
(i) any partnership, joint venture, strategic alliance, collaboration, co-promotion or research and development project contract that is material to the Company and its Subsidiaries, taken as a whole;
(ii) any contract relating to outstanding indebtedness of the Company or any of its Subsidiaries for borrowed money or any financial guaranty thereof in an amount in excess of $1,000,000, other than (A) contracts among the Company and its wholly owned Subsidiaries and (B) financial guarantees entered into in the ordinary course of business;
(iii) any contract (excluding licenses for commercial off-the-shelf computer software and non-exclusive licenses granted in the ordinary course of business) to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries (A) is granted any license or right to use, or covenant not to sue with respect to, any Intellectual Property of a Third Party or (B) has granted to a Third Party any license or right to use, or covenant not to sue with respect to, any Intellectual Property, and, in the case of both (A) and (B), which contract is material to the Company and its Subsidiaries, taken as a whole;
(iv) any agreement for the purchase, sale or lease of supplies, goods or products or for the furnishing or receipt of services, in each case, which provides for payments to or by the Company and its Subsidiaries that exceed $2,000,000 annually or $7,500,000 in the aggregate;
(v) any shareholders, investors rights or registration rights agreement;
(vi) any other agreement which provides for payments to or by the Company and its Subsidiaries that exceed $5,000,000 individually or $15,000,000 in the aggregate;
(vii) any Labor Agreement;
(viii) any contract that is a settlement, conciliation or similar agreement with any Governmental Authority or Person or pursuant to which the Company or any of its Subsidiaries has any material outstanding obligation;
(ix) any contract (A) prohibiting, or purporting to limit or restrict the Company’s, any of the Company’s Affiliates’ or any of its Subsidiaries’ ability to compete or to conduct its businesses in any geographical area or the type or line of business in which the Company or any of its Subsidiaries is engaged, (B) providing “most favored nation” or similar provisions where the pricing, discounts or benefits to any customer or other business relation of the Company or any of its Subsidiaries changes based on the pricing, discounts or benefits offered to other customers or business relations, (C) granting a right of first refusal or right of first offer or similar right for any line of business or assets of the Company or any of its Subsidiaries, (D) establishing an exclusive sale or purchase or similar obligation with respect to any obligation or geographical area or (E) imposing any minimum requirements or obligations of the Company or any of its Subsidiaries for any minimum purchase, expenditure, investment, sale, payment, production, supply, output, distribution or similar minimum requirements obligations or any take-or-pay provision in favor of a third party;

(x) any contract related to any completed, pending or future (A) disposition, divestiture or acquisition (whether by merger, sale of stock, sale of assets or otherwise) of any business, equity interests or material portion of assets or properties by the Company or any of its Subsidiaries or (B) consolidation, recapitalization, reorganization or other business combination with respect to the Company or any of its Subsidiaries, in each case, under which the Company or any of its Subsidiaries has outstanding payment or indemnification obligations; and
(xi) any other contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).
(b) Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof (i) each contract set forth in Section 4.20(a) of the Company Disclosure Schedule is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to any such contract, is in violation of any provision thereof.
Section 4.21. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with Applicable Law, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, and (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.
Section 4.22. Finders’ Fees. Except for Perella Weinberg Partners LP, there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Company has made available to Parent a true and complete copy of the Perella Weinberg Partners LP engagement letter and any other agreement providing for such fee or commission.
Section 4.23. Opinion of Financial Advisor. The Company has received the opinion of Perella Weinberg Partners LP, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration is fair to the Company’s shareholders from a financial point of view. A signed, correct and complete copy of such opinion will promptly be made available to Parent, for informational purposes only, following receipt thereof by the Company.
Section 4.24. Antitakeover Statutes. The Board of Directors has taken all action necessary to render Chapters 110C, 110D and 110F of the Massachusetts General Laws and other similar anti-takeover statute or regulation under the laws of the Commonwealth of Massachusetts or other Applicable Law inapplicable to the Merger, this Agreement and the transactions contemplated hereby and thereby.
Section 4.25. Related Party Transactions. Neither the Company nor any of its Subsidiaries is a party to any agreement, commitment or transaction that would be required to be disclosed under Item 404 of Regulation S-K of the SEC and that is not so disclosed.
Section 4.26. No Other Representations and Warranties. Except for the representations and warranties contained in this Article 4 or in any certificate delivered in connection with this Agreement, none of the Company or any of its Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives or any other Person has made, or is making, any representation or warranty whatsoever to Parent or any of its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or any of its Affiliates or Representatives. Except for the representations and warranties set forth in Article 5 or in any certificate delivered in connection with this Agreement, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Sub to the Company, or any of its Representatives or Affiliates, and the Company hereby disclaims reliance on any such other representation or warranty (including as to the accuracy or completeness of any information provided by Parent or Merger Sub to the Company), whether by or on behalf of Parent or Merger Sub, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Parent or Merger Sub or any of their Representatives or Affiliates with respect to any one or more of the foregoing.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Each of Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Parent and Merger Sub to the Company (the “Parent Disclosure Schedule”):
Section 5.01. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted, except for any failures to be so incorporated, existing and in good standing and any failure to have such powers as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub was incorporated solely for the purpose of consummating the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub have been validly issued, are fully paid and non-assessable and are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens.
Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of each of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub and no vote of the shareholders of Parent is necessary to authorize the execution, delivery or performance of this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except insofar as such enforceability may be limited by the Enforceability Exceptions). Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing by Parent or Merger Sub with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws and Foreign Investment Laws set forth in Section 4.03 of the Company Disclosure Schedule, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, (c) the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, and (d) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05. Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives or advisors specifically for use or incorporation by reference therein.
Section 5.06. Litigation. As of the date hereof, there is no action, suit or proceeding pending against or, to the Knowledge of Parent, threatened in writing against, Parent or any of its Subsidiaries before (or, in the case of threatened actions, suits or proceedings, that would be before) or by any Governmental Authority, or any order, injunction, judgment, decree or ruling of any Governmental Authority outstanding against Parent or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.07. Financing.
(a) Equity Commitment Letter. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, dated as of the date hereof, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (such financing, the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third party beneficiary of, and is entitled to enforce, the Equity Commitment Letter in connection with the Company’s exercise of its rights under Section 11.13.
(b) No Amendments. As of the date hereof, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date hereof; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated, reduced, or rescinded in any respect and no such withdrawal, termination, reduction or rescission is contemplated. As of the date hereof, neither Parent nor Merger Sub is in default of or breach under the terms and conditions of the Equity Commitment Letter, and no event has occurred that, with or without notice, lapse of time or both would be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Equity Commitment Letter. As of the date hereof, there are no other contracts, agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.
(c) Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, will be, in the aggregate, sufficient to (i) fund the aggregate Merger Consideration and all other amounts required to be paid under Article 2 at the Closing, (ii) pay any fees and expenses required to be made by or on behalf of Parent or Merger Sub at the Closing, and (iii) repay or refinance any outstanding indebtedness of the Company required to be repaid or refinanced in connection with the transactions contemplated hereby at the Closing.
Section 5.08. Finders’ Fees. Except for Goldman Sachs & Co. LLC, whose fees will be paid by Parent, there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from the Company or any of its Affiliates payable by the Company prior to the Closing in connection with the transactions contemplated by this Agreement.
Section 5.09. Knowledge of Parent. As of the date hereof, Parent has no Knowledge of any facts or circumstances which would cause the representations and warranties of the Company as set forth in Article 4 to fail to be true and correct in all material respects, or which would otherwise reasonably be expected to impede or delay the consummation of the transactions contemplated hereby.
Section 5.10. Ownership of Common Stock. None of Parent or its Subsidiaries or Affiliates (a) beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Company Securities or Company Subsidiary Securities or (b) has any rights to acquire, directly or indirectly, any Company Securities or Company Subsidiary Securities except pursuant to this Agreement.
Section 5.11. Solvency. Assuming (a) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (b) the accuracy of the representations and warranties set forth in Article 5 of this Agreement and (c) after giving effect to the transactions contemplated by this Agreement, including any alternative financing, the payment of the aggregate Merger Consideration and the payment of all related fees and expenses, the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.
Section 5.12. Guarantee. Concurrently with the execution of this Agreement, the Guarantor delivered to the Company a true, complete and correct copy of the executed Guarantee. The Guarantee is in full force and effect and constitutes the valid, binding and enforceable obligation of the Guarantor in favor of the Company, enforceable by the Company in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. The Guarantor is not in default of or breach under any of the terms or conditions of the Guarantee, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default of on the part of the Guarantor under the Guarantee.
Section 5.13. No Other Representations and Warranties. Except for the representations and warranties contained in this Article 5 or in any certificate delivered in connection with this Agreement, none of Parent, Merger Sub or any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members or representatives or any other Person has made, or is making, any representation or warranty whatsoever to the Company or any of its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or any of its Affiliates or Representatives. Except for the representations and warranties set forth in Article 4 or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub, or any of their respective Representatives or Affiliates, and each of Parent and Merger Sub hereby disclaims reliance on any such other representation or warranty (including as to the accuracy or completeness of any information provided by the Company to Parent or Merger Sub), whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Except for the representations and warranties set forth in Article 4 or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.

ARTICLE 6
COVENANTS OF THE COMPANY
The Company agrees that:
Section 6.01. Conduct of the Company. Except (v) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (w) as expressly required or contemplated by this Agreement, (x) as set forth in Section 6.01 of the Company Disclosure Schedule or (y) as required by Applicable Law, the Company (a) shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practices (provided that in the case of this clause (a), no action with respect to the matters addressed by any subclause of the following clause (b) shall constitute a breach of clause (a) unless any such action would constitute a breach of such subclause of the following clause (b)) and (b) shall not, and shall not permit any of its Subsidiaries to:
(i) amend its articles of organization, bylaws or other similar organizational documents, other than immaterial amendments to organizational documents of the Company’s Subsidiaries that do not adversely affect Parent in any respect;
(ii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned Subsidiaries to the Company or to another wholly owned subsidiary of the Company or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, except for the acquisition of or repurchase of Company Common Stock required or permitted by the terms of any award agreements under the Company Stock Plans in order to effectuate a vesting, net exercise or net settlement of Company RSAs, Company PSAs or Company Options, as applicable;
(iii) (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (1) any shares of Company Common Stock in accordance with the terms of any award agreements under the Company Stock Plans upon the exercise of Company Options or the vesting or satisfaction of performance conditions applicable to Company RSAs or Company PSAs that are outstanding on the date of this Agreement and (2) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company or (B) amend any term of any Company Security or any Company Subsidiary Security, except as required by the terms of any Company Stock Plan;
(iv) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(v) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (A) pursuant to any Material Contract set forth in Section 4.20(a) of the Company Disclosure Schedule or (B) the acquisition of inventory, supplies or materials in the ordinary course of business consistent with past practices;
(vi) sell, lease, license or otherwise transfer or dispose of any of its material assets, securities, properties, interests or businesses, other than (A) pursuant to any Material Contract set forth in Section 4.20(a) of the Company Disclosure Schedule or (B) sales of inventory for fair consideration in the ordinary course of business consistent with past practices;
(vii) other than in connection with actions permitted by Section 6.01(b)(iii), make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) advances of business expenses to employees in the ordinary course of business consistent with past practices, (B) accounts receivable from customers in the ordinary course of business and (C) loans or advances among the Company and any of its wholly owned Subsidiaries and capital contributions to or investments in its wholly owned Subsidiaries);
(viii) (A) amend or modify, extend, terminate, negotiate or enter into, any collective bargaining agreement or other contract with a union, works council, labor organization, or other employee representative (each a “Labor Agreement”), or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(ix) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate the WARN Act;
(x) incur any indebtedness for borrowed money or guarantees thereof, other than (A) in an amount not to exceed $10,000,000 in the aggregate, (B) capital leases, purchase money financing for personal property, equipment financing and letters of credit in the ordinary course of business consistent with past practices or (C) indebtedness incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of indebtedness of any wholly owned Subsidiary of the Company;
(xi) engage in any sale-leaseback or similar transaction with respect to the Owned Real Property;
(xii) amend in any material respect or waive any of its material rights under any Material Contract, or enter into any contract that would, if entered into prior to the date hereof, constitute a Material Contract;
(xiii) settle (A) any litigation, arbitration or Proceeding involving or against the Company or any of its Subsidiaries, other than settlements or waivers that (1) involve only cash payments by the Company or any of its Subsidiaries not in excess of $500,000 individually or $1,000,000 in the aggregate and (2) do not involve any injunctive relief against the Company or any of its Subsidiaries, admission of guilt or wrongdoing or other restrictions on business activities that could be expected to limit the Company or any of its Subsidiaries in the conduct of their business in any respect or (B) any litigation, arbitration or Proceeding set forth in Section 6.01(b)(xiii) of the Company Disclosure Schedule;
(xiv) abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material Permits of the Company and its Subsidiaries in a manner adverse to the business of the Company and its Subsidiaries;
(xv) cancel, materially reduce, terminate or fail to maintain in effect without replacing material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;
(xvi) except as required under the terms of any Company Plan or any Labor Agreement in effect on the date hereof, (A) increase the compensation or benefits to be paid or provided to any Company Service Provider or former Company Service Provider, (B) grant or award any bonus or incentive compensation to any Company Service Provider or former Company Service Provider, (C) enter into, establish, adopt, terminate, modify or amend any Company Plan, (D) take any action for the purpose of accelerating any payment, vesting, or funding of any compensation or benefits, payable, or to become payable, to any Company Service Provider or former Company Service Provider, (E) hire or terminate (other than for cause) any Company Service Provider with annual base compensation in excess of $150,000, (F) withdraw (whether partially or completely) from any Multiemployer Plan or incur any withdrawal liability (within the meaning of Title IV of ERISA) with respect to any Multiemployer Plan, or (G) commence an obligation of the Company or any of its Subsidiaries to contribute to a Multiemployer Plan;
(xvii) change the Company’s fiscal year or change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
(xviii) make or change any material Tax election, make any material change in its method of Tax accounting, settle or compromise any material Tax claim, audit or assessment, file an amended Tax Return, surrender any right to claim a material refund of Taxes, enter into any closing agreement with any Taxing Authority regarding any material Tax, request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material Taxes (other than pursuant to customary extensions of the due date to file a Tax Return obtained in the ordinary course of business) or apply for any private letter ruling or similar guidance from any Taxing Authority;
(xix) enter into any new commitments to make, or make, any capital expenditures, or acquisitions of real or personal property, other than amounts of which that are not in the aggregate in excess of 110% of the amounts for the applicable individual month set forth on capital expenditures budget for the Company set forth in Section 6.01(b)(xix) of the Company Disclosure Schedule;

(xx) other than the Voting Agreements, engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404; or
(xxi) agree or commit to do any of the foregoing.
Section 6.02. Company Shareholder Meeting. The Company shall (a) as soon as reasonably practicable following the date on which the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Company Common Stock as of the record date established for, a meeting of holders of the shares of Company Common Stock (the “Company Shareholder Meeting”) to consider and vote upon the adoption of this Agreement and (b) as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement pursuant to the foregoing clause (a), convene and hold the Company Shareholder Meeting, provided that the Company may (and, on no more than two occasions, if requested by Parent, shall) adjourn or postpone the Company Shareholder Meeting to a later date with Parent’s consent or to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Company Shareholder Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Shareholder Approval, (iii) to ensure that there are sufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Shareholder Meeting or (iv) otherwise where required to comply with Applicable Law, provided, that in the case of the foregoing, the Company Shareholder Meeting shall not be adjourned or postponed on more than two occasions and no such adjournment or postponement shall be for more than five (5) Business Days; provided, further, that in no event (A) shall the Company Shareholder Meeting be adjourned or postponed beyond the date that is five (5) Business Days prior to the End Date or (B) once it is fixed by the Board of Directors, shall set the record date for the Company Shareholder Meeting change (whether or not in connection with such adjournment or postponement), without the prior written consent of Parent. Subject to Section 6.04, (A) the Board of Directors shall recommend that the holders of the shares of Company Common Stock approve this Agreement, (B) the Company shall use its reasonable best efforts to obtain the Company Shareholder Approval and (C) the Company shall otherwise comply in all material respects with all legal requirements applicable to the Company Shareholder Meeting.
Section 6.03. Access to Information.
(a) From the date hereof until the Effective Time, subject to Applicable Law, the Company shall (i) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, personnel, facilities, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its Representatives to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information (A) if providing such access or disclosing such information would violate any Applicable Law (including Competition Laws and privacy laws) or binding agreement entered into prior to the date of this Agreement or (B) protected by attorney-client privilege to the extent such privilege cannot be protected by the Company through exercise of its reasonable efforts; provided, that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate clause (A) or (B). Notwithstanding anything to the contrary, neither Parent nor its Representatives shall be provided access to any offices, facilities or properties of the Company or its Subsidiaries to conduct any Phase II environmental audits or other invasive or intrusive sampling of any building materials, indoor or outdoor air, water, soil, sediments or other environmental media.
(b) All information exchanged pursuant to Section 6.03(a) shall be subject to the Confidentiality Agreement.
Section 6.04. No Solicitation; Other Offers.
(a) No-Shop. Subject to the remainder of this Section 6.04, from the execution of this Agreement until receipt of the Company Shareholder Approval, the Company shall not and shall cause its Subsidiaries and each of its or their respective directors and officers and shall direct each of its or their financial advisors and shall use reasonable best efforts to cause each of its and their other Representatives not to (i) solicit or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) initiate, solicit, facilitate, participate in, or enter into any discussions or negotiations with, furnish any nonpublic information relating to the Company or any of its Subsidiaries or grant or afford access to the business, properties, assets, personnel, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to an Acquisition Proposal or any inquiry, proposal or request that would reasonably be expected to lead to an Acquisition Proposal, (iii) (A) permit or fail to make, withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify the Company Recommendation (or recommend an Acquisition Proposal) (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, or otherwise declare advisable, any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (C) fail to publicly recommend against any publicly disclosed Acquisition Proposal (other than a tender offer or exchange offer) within ten (10) Business Days after Parent so requests in writing, (D) fail to publicly recommend against any Acquisition Proposal structured as a tender offer or exchange offer within ten (10) Business Days after the commencement thereof or take any public position in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors, or (E) fail to include the recommendation of the Board of Directors in favor of approval and adoption of this Agreement and the Merger in the Proxy Statement (any action described in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver or amendment or release under any standstill or confidentiality agreement; provided that the foregoing clause (iv) shall not prohibit the Company or any of its Subsidiaries from amending, modifying or granting any waiver or release under any standstill, confidentiality or similar agreement of the Company or any of its Subsidiaries, in each case, solely to the extent the Board of Directors determines, in consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, (v) allow, authorize or cause the Company or any of its Subsidiaries to enter into any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement or other contract providing for or relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, agreement or contract, an “Alternative Acquisition Agreement”) or announce the intention to do so or (vi) resolve, or agree to do any of the foregoing.
(b) Exceptions. Notwithstanding anything contained in this Agreement to the contrary, but subject to compliance with the other provisions of this Section 6.04, at any time prior to receipt of the Company Shareholder Approval, in the event the Company receives a bona fide unsolicited Acquisition Proposal from a Third Party that did not result from a breach of this Section 6.04:
(i) if the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that (A) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (B) failure to engage in negotiations or discussions with such Third Party would be inconsistent with its fiduciary duties, then the Company may (1) engage in negotiations or discussions with such Third Party and its Representatives and (2) furnish to such Third Party or its Representatives nonpublic information relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries pursuant to a confidentiality agreement no less favorable in any material respect to the Company than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); provided that, (x) to the extent that any nonpublic information relating to the Company or its Subsidiaries is provided to any such Third Party or any such Third Party is given access which was not previously provided to or made available to Parent, such nonpublic information or access is provided or made available to Parent prior to or substantially concurrently with it being shared with such Third Party and (y) any competitively sensitive information or data provided to any such Third Party in accordance with this Section 6.04 who is, or whose Affiliates include, a competitor, supplier or customer of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data and upon request the Company will provide Parent with evidence of such arrangements; and
(ii) subject to compliance with Section 6.04(d), the Board of Directors may, (A) in response to the receipt of a bona fide unsolicited written Acquisition Proposal from a Third Party which did not result from a breach of this Section 6.04 and that the Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal, make an Adverse Recommendation

Change or terminate this Agreement pursuant to and in accordance with Section 10.01(d)(i) in order to enter into a definitive agreement for a Superior Proposal, or (B) in response to an Intervening Event, make an Adverse Recommendation Change of the type described in clause (A) or (E) of the definition thereof, if and only if, in each case, the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.
In addition, nothing contained herein shall prevent the Company or the Board of Directors (or any committee thereof) from (A) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to shareholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that neither the Company nor the Board of Directors may recommend any Acquisition Proposal unless permitted by this Section 6.04(b)), (B) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act or (C) contacting and engaging in discussions with any Person or group who has made an offer with respect to an Acquisition Proposal that was not solicited in breach of this Section 6.04 for the purpose of clarifying the terms of such offer.
(c) Required Notices. From and after the date hereof and prior to obtaining the Company Shareholder Approval, the Company shall notify Parent promptly (and in any event within twenty-four (24) hours) after receipt by the Company of any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the business, properties, personnel, assets, books or records of the Company or any of its Subsidiaries by any Third Party, in each case, that could reasonably be expected to make, or has made, an Acquisition Proposal (which notice shall include the identity of the Third Party making such Acquisition Proposal and unredacted copies of the Acquisition Proposal and all related documents (including all financing commitments and other documents relating to the financing), and if such Acquisition Proposal or any portion thereof was not provided in writing, a summary of the material terms and conditions thereof) and keep Parent reasonably informed, on a prompt basis, of the status and material terms and conditions of any Acquisition Proposal and any developments which are not immaterial related thereto and the status of any discussions or negotiations, including promptly (but in no event later than twenty-four (24) hours after receipt) providing Parent summaries of all oral communications between the Company and unredacted copies of all material correspondence and written materials (including any amendments or modifications thereto) sent or provided to or by the Company or any of its Subsidiaries or any of their respective Representatives in connection therewith.
(d) Last Look. Neither the Board of Directors nor the Company shall take any of the actions referred to in Section 6.04(b)(ii) unless (i) the Company shall have notified Parent, in writing and at least five (5) Business Days prior to taking such action, of its intention to take such action, specifying, in reasonable detail, the reasons for the Adverse Recommendation Change, and attaching unredacted copies of all proposed agreements for the Superior Proposal or a reasonably detailed description of the Intervening Event, as applicable (such written notice, a “Notice of Recommendation Change”), (ii) Parent shall not have made, within five (5) Business Days after receipt of such written notification (such period, the “Notice Period”), an offer that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, obviates the need to effect the Adverse Recommendation Change, or is at least as favorable from a financial point of view to the Company’s shareholders, taking into consideration the identity of the counterparty, the expected timing and likelihood of consummation and such other factors determined by the Board of Directors to be relevant, in the case of any such Superior Proposal, as applicable, (iii) during the Notice Period, the Company and its Representatives shall (A) have negotiated with Parent and its Representatives in good faith to make such adjustments to the terms and conditions of this Agreement so that either such Acquisition Proposal would cease to constitute a Superior Proposal or the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law, as applicable and (B) have permitted Parent and its Representatives to make a presentation to the Board of Directors regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), and (iv) in determining whether to make such Adverse Recommendation Change in response to such Intervening Event or Superior Proposal or terminate this Agreement in connection with such Superior Proposal, as applicable, the Board of Directors shall have taken into account any changes to the terms of this Agreement proposed by Parent in response to any Notice of Recommendation Change during the Notice Period (as may be extended); provided, further, that any material revision to any Acquisition Proposal (it being understood that any change to the financial terms or form of consideration (or material terms relating to conditionality, termination and termination fees, regulatory efforts or financing) shall be deemed a material revision) shall require a new written notice to be provided in accordance with clause (i) and the Company shall be required to comply again with the requirements of this Section 6.04(d); provided, further, that the new Notice Period shall be four (4) Business Days.
(e) Obligation to Terminate Discussions. Subject to the remainder of this Section 6.04, the Company shall, and shall cause any of its Subsidiaries and its and their respective Representatives to cease immediately and cause to be terminated (i) any and all existing activities, discussions, negotiations or solicitations of the foregoing, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal and (ii) the Company shall promptly (and in any event within one (1) Business Day after the date hereof) terminate any data room access of such Third Party or any of its Representatives and request in writing that each Third Party that has executed a confidentiality or similar agreement in connection with any transaction or proposal involving the Company that could reasonably be expected to lead to an Acquisition Proposal or that relates to a potential Acquisition Proposal promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives. If at any time the Company provides any non-public information to a Third Party, in compliance with Section 6.04(b) and the Board of Directors subsequently determines that the Acquisition Proposal made by such Third Party is not, or would not reasonably be expected to lead to, a Superior Proposal, then the Company shall promptly (and in any event within two (2) Business Days after the date thereof) terminate any data room access of such Third Party or any of its Representatives and request in writing that each Third Party promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives.
(f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(i) “Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (but substituting “50%” for all references to “20%” in the definition of such term) on terms that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, are more favorable from a financial point of view to the Company’s shareholders (in their capacity as such) than the Merger (taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Acquisition Proposal), in each case, taking into consideration (A) the identity of the counterparty, (B) the expected timing, conditionality and likelihood of consummation of the contemplated transaction(s), (C) any other legal, financial, financing and regulatory aspects of such Acquisition Proposal and (D) any other factors determined by the Board of Directors to be relevant.
(ii) “Intervening Event” means any material event, fact, circumstance, development or occurrence (other than any event, fact, circumstance, development or occurrence primarily resulting from a breach of this Agreement by the Company) that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, to the Board of Directors as of the date of this Agreement and does not relate to (A) an Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (B) any changes after the date hereof in the market price or trading volume of Company Common Stock (it being understood that the underlying cause of any of such changes may be considered and taken into account) or (C) the fact, in and of itself, that the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the underlying cause of any such events may be considered and taken into account), and in any case, which event or circumstance becomes known to or by the Board of Directors prior to receipt of the Company Shareholder Approval.
(g) Any breach of this Section 6.04 by any director, officer or Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.
Section 6.05. Stock Exchange Delisting. Prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take all actions reasonably necessary, proper or advisable on its part under Applicable Laws and the rules and policies of the NYSE American to enable the delisting of Company Common Stock from the NYSE American and the deregistration of Company Common Stock under the 1934 Act as promptly as practicable after the Effective Time.

Section 6.06. Debt Financing.
(a) The parties hereto acknowledge that Parent may attempt to arrange third party debt financing for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”) and, if Parent so chooses to seek the Debt Financing, prior to the Closing, the Company shall use reasonable best efforts to provide, and shall cause each Subsidiary of the Company to use reasonable best efforts to provide, and shall use reasonable best efforts to cause its and their respective officers, directors, employees, accountants, consultants, legal counsel, affiliates and agents to provide such cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent, including, but not limited to, the use of reasonable best efforts with respect to: (i) making available to Parent such financial and other pertinent information regarding the Company and each Subsidiary of the Company as may be reasonably requested by Parent, including (A) the unaudited financial statements of the Company for each fiscal quarter of the Company, other than the final fiscal quarter of any fiscal year, ended after May 31, 2023 and at least forty-five (45) days prior to the Closing and the audited financial statements of the Company for any fiscal year of the Company ended after August 31, 2022 and at least ninety (90) days prior to the Closing and (B) such information as is necessary to allow Parent, its advisors and the Debt Financing Sources to prepare pro forma financial statements; (ii) the delivery of customary authorization letters (including customary representations with respect to accuracy of information and absence or inclusion of material non-public information, in each case with respect to the Company); (iii) assisting with the preparation of lender and investor presentations, rating agency presentations, marketing materials and other similar documents and materials in connection with the Debt Financing and participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with providers or potential providers of the Debt Financing and ratings agencies and otherwise assisting in the marketing efforts of Parent and its financing sources; (iv) delivering, at least three (3) Business Days prior to Closing, all documentation and other information as is reasonably requested by Parent at least nine (9) days prior to Closing with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230); and (v) assisting with Parent’s preparation, negotiation and execution of definitive financing documentation and the schedules and exhibits thereto (including loan agreements, guarantees, collateral agreements, hedging arrangements, customary officer’s certificates and corporate resolutions, as applicable) as may reasonably be requested and subject to the occurrence of the Closing; provided, however, that nothing in this Section 6.06(a) will require any such cooperation to the extent that it would (1) require the Company or any of its Subsidiaries to pay any fees or reimburse any expenses prior to the Closing for which it has not received prior reimbursement by or on behalf of Parent, (2) require the Company or any of its Subsidiaries to enter into any certificate, agreement, arrangement, document or instrument that is not contingent upon the Closing or that would be effective prior to the Closing (other than the customary authorization letters described above), (3) require the Company or any of its Subsidiaries to give to any other Person any indemnities in connection with the Debt Financing that are effective prior to the Closing, (4) require the Company or any of its Subsidiaries to enter into or approve any debt financing or any definitive agreement for the Debt Financing that would be effective prior to the Closing (other than the customary authorization letters described above), (5) unreasonably interfere with the ongoing business operations of the Company, (6) require or result in contravention of any Applicable Law, the organizational documents of the Company or any Subsidiary (to the extent not entered into in contemplation of this Section 6.06(a)) or the terms of any material contract binding on the Company or any Subsidiary (to the extent not entered into in contemplation of this Section 6.06(a)) or (7) cause any condition to Closing set forth in this Agreement to fail to be satisfied by the End Date or otherwise result in a breach of this Agreement by the Company. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to provide, and Parent shall be solely responsible for, (1) the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (2) any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure and (3) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing.
(b) The Company hereby consents to the use of the logos of the Company and each of its Subsidiaries in connection with the Debt Financing; provided that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company and/or its Subsidiaries or their reputation or goodwill.

(c) Parent shall promptly reimburse the Company and its Subsidiaries and its and their respective representatives for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees) incurred by such Persons in connection with any cooperation contemplated by Section 6.06(a).
(d) Parent shall indemnify and hold harmless the Company and its Subsidiaries and its and their respective Representatives from and against any and all losses, damages, claims, costs, expenses and other liabilities suffered or incurred by any of them in connection with the arrangement and preparation of the Debt Financing and any information used in connection therewith, in each case, other than as a result of fraud, bad faith, gross negligence or willful misconduct by or on behalf of such Person or Representative.
(e) Notwithstanding anything to the contrary in this Agreement, the Company and its Subsidiaries shall be deemed to have complied with this Section 6.06 for purposes of Section 10.01, for purposes of determining satisfaction of the condition set forth in Section 9.02(a) and for all other purposes of this Agreement, unless all of the following have occurred: (i) the Company has materially breached its obligations under this Section 6.06, (ii) Parent has notified the Company of such breach in writing in good faith, detailing in good faith reasonable steps that comply with this Section 6.06 in order to cure such breach, and such notice was delivered with sufficient advance notice to permit the Company and its Subsidiaries to cure such breach prior to the last date that would permit the Closing to occur prior to the End Date, (iii) the Company has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the End Date to consummate the Debt Financing and (iv) the Debt Financing has not been consummated and the material breach by the Company is a proximate cause of such failure.
(f) All Confidential Information (as defined in the Confidentiality Agreement) furnished by the Company or its Subsidiaries pursuant to this Section 6.06 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent may disclose such information that would customarily be disclosed in connection with the arrangement of a Debt Financing to the Debt Financing Sources, rating agencies and prospective lenders and investors in connection with the arrangement and syndication of the Debt Financing subject to their entering into customary confidentiality undertakings with respect to such information.
Section 6.07. Payoff Letter. The Company shall deliver to Parent, at least three (3) Business Days prior to the Closing, a customary payoff letter, in form and substance reasonably satisfactory to Parent, from the agent under the Credit Agreement relating to the repayment in full of all obligations thereunder, the termination of the Credit Agreement and all commitments in connection therewith and the release of all Liens securing the obligations thereunder.
Section 6.08. Repatriation of Cash Balances. The Company shall and shall cause each applicable Subsidiary of the Company to use its respective commercially reasonable efforts (in the manner reasonably requested in writing by Parent at least five (5) Business Days prior to the Closing) to distribute or transfer or cause to be distributed or transferred (including through loans, prepayments of obligations or the repayment of intercompany obligations) to the Company immediately before (and subject to the occurrence of) the Closing any cash balances held by any non-U.S. Subsidiary of the Company; provided, however, that no distribution or transfer will be required to be made to the extent such distribution or transfer (a) would be subject to withholding or other Taxes in advance of the Effective Time or (b) would violate Applicable Law or any minimum cash balance or capital surplus requirements applicable to such Subsidiaries; provided, further, that notwithstanding the Company’s obligations under this Section 6.08, no distribution and/or transfer of any cash balances held by a non-U.S. Subsidiary of the Company is a condition to the Closing, and the Company’s failure to comply with or perform this Section 6.08 shall not provide Parent the right not to effect the transactions contemplated by this Agreement or to terminate this Agreement.
ARTICLE 7
COVENANTS OF PARENT
Parent agrees that:
Section 7.01. Conduct of Parent. Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement, including the financing thereof, provided, however, that this Section 7.01 shall not apply to the matters covered by Section 8.01, which shall be exclusively governed by Section 8.01.

Section 7.02. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a) For six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to indemnify and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries and any individuals serving in such capacity at or with respect to other Persons at the Company’s or its Subsidiaries’ request (each, an “Indemnified Person”) from and against any losses, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Person’s having served in such capacity prior to the Effective Time to the fullest extent permitted by Massachusetts Law or any other Applicable Law, in all cases, to the extent provided under the Company’s articles of organization and bylaws in effect on the date hereof. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall, and shall cause the Company to, advance fees, costs and expenses (including attorneys’ fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation, to the extent provided under the Company’s articles of organization and bylaws in effect on the date hereof.
(b) For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s articles of organization and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of directors, officers and employees and advancement of fees, costs and expenses that are no less advantageous (in the aggregate) to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to honor and comply with their respective obligations under any indemnification agreement (that is made available to Parent) with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any right of any Indemnified Person thereunder.
(d) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time; (ii) be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under the Company’s existing policies (that are made available to Parent) with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof (pursuant to policies made available to Parent) with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than the coverage provided under the Company’s existing policies as of the date hereof (that are made available to Parent), or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable (in the aggregate) than as provided in the Company’s existing policies as of the date hereof (that are made available to Parent). Notwithstanding the foregoing sentences of this paragraph, in no event shall Parent or the Surviving Corporation be required to (and the Company shall not be permitted to) expend for such policies pursuant to this paragraph an aggregate annual premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.03(d) of the Company Disclosure Schedule; provided that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(e) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made for the successors and assigns of Parent or the Surviving Corporation, as the case may be, to assume the obligations set forth in this Section 7.03.
(f) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the articles of organization or bylaws of the Company or any of its Subsidiaries, or under Massachusetts Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries (that has been made available to Parent). These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
Section 7.04. Employee Matters.
(a) For a period of twelve (12) months following the Closing Date (or until the date of termination of employment of the relevant Continuing Employee, if sooner), Parent shall cause the Surviving Corporation and its Subsidiaries to provide to each Company Service Provider who is employed immediately prior to the Closing (including any Company Service Provider who is not actively working on the Closing Date as a result of an approved leave of absence) and who remains in the employ of Parent, the Surviving Corporation or any of its Subsidiaries immediately after the Closing (each such individual, a “Continuing Employee”) (i) base salary or wages and target annual cash bonus opportunity, in each case, that is no less favorable than the base salary or wages and target annual cash bonus opportunity to which such Continuing Employee was entitled immediately prior to the Closing and (ii) employee benefits (excluding, in each case and for the avoidance of doubt, defined benefit pension benefits, retiree or post-termination health or welfare benefits, nonqualified deferred compensation, severance, retention, change in control compensation, long-term bonus or incentive, or equity or equity-based plans or arrangements (collectively, “Excluded Benefits”)) that are substantially comparable in the aggregate to the employee benefits (other than Excluded Benefits) provided to such Continuing Employee as of immediately prior to the Effective Time.
(b) Parent shall, and shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, cause any employee benefit plans (other than those providing for Excluded Benefits) established, maintained or contributed to by Parent or any of its Affiliates that cover any of the Continuing Employees following the Closing (collectively, the “Parent Plans”) to recognize the pre-Closing service of Continuing Employees with the Company for purposes of vesting, eligibility to participate and future vacation benefit accrual to the same extent and for the same purpose that such Continuing Employee was entitled to credit for such service under the analogous Company Plan immediately prior to the Effective Time, except to the extent such service credit would result in a duplication of benefits or compensation for the same period. For the year that includes the Closing Date, Parent shall, and shall cause its Affiliates (including the Surviving Corporation and its Subsidiaries) to, use commercially reasonable efforts to: (i) waive any pre-existing condition limitations or exclusions, actively-at-work requirements and waiting periods under any Parent Plan that is a group welfare plan for participating Continuing Employees to the extent waived or satisfied by the applicable Continuing Employee under the analogous Company Plan immediately prior to the Effective Time and (ii) provide credit to each participating Continuing Employee under such Parent Plan for amounts paid by the Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Plan during the same period for purposes of applying deductibles, co-payments, offsets and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such Parent Plan.
(c) With respect to each Company Plan that is an annual cash incentive compensation plan or arrangement (each, an “Annual Bonus Plan”), for the fiscal year in which the Closing occurs (the “Closing Year”), Parent shall, or shall cause its Affiliates (including the Surviving Corporation and any of its respective Subsidiaries) to continue such plan following the Closing in good faith and in the ordinary course of business substantially consistent in all material respects with the Company’s or its applicable Subsidiary’s past practice; provided that each Continuing Employee shall be paid an amount based on actual performance for the full Closing Year (the “Bonus Amount”), which amount shall be paid at substantially the same time as annual bonuses have historically been paid by the

Company or its applicable Subsidiaries (but in no event later than the 15th day of the 3rd month following the Closing Year). The manner of calculating actual performance for such full Closing Year shall be consistent with the Company’s past practice prior to the Effective Time, and shall disregard expenses reasonably related to the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that any Continuing Employee is terminated by Parent or its Affiliates (including the Surviving Corporation and any of its respective Subsidiaries) without Cause (as defined in the Chase Corporation Amended and Restated 2013 Equity Incentive Plan) or in accordance with Section 7.04(c) of the Company Disclosure Schedule following the Closing but prior to the payment date for such bonus amounts, if any, Parent shall, and shall cause its Affiliates, including the Surviving Corporation and its Subsidiaries, to, pay to such Continuing Employee, at such time set forth in the preceding sentence, an amount equal to the applicable Bonus Amount but prorated based on the number of days the applicable Continuing Employee was employed during the Closing Year, except that, to avoid any duplicate payment of all or a portion of a Continuing Employee’s Bonus Amount for the Closing Year, the amount payable will be reduced by the value of any severance payment(s) such Continuing Employee is entitled to pursuant to any severance arrangement applicable to such Continuing Employee that is measured by reference to such Continuing Employees’ annual bonus for the Closing Year. With respect to each Annual Bonus Plan, for the fiscal year immediately preceding the Closing Year, to the extent that the bonuses have been earned (as determined in good faith and in all material respects consistent with the Company’s or its applicable Subsidiary’s past practice) but have not been paid prior to Closing, Parent shall, or shall cause its Affiliates (including the Surviving Corporation and any of its respective Subsidiaries) to pay such bonuses following Closing, which amounts shall be paid at substantially the same time as annual bonuses have historically been paid by the Company or its applicable Subsidiaries (but in no event later than the 15th day of the 3rd month following the end of such fiscal year).
(d) Parent shall cause the Surviving Corporation and its Subsidiaries to continue to credit under any applicable Parent Plans each Continuing Employee for all vacation and personal holiday pay that such Continuing Employee is entitled to use but has not used as of the Closing.
(e) Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of the Company Plans will occur as of the Effective Time.
(f) Without limiting the generality of Section 11.06, the provisions of this Section 7.04 are solely for the benefit of the parties to this Agreement, and no Company Service Provider or any other Person shall be regarded for any purpose as a third-party beneficiary of this Section 7.04. Nothing herein shall (i) be deemed to establish, amend or modify any Company Plan or any other benefit plan, program, policy, agreement or arrangement, (ii) prohibit or limit the ability of Parent or any of its Affiliates (including, following the Closing, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement at any time maintained or sponsored by Parent, Merger Sub, the Company or any of their respective Affiliates or (iii) create or confer any right of employment, engagement or service or continued employment, engagement or service or any particular term or condition of employment, engagement or service for any Continuing Employee or any other Person.
(g) Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law.
Section 7.05. Voting of Shares. Parent shall vote all shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Shareholder Meeting.
ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY
The parties hereto agree that:
Section 8.01. Regulatory Undertakings; Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, any actions taken by the Company permitted by Section 6.02 or Section 6.04), the Company and Parent shall use reasonable best efforts to take, or cause to be taken (including by causing their Subsidiaries to take), all actions (including instituting or defending any action, suit or proceeding), and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as expeditiously as possible (and in any event prior to the End Date), including (i) preparing and filing as promptly as practicable with any

Governmental Authority all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations and applications and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement as expeditiously as possible (and in any event prior to the End Date).
(b) In furtherance and not in limitation of the foregoing, each of Parent and its Affiliates (as applicable) and the Company shall make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) as promptly as practicable and in any event within ten (10) Business Days after the date hereof (and such filings shall request early termination of any applicable waiting period under the HSR Act) and any other required filings pursuant to applicable Competition Laws or Foreign Investment Laws as promptly as practicable after the date hereof, and furnish to the other party as promptly as practicable all information within its (or its Affiliates’) control requested by such other party and required for such other party to make any application or other filing to be made by it pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or any other Governmental Authority for additional information or documentary material that may be requested pursuant to the HSR Act or any other applicable Competition Laws or Foreign Investment Laws and shall promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Competition Laws or Foreign Investment Laws in the jurisdictions identified in Section 4.03(a) of the Company Disclosure Schedule as promptly as practicable, and (ii) not extend any waiting period under the HSR Act or under any other Competition Law or Foreign Investment Laws enter into any agreement with the FTC or the Antitrust Division or any other Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned.
(c) If any objections are asserted with respect to the transactions contemplated by this Agreement under the HSR Act or any other Applicable Law, or if any action, suit or proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as violative of the HSR Act or any other Applicable Law (including any Competition Law), Parent shall use its reasonable best efforts to promptly resolve such objections as expeditiously as possible. In furtherance of the foregoing, Parent shall, and shall cause its Subsidiaries to, (i) take all actions, including (A) agreeing to hold separate or to divest any of the businesses or properties or assets of Parent or the Company or any of their respective Subsidiaries, (B) terminating any existing relationships and contractual rights and obligations of Parent or the Company or any of their respective Subsidiaries, (C) terminating any venture or other arrangement of Parent or the Company or any of their respective Subsidiaries, (D) effectuating any other change or restructuring of Parent or the Company or any of their respective Subsidiaries, (E) otherwise taking or committing to take any action that limits Parent’s freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of their respective Subsidiaries, and (F) opposing, fully and vigorously, (1) any administrative or judicial action or proceeding that is initiated challenging this Agreement or the consummation of the transactions contemplated hereby and (2) the entry of any order that would be reasonably expected to restrain, prevent or delay the consummation of the transactions contemplated hereby, including in the case of either clause (1) or (2) by defending through litigation any action asserted by any Person in any court or before any Governmental Authority, and pursuing all available avenues of administrative and judicial appeal, in the case of clauses (A) through (E) above, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Governmental Authority, as may be required by the applicable Governmental Authority in order to resolve such objections as such Governmental Authority may have to such transactions under the HSR Act or any other Applicable Law (including any Competition Law), and in the case of clause (F) above with respect to any action, suit or proceeding challenging such transactions as violative of the HSR Act or any other Applicable Law (including any Competition Law), in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any order that has the effect of restricting, preventing or prohibiting the consummation of the transactions contemplated by this Agreement and (ii) not acquire or agree to acquire any Person if such acquisition would reasonably be expected to prevent or materially delay the expiration or termination of the applicable waiting periods or the receipt of any consent from any Governmental Authority under the HSR Act or any other Applicable Law (including Competition Law). In the case of clauses (A) through (E) above any such action shall be conditioned upon the consummation of the Merger and the other transactions contemplated hereby.
(d) Each party shall (i) promptly notify the other parties of any substantive communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority and, subject to Applicable Law, permit the other parties to review in advance any proposed written communication to any of the foregoing; (ii) not participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger and the other transactions contemplated hereby unless in each case it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (iii) furnish the other parties with copies of all material correspondence, filings, and communications between them and their Affiliates and their respective representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any Competition Laws or Foreign Investment Laws in connection with this Agreement.
Section 8.02. Certain Filings. As promptly as reasonably practicable after the date of this Agreement and, with respect to clause (a) below, no later than thirty (30) days following the date of this Agreement, the Company shall (a) prepare and file the Proxy Statement with the SEC in preliminary form as required by the 1934 Act and (b) in consultation with Parent, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Shareholder Meeting to be set so that the Company Shareholder Meeting can be held promptly following the effectiveness of the Proxy Statement. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond as promptly as practicable to any such comments made by the SEC or its staff with respect to the Proxy Statement, shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any responses to comments made by the SEC or its staff each time before it is filed with the SEC, shall give reasonable and good-faith consideration to any comments thereon made by Parent and its counsel, and shall cause the Proxy Statement in definitive form to be mailed to the Company’s shareholders at the earliest reasonably practicable date. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Proxy Statement, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, in connection with the consummation of the transactions contemplated by this Agreement and (c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Each of the Company and Parent shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries, to the SEC or the NYSE American in connection with the Proxy Statement. If at any time prior to receipt of the Company Shareholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company (with respect to information related to the Company) or Parent (with respect to information related to Parent) that should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the shareholders of each of the Company and Parent.
Section 8.03. Public Announcements. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, except in connection with the matters contemplated by Section 6.04, Parent and the Company shall consult with each other before issuing any press release, making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally) and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before obtaining the other party’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, after the issuance of the initial press release or any press release or the making of any public statement with respect to which the foregoing consultation procedures have been followed, (a) either party may issue such additional publications or press releases and make such other customary announcements and public statements without consulting with any other party hereto so long as such additional publications, press releases, announcements and public statements do not disclose any non-public information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in and as materially consistent with, the initial press release or another press release or public statement with respect to which the other party had been consulted and (b) Parent and its Affiliates may provide information regarding this Agreement and the transactions contemplated hereby to their respective existing or prospective limited partners and other investors on a confidential basis to the extent such recipients are subject to customary confidentiality obligations prior to the receipt of such information.
Section 8.04. Merger Without Meeting of Shareholders. Immediately following the execution of this Agreement, Parent, as sole shareholder of Merger Sub, shall adopt this Agreement.
Section 8.05. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock in connection with the transactions contemplated by this Agreement (including derivative securities of such shares of Company Common Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of any of the following, if such party has Knowledge thereof: (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; provided that a party’s good faith failure to comply with this Section 8.06 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right.
Section 8.07. Litigation and Proceedings. The Company shall control the defense or settlement of any litigation or other legal proceedings (other than any litigation or other legal proceeding in connection with or arising out of or otherwise related to a demand for dissenters’ rights under Applicable Law which shall be governed by Section 2.04) against the Company or any of its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”); provided that the Company shall (a) give Parent prompt written notice of any Transaction Litigation, including by providing copies of all pleadings with respect thereto, (b) give Parent a reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any Transaction Litigation and (c) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and provided, further, that the Company agrees that it shall not settle or offer to settle any Transaction Litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned. For purposes of this Section 8.07, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company, and Parent may offer comments or suggestions with respect to such Transaction Litigation (which the Company shall consider in good faith) but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth in the preceding sentence. Notwithstanding the foregoing, Parent shall coordinate and consult with the Company with respect to all aspects of strategy and communications regarding the matters contemplated in Section 8.01, including any litigation under any Competition Law, provided that Parent shall be entitled to make the final determination as to the appropriate course of action with respect to such matters.

Section 8.08. Resignation. At the written request of Parent, the Company shall cause each director or officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.
Section 8.09. Tender Offer. At any time after the date hereof and prior to the Company Shareholder Approval, upon written request by Parent and subject to the consent of the Company (which may be withheld in the Company’s sole discretion), the parties agree to cooperate and work in good faith to effectuate the transactions contemplated by this Agreement by means of a tender offer for all of the outstanding shares of Company Common Stock for the same value as the Merger Consideration and to make such reasonable and customary amendments to this Agreement as the parties mutually agree are necessary to reflect such structure; provided that the inability to make or complete such a tender offer shall not relieve the obligations of Parent or Merger Sub to consummate the Merger as required under this Agreement.
Section 8.10. No Control of the Other Party’s Business. The parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE 9
CONDITIONS TO THE MERGER
Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:
(a) the Company Shareholder Approval shall have been obtained in accordance with Massachusetts Law;
(b) no Applicable Law (whether temporary, preliminary or permanent) shall have been issued, enacted, adopted, promulgated or enforced by any Governmental Authority of competent jurisdiction prohibiting, rendering illegal or enjoining the consummation of the Merger that remains in effect; and
(c) any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated and any other approvals, clearances or expirations of waiting periods under the Competition Laws and Foreign Investment Laws set forth on Section 9.01(c) of the Company Disclosure Schedule shall have been obtained or shall have expired, as applicable.
Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
(a) the Company shall have complied with and performed in all material respects all of its obligations and covenants hereunder required to be performed by it at or prior to the Effective Time;
(b) the representations and warranties of the Company contained in (i) the first two sentences of Section 4.01, Section 4.02, Section 4.04(a) and Section 4.22 (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), (ii) Section 4.05(a), Section 4.05(d), and Section 4.05(e) (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), except where failure to be so true would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $5,000,000 and (iii) the other representations and warranties of the Company contained in this Agreement (disregarding all materiality, Company Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (iii) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(c) Since the date hereof, there shall not have occurred any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and
(d) Parent shall have received a certificate signed by an executive officer of the Company to the effect that the conditions set forth in the preceding clauses (a), (b) and (c) have been satisfied.
Section 9.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following additional conditions:
(a) each of Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;
(b) the representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all materiality, Parent Material Adverse Effect or similar qualifications contained therein) shall be true in all respects at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (b) as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and
(c) the Company shall have received a certificate signed by an executive officer of Parent to the effect that the conditions set forth in the preceding clauses (a) and (b) have been satisfied.
ARTICLE 10
TERMINATION
Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if:
(i) the Merger has not been consummated on or before April 21, 2024 (the “End Date”); provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of this Agreement has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article 9 prior to the End Date;
(ii) there shall be any injunction or other order issued by a Governmental Authority of competent jurisdiction prohibiting or preventing the consummation of the Merger and such injunction or other order shall have become final and nonappealable; provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach (including, in the case of Parent, a breach by Merger Sub) of any provision of this Agreement is the primary cause of, or primarily resulted in, such injunction or other order; or
(iii) at the Company Shareholder Meeting (including any adjournment or postponement thereof), the Company Shareholder Approval shall not have been obtained;
(c) by Parent, if:
(i) prior to receipt of the Company Shareholder Approval, an Adverse Recommendation Change shall have occurred; or
(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause or result in the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, the Company shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 10.01(c)(ii); provided that, at the time at which Parent would otherwise exercise such termination right, neither Parent nor Merger Sub shall be in material breach of its or their obligations under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.03 not to be capable of being satisfied; or

(d) by the Company, if:
(i) prior to receipt of the Company Shareholder Approval, the Board of Directors authorizes the Company to enter into an Alternative Acquisition Agreement concerning a Superior Proposal, subject to compliance with Section 6.04; provided that concurrently with such termination, the Company pays to Parent or its designee the Termination Fee payable pursuant to Section 11.04 and enters into the Alternative Acquisition Agreement with respect to such Superior Proposal;
(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause or result in the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied and to be incapable of being satisfied by the End Date, or if curable prior to the End Date, Parent or Merger Sub shall not have cured such breach within thirty (30) calendar days after receipt of written notice thereof from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 10.01(d)(ii); provided that, at the time at which the Company would otherwise exercise such termination right, the Company shall not be in material breach of its obligations under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.02 not to be capable of being satisfied; or
(iii) if (A) all of the conditions set forth in Section 9.01 and Section 9.02 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming a Closing would occur), (B) Parent, in violation of the terms of this Agreement, fails to consummate the Merger in accordance with Section 2.01 on the date on which the Closing should have occurred pursuant to Section 2.01(b), (C) following such failure by Parent to consummate the Merger in accordance with Section 2.01 in violation of the terms of this Agreement, the Company has provided irrevocable written notice to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (D) Parent fails to consummate the Merger within such three (3) Business Day period after delivery by the Company to Parent of the notice described in clause (C).
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other parties.
Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, subject to Section 11.04(b); provided that, subject to Section 11.04(c), if such termination shall result from the Willful Breach by any party, such party shall be fully liable for any and all liabilities and damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include damages based on the benefit of the bargain lost by a party’s equityholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) incurred or suffered by the other parties as a result of such failure; provided, that notwithstanding anything in this Agreement or any other document entered into in connection herewith to the contrary, in no event shall Parent or its Affiliates have any monetary liability or obligation under this Agreement or any other document entered into in connection herewith in an aggregate amount in excess of the Parent Liability Limitation. The provisions of this Section 10.02, Section 6.03(b), Section 7.03 and Article 11 (other than Section 11.13) shall survive any termination hereof pursuant to Section 10.01. For purposes of this Agreement, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement, including, with respect to Parent, the failure, for any reason, to pay the Merger Consideration (including as a result of Parent not having sufficient funds available to consummate the transactions contemplated hereby), if and when required hereunder.

ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub, to:

Formulations Parent Corporation
c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 3500
New York, New York 10001
Attention:	Josh Weisenbeck; Robert Recer
E-mail:	josh.weisenbeck@kkr.com; robert.recer@kkr.com

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Jennifer S. Perkins, P.C.; David M. Klein, P.C.; Chelsea N. Darnell
E-mail:	jennifer.perkins@kirkland.com; dklein@kirkland.com;
chelsea.darnell@kirkland.com

if to the Company, to:

Chase Corporation
375 University Avenue
Westwood, Massachusetts 02090
Attention:	Jeffery D. Haigh
E-mail:	jhaigh@chasecorp.com

with a copy, which shall not constitute notice, to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Daniel Brass
E-mail:	daniel.brass@davispolk.com
or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 11.02. No Survival. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. The covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing, except to the extent that any covenants and agreements by their terms are to be performed in whole or in part at or after the Closing, including those covenants and agreements set forth in this Article 11.
Section 11.03. Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that in no event shall the condition set forth in Section 9.01(a) be waivable by any party; provided, further, that after the Company Shareholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the shareholders of the Company under Massachusetts Law without such approval having first been obtained.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04. Expenses.
(a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b) Termination Fee and Expense Reimbursement.
(i) If this Agreement is terminated by the Company pursuant to Section 10.01(d)(i) (Superior Proposal) or by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change), then the Company shall pay or cause to be paid to Parent in immediately available funds $42,000,000 (in each case, such fee, the “Termination Fee”), in the case of a termination by Parent, within two (2) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination (or, if later, after Parent’s written request thereof).
(ii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) (End Date), Section 10.01(b)(iii) (Company No Vote) or Section 10.01(c)(ii) (Company Breach), (B) after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly announced (or solely in the case of a termination pursuant to Section 10.01(c)(ii) (Company Breach), made to the Board of Directors) and not withdrawn and (C) within twelve (12) months after the date of such termination, an Acquisition Proposal shall have been consummated or the Company or its Subsidiaries has entered into a definitive agreement with respect to an Acquisition Proposal (provided that for purposes of this Section 11.04(b)(ii), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay or cause to be paid to Parent in immediately available funds, concurrently with the earlier of the execution of a definitive agreement and the consummation of such Acquisition Proposal, the Termination Fee.
(c) Notwithstanding anything herein to the contrary, Parent and Merger Sub agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to this Section, if such Termination Fee is paid in full, the receipt by Parent of the Termination Fee shall be deemed to be liquidated damages and the sole and exclusive remedy of Parent and Merger Sub in connection with this Agreement or the transactions contemplated hereby, and Parent and Merger Sub shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives (the “Company Related Parties”) in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement (other than a Willful Breach). Notwithstanding the foregoing, this Section 11.04(c) shall not relieve the Company from any liability for fraud or Willful Breach; provided, that, notwithstanding anything in this Agreement or any other document entered into in connection herewith to the contrary, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to this Section, in no event will any Parent Related Parties be entitled to seek or obtain monetary damages for such fraud or Willful Breach in excess of $98,000,000. Each party acknowledges and agrees that in no event shall the Company be required to pay the Termination Fee on more than one occasion. Each party acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement.
(d) Notwithstanding anything herein to the contrary, under no circumstances will the collective monetary damages (which the parties acknowledge and agree shall include damages based on the benefit of the bargain lost by the Company’s shareholders, which shall be deemed in such event to be damages of the Company) payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement, the Guarantee or the Equity Commitment

Letter exceed an amount equal to $98,000,000 in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against (i) Parent, Merger Sub or the Guarantor; or (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Debt Financing Parties, Affiliates (other than Parent, Merger Sub or the Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantor (the Persons in clauses (i) and (ii) collectively, the “Parent Related Parties”), and in no event will any Company Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages and damages for fraud or Willful Breach, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than the Guarantor’s obligations under the Guarantee and the Equity Commitment Letter and other than Parent’s and Merger Sub’s obligations under this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantor (under the Equity Commitment Letter and the Guarantee, as the case may be), Parent and Merger Sub (under this Agreement, the Confidentiality Agreement and the Voting Agreements, as the case may be) have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.
Section 11.05. Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) is reasonably apparent on its face. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (or covenant, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect.
Section 11.06. Binding Effect; Benefit; Assignment.
(a) Subject to Section 11.06(b), the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except (i) as provided in Section 7.03, Section 10.02 or Section 11.04(c) and (ii) for the right of the Company, on behalf of its shareholders, to pursue damages (which the parties acknowledge and agree shall include damages based on the benefit of the bargain lost by the Company’s shareholders, which shall be deemed in such event to be damages of the Company), subject to Section 11.04(d), and other relief, including equitable relief, for Parent’s or Merger Sub’s breach of this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, and other than the right of any holders of shares of Company Common Stock, Company Options, Company RSAs and Company PSAs to receive the Merger Consideration in respect thereof.
(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent shall be void.
Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other jurisdiction), except to the extent the provisions of Massachusetts Law are mandatorily applicable to the Merger or to the fiduciary duties of the Board of Directors and provided, that the provisions of this Agreement which by their terms are governed by Massachusetts Law shall be governed and constructed in accordance with Massachusetts Law.
Section 11.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates)

shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 11.11. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity. The parties further agree that (x) by seeking the remedies provided for in this Section 11.13, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including, subject to Section 10.02, monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.13 are not available or otherwise are not granted and (y) nothing contained in this Section 11.13 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.13 before exercising any termination right under Article 10 (and pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 11.13 or anything contained in this Section 11.13 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 10 or pursue any other remedies under this Agreement, the Equity Commitment Letter or the Limited Guarantee that may be available then or thereafter.
Section 11.14. Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the parties hereby: (a) agrees that any legal action (whether in law or in equity, whether in contract or in tort or otherwise), involving the Debt Financing Parties, arising out of or relating to this Agreement, the Debt Financing, any commitment letter with respect to the Debt Financing (the “Debt Commitment Letter”), the definitive agreements entered into in connection with the Debt Financing (the “Debt Financing Documents”) or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court and agrees that any such dispute shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise set forth in the Debt Commitment Letter (including as it relates to (i) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “Company Representation” (as such term or similar term is defined in the Debt Commitment Letter) and whether as a result of any inaccuracy thereof Parent or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 10.01(c) or decline to consummate the Closing as a result thereof pursuant to Section 9.02(b) and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction), (b) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description), against the Debt Financing Parties in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any legal action brought against the Debt Financing Parties in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that none of the Debt Financing Parties will have any liability to the Company or its Subsidiaries relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Company or its Subsidiaries shall bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description), against any of the Debt Financing Parties relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Debt Financing Parties or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, and (g) agrees (i) that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions in Section 11.04(d) and this Section 11.14 (or the definitions of any terms used in Section 11.04(d) and this Section 11.14) and (ii) to the extent any amendments to any provision of Section 11.04(d) and this Section 11.14 (or, solely as they relate to such Section, the definitions of any terms used in Section 11.04(d) and this Section 11.14) are materially adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources. Notwithstanding anything contained herein to the contrary, nothing in Section 11.04(d) and this Section 11.14 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Commitment Letter.
Section 11.15. No Recourse.
(a) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than Parent, Merger Sub and the Guarantor to the extent set forth in the Guarantee or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate contemplated by this Agreement and executed by an officer of a party will be deemed to have been delivered only in such officer’s capacity as an officer of such party (and not in his or her individual capacity) and will not entitle any party to assert a claim against such officer in his or her individual capacity.

(b) The Company (on behalf of itself and any Person claiming by through or on behalf of the Company) agrees that it shall not institute, and shall not permit any of its Representatives or Affiliates to bring, make or institute any action, claim or proceeding (whether based in contract, tort, fraud, strict liability, other Applicable Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or any other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and none of the Parent Related Parties shall have any liability or obligations (whether based in contract, tort, fraud, strict liability, other Applicable Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or any other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Sub to the extent provided herein, or the Guarantor pursuant to the Equity Commitment Letter or the Guarantee (in each case, in accordance with the terms set forth therein. Without limiting the generality of the foregoing, to the maximum extent permitted under Applicable Law (and subject only to the specific contractual provisions of this Agreement or an agreement executed or delivered in connection herewith), the Company (on behalf of itself and any person claiming by, through or on behalf of the Company) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.
[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
CHASE CORPORATION

By:	/s/ Adam P. Chase
	Name:	Adam P. Chase
	Title:	President & Chief Executive Officer

FORMULATIONS PARENT CORPORATION

By:	/s/ Josh Weisenbeck
	Name:	Josh Weisenbeck
	Title:	President

FORMULATIONS MERGER SUB CORPORATION

By:	/s/ Josh Weisenbeck
	Name:	Josh Weisenbeck
	Title:	President

Annex B
767 Fifth Avenue
New York, NY 10153

T 212.287.3200
F 212.287.3201
pwpartners.com
July 20, 2023

The Board of Directors
Chase Corporation
375 University Avenue
Westwood, MA 02090
Members of the Board:
We understand that Chase Corporation (the “Company”), Formulations Parent Corporation (“Parent”), and Formulations Merger Sub Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent, and each share of common stock, par value $0.10 per share (the “Company Common Stock”), of the Company issued and outstanding immediately prior to the effective time of the Merger, other than dissenting shares and shares that are held in treasury or owned by the Company or its wholly-owned subsidiaries, will be converted into the right to receive $127.50 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have requested our opinion, in your capacity as the Board of Directors of the Company (the “Board”), as to the fairness from a financial point of view to the holders of outstanding shares of Company Common Stock of the Merger Consideration to be received by such holders in the proposed Merger pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:
1. reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company;
2. reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to the business of the Company, in each case, prepared by management of the Company;
3. discussed the past and current business, operations, financial condition and prospects of the Company with senior management of the Company, the Board, the special committee of the Board, and other representatives and advisors of the Company;
4. compared the financial performance of the Company with that of certain publicly-traded companies which we believe to be generally relevant;
5. compared the financial terms of the Merger with the publicly available financial terms of certain transactions which we believe to be generally relevant;
6. reviewed the historical trading prices and trading activity for the Company Common Stock and compared such prices and trading activity with that of securities of certain publicly-traded companies which we believe to be generally relevant;
7. participated in discussions among representatives of the Company and Parent and their respective advisors;
8. took into account that there had been public speculation regarding a potential acquisition of the Company and the results of our efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and proposals from third parties with respect to a potential acquisition of the Company;
9. reviewed a draft of the Merger Agreement dated July 20, 2023; and

10. conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.
For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by us (including information that was available from public sources) and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the reasonableness of the Company Forecasts or the assumptions on which they are based. In arriving at our opinion, we have not made or been provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Parent or any of their respective subsidiaries. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company, Parent or any other party. In addition, we have not evaluated the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
We have assumed that the final Merger Agreement will not differ from the draft of the Merger Agreement reviewed by us in any respect material to our analysis or this opinion. We have also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis and this opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to our analysis and this opinion, and (iii) the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to our analysis or this opinion. In addition, we have assumed that in connection with the receipt of all approvals and consents required in connection with the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would be material to our analysis.
This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders of Company Common Stock of the Merger Consideration to be received by such holders. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. We express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company, as to the underlying decision by the Company to engage in the Merger or as to the relative merits of the Merger compared with any alternative transactions or business strategies. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. This opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals.
We have acted as financial advisor to the Company with respect to the Merger and this opinion and will receive a fee for our services, a portion of which becomes payable upon delivery of this opinion (or would have become payable if we had advised the Company that we were unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement.
Perella Weinberg Partners LP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We and our affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services. As previously disclosed to you, we and our affiliates have provided, and are currently providing, investment banking services to Kohlberg Kravis Roberts & Co. L.P., an affiliate of Parent (“KKR”), or its affiliates for which we or such affiliates received, and in the future may receive, compensation, including having acted as financial advisor to KKR on its acquisition of a majority stake in the Professional and Retail Hair businesses of Coty Inc. and an investment in convertible preferred shares of Coty Inc. in 2020, having acted as financial advisor to KKR in the acquisition of Cloudera, Inc. in 2021 and having acted as financial advisor to Calabrio, Inc., a KKR portfolio company, in connection with its acquisition by Thoma Bravo in 2021. Except in connection with our engagement as financial advisor to the Company in connection with the Merger, during the two-year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP or its affiliates, on the one hand, and the Company pursuant to which we or our affiliates has received or anticipates receiving compensation. We and our affiliates in the future may provide investment banking and other financial services to KKR, Parent and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of our business activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, KKR, Parent or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger. In addition, we and certain of our affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by KKR, other participants in the transactions contemplated by the Merger Agreement or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with KKR or its affiliates, other participants in the transactions contemplated by the Merger Agreement or certain of their respective affiliates or security holders, and may do so in the future. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.
This opinion and our advisory services are for the information and assistance of the Board in connection with, and for the purpose of its evaluation of, the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the proposed Merger or any other matter. We express no opinion as to the prices at which the Company Common Stock will trade at any time. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ PERELLA WEINBERG PARTNERS LP
PERELLA WEINBERG PARTNERS LP

Annex C
Massachusetts Appraisal Rights Statute

ANNOTATED LAWS OF MASSACHUSETTS

MASSACHUSETTS BUSINESS CORPORATION ACT

Part 13

SUBDIVISION A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR
SHARES
Section 13.01. DEFINITIONS
In this PART the following words shall have the following meanings unless the context requires otherwise:
“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.
“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.
“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.
“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were
(a) listed on a national securities exchange,
(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or
(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.
“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.
“Person”, any individual, corporation, partnership, unincorporated association or other entity.
“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
“Shareholder”, the record shareholder or the beneficial shareholder.
Section 13.02. RIGHT TO APPRAISAL
(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:
(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;
(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;
(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:
(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or
(ii) the sale or exchange is pursuant to court order; or
(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;
(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:
(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;
(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;
(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or
(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;
(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;
(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or
(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.
(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.
(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.
(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:
(1) the proposed action is abandoned or rescinded; or
(2) a court having jurisdiction permanently enjoins or sets aside the action; or
(3) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.
(e) A shareholder entitled to appraisal rights under this Part may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS
(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and
(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
SUBDIVISION B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
Section 13.20. NOTICE OF APPRAISAL RIGHTS
(a) If proposed corporate action described in subsection (a) of section 13.09 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this

Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.
Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT
(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and
(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this Part.
Section 13.22. APPRAISAL NOTICE AND FORM
(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;
(2) state:
(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);
(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;
(iii) the corporation’s estimate of the fair value of the shares;
(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and
(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and
(3) be accompanied by a copy of this Part.
Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW
(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).
(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this Part.
Section 13.24. PAYMENT
(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.
(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:
(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and
(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this Part.
Section 13.25. AFTER–ACQUIRED SHARES
(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.
(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):
(1) of the information required by clause (1) of subsection (b) of section 13.24;
(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;
(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;
(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and
(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).
Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER
(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.
SUBDIVISION C. JUDICIAL APPRAISAL OF SHARES
Section 13.30. COURT ACTION
(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60–day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.
(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.
Section 13.31. COURT COSTS AND COUNSEL FEES
(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or
(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.
(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.
(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

Annex D
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of July 21, 2023, is entered into by and among Formulations Parent Corporation, a Delaware corporation (“Parent”) and the parties listed on Exhibit A hereto (collectively, the “Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Chase Corporation, a Massachusetts corporation (the “Company”), (ii) Parent and (iii) Formulations Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of the number of shares of Common Stock, par value $0.10 per share (the “Common Stock”) set forth opposite the Shareholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Shareholder as of the date hereof (the “Owned Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Shareholder agrees, and the Shareholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Shareholder and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares; Proxy.
1.1 Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Shareholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Shareholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Merger Consideration or otherwise results in the Merger Agreement being objectively more favorable to the Company’s shareholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any adverse amendment), (ii) the approval of any proposal to adjourn or postpone any Company Shareholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.02 of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company’s shareholders at any Company Shareholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which to the knowledge of such Shareholder would reasonably be expected to prevent or materially impede or delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Shareholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Shareholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Shareholder shall be entitled to vote the Covered Shares in its sole discretion.
1.2 Proxy. The Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact Josh Weisenbeck and Robert Recer, each of them individually, with full power of substitution and resubstitution, to vote the Shareholder’s Covered Shares in accordance with Section 1.1 at the Company Shareholder Meeting (including any postponement, recess or adjournment thereof) in respect of the Shareholder’s Covered Shares (to the extent the Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Shareholder shall retain at all times the right to vote the Shareholder’s Covered Shares (or to direct how the Covered Shares shall be voted) in the Shareholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.
1.3 Tender Offer. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, the Shareholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer. Notwithstanding the foregoing, in the event this Agreement is terminated prior to the expiration of such tender offer, then the Shareholder shall be permitted to withdraw any of any Covered Shares that had previously been tendered, pursuant to and in accordance with the terms of such tender offer.
2. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time (such date, the “Termination Date”); provided that (i) in the case of a termination pursuant to clause (b), the covenants set forth in Sections 3.4 through 3.6 shall survive such termination and remain in full force and effect for the Restricted Period and (ii) the provisions set forth in Sections 3.7 and 10 through 22 shall survive the termination of this Agreement and remain in full force and effect; and provided further that, subject to the provisions set forth in Section 11.04(d) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement.
3. Certain Covenants of the Shareholder.
3.1 Transfers. Beginning on the date hereof until the earlier of (x) receipt of Company Shareholder Approval and (y) Termination Date, the Shareholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Shareholder shall not, directly or indirectly (a) tender any Covered Shares into any tender or exchange offer, (b) Transfer any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) take any action that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, or (d) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, assign, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition (whether by sale, liquidation, dissolution, dividend or distribution) or other transfer (by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment to take any of the actions referred to in the foregoing clauses (i) or (ii) above. The Shareholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the 1934 Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, this Section 3.1 shall not prohibit a Transfer of any Covered Shares by Shareholder to: (a) any member of Shareholder’s immediate family; (b) a trust under which distributions may be made only to the Shareholder or any member of Shareholder’s immediate family; or (c) Shareholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession/to an Affiliate of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
3.2 Documentation and Information. Except as required by Applicable Law, the Shareholder (in its capacity as a shareholder of the Company) shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Shareholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Shareholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder, Parent shall provide the Shareholder with the opportunity to review and comment on any references to the Shareholder in such announcement or disclosure and consider such comments in good faith. Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other party any information it may reasonably require for the preparation of any such disclosure documents, and (b) notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect.
3.3 No Shop. The Shareholder (in its capacity as a shareholder of the Company) shall not take any action that the Company would then be prohibited from taking under Section 6.04(a)(i), (ii) and (v) of the Merger Agreement.
3.4 No Solicitation. The Shareholder covenants and agrees that for a period of five (5) years following the Closing Date (the “Restricted Period”), the Shareholder shall not, and shall cause its Affiliates not to, in each case directly or indirectly, on its own behalf or on behalf of any other Person, (a) solicit, recruit, induce or encourage any employee (other than administrative assistants or other similar administrative employees) of the Company or any of its Subsidiaries (each, a “Restricted Person”) to leave the employ of or cease providing services to the Company or any of its Subsidiaries, (b) hire, employ or otherwise engage any Restricted Person, (c) take any of the foregoing actions with respect to an individual that was a Restricted Person during the nine (9) months preceding such action or (d) take any other action that is intended to induce or encourage, or has the direct and intended effect of inducing or encouraging any Restricted Person to terminate his or her employment with the Company or any of its Subsidiaries; provided, that the foregoing shall not prohibit any Person from making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at any Restricted Person or employees of the Company or any of its Subsidiaries, and no Restricted Person directly or indirectly through another person or entity is hired as a result thereof.
3.5 No Competition. During the Restricted Period, the Shareholder shall not (except in its provision of services for the Company or any of its Subsidiaries), and shall cause its Affiliates not to, in each case, directly or indirectly (on its own behalf or on behalf of any other Person, in any capacity), (a) own, acquire or control any interest, financial or otherwise, in, and/or otherwise manage, operate, control, or participate in the ownership, management, operation or control of, loan or otherwise provide financing or financial assistance of any kind to, be employed by, permit his, her or its name to be used in connection with, or otherwise provide competing services to, or otherwise engage in, any Business throughout the Restricted Territory, (b) for the purposes of conducting or engaging in any Business, call upon, solicit, advertise or otherwise do, or attempt to do, business with any clients, suppliers, customers, accounts of the Company or any of its Subsidiaries or any other material business relation of the Company or any of its Subsidiaries or (c) intentionally interfere or attempt to interfere with the business of the Company or any of its Subsidiaries or intentionally persuade or attempt to persuade any customer, prospective customer, independent contractor or supplier of the Company or any of its Subsidiaries to discontinue or alter such person’s relationship with the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Shareholder and its Affiliates shall be entitled to own not more than five percent (5%) of the issued and outstanding equity securities of any class of any publicly-traded securities of any company so long as neither the Shareholder nor any of its Affiliates have any active participation in the business of such company. For the purpose hereof, (i) “Restricted Territory” means any state, province, territory or country in which the Company or any of its Subsidiaries currently operates or where the products of the Company or any of its Subsidiaries are sold, and (ii) “Business” means any business that competes with any service or product offering that, as of the Closing Date, the Company or any of is Subsidiaries engages in or has actively contemplated to engage in (based upon demonstrable planning that is evidenced in writing).
3.6 No Disparagement. During the Restricted Period, the Shareholder shall not directly or indirectly (through another person or entity), and shall cause its Affiliates not to, make any statement, written or oral, with the intent of disparaging or criticizing, that would disparage or criticize the business or reputation of the Company or any of its Subsidiaries, any party hereto or any of their respective Affiliates, officers, managers, directors or employees, products, services, programs or activities; provided, however, that nothing in this Section 3.6 shall prevent such Person from (a) giving truthful testimony obtained through subpoena, (b) giving any truthful information provided pursuant to investigation by any Governmental Authority or (c) giving any truthful information provided pursuant to any claim by a party to the Merger Agreement asserted in good faith.
3.7 Confidentiality. The Shareholder agrees that from and after the Closing Date until the fifth anniversary of the Closing Date, the Shareholder shall keep the Confidential Information (as defined below) strictly confidential and shall not disclose (except as expressly permitted by this Agreement) to any Person or use in any manner detrimental to the Company or any of its Subsidiaries any portion of the Confidential Information, except that the Shareholder may disclose Confidential Information to the extent necessary (w) to consultants, counsel and accountants of the Shareholder who, in the reasonable judgment of the Shareholder, have a need to know such information and who have been directed to comply with the confidentiality provisions of this Section 3.7 (provided, that the Shareholder shall be responsible for any breach hereof by any of the foregoing), (x) in the performance of its duties to the Company or any of its Subsidiaries and (y) in order to enforce its rights and perform its obligations under this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby; provided that in the event that any Person subject to confidentiality under this Agreement is compelled by Applicable Laws (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise) to disclose any Confidential Information, the Shareholder shall promptly notify (unless prohibited by Applicable Laws) Parent in writing of such requirement so that Parent may, in its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Agreement applicable to such portion of the Confidential Information; provided, however, that no such notice shall be required in connection with any ordinary course examination by any governmental, regulatory or supervisory authority of which the Company is not the target of such examination or as would reasonably be expected to impede any legally protected whistleblower rights (including those protected by Rule 21F of the 1934 Act). If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholder, on the advice of legal counsel, is required to disclose any Confidential Information, the Shareholder may disclose only that portion of such Confidential Information that the Shareholder is required to disclose; provided, however, that the Shareholder shall reasonably cooperate with Parent, at Parent’s sole expense, to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information by such Person. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties hereto have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties hereto also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. For the purpose hereof, “Confidential Information” means (a) any matters concerning the Company or any of its Subsidiaries, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of the Company or any of its Subsidiaries and (b) this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby or any information, including the terms, conditions or any other facts, relating to this Agreement, the Merger Agreement and any other agreements contemplated thereby or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto; provided that “Confidential Information” shall not include information (i) that is or becomes available to the public, other than as a result of disclosure by the Shareholder or any Affiliate in violation of such Person’s obligations under this Agreement or (ii) that becomes available to the Shareholder or any Affiliate on a non-confidential basis from a source other than the Company or its Affiliates, provided that such source is not known by the Shareholder or such Affiliate to be bound by a legal, fiduciary or contractual obligation of confidentiality or secrecy with respect to such information.
4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:
4.1 Due Authority. The Shareholder, if applicable, is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Shareholder, if applicable, has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to, and has the full power and capacity to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Shareholder is necessary to authorize the execution and delivery of, compliance with and performance by the Shareholder of this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by except insofar as such enforceability may be limited by the Enforceability Exceptions.
4.2 No Conflict. The execution and delivery of, compliance with and performance by the Shareholder of this Agreement do not and will not (a) to the extent the Shareholder is not an individual, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Shareholder, (b) conflict with or result in a violation or breach of any Applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Shareholder is entitled, under any contract binding upon the Shareholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Shareholder, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1934 Act, the

1933 Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign antitrust laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.4 Ownership of the Owned Shares. The Shareholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws and Amended and Restated Stock Agreement, dated as of August 31, 2004, between the Company and the Shareholder (the “Stock Agreement”). The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Shareholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement and the Stock Agreement. As of the date hereof, the Shareholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Shareholder.
4.5 Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to prevent, or materially impair the ability of the Shareholder to perform its obligations under this Agreement.
4.6 Reliance. The Shareholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Shareholder desired, the Shareholder availed itself of such right and opportunity. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, the Shareholder, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of Parent set forth in Section 5 of this Agreement and are not relying on any other representation, warranty, statement or material.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder as follows:
5.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
5.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

6. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time, except for the covenants set forth in Sections 3.4 through 3.7.
7. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Shareholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Part 13 of the MBCA with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. In addition, the Shareholder hereby agrees not to commence or participate as a plaintiff in, any class action or other legal action (including any related settlement), derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Board of Directors or any committee thereof in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby or, with respect to Parent, claims related to any such alleged breach.
8. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
10. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Shareholder, to the addresses set forth on the Exhibit A hereto:

if to Parent, to:

Formulations Parent Corporation
c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 3500
New York, New York 10001
Attention: Josh Weisenbeck; Robert Recer
Email:josh.weisenbeck@kkr.com; robert.recer@kkr.com

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Jennifer S. Perkins, P.C.; David M. Klein, P.C.; Chelsea N. Darnell
Email: jennifer.perkins@kirkland.com; dklein@kirkland.com;
chelsea.darnell@kirkland.com
or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
11. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement.
12. Amendment and Waiver. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
13. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent shall be void.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other jurisdiction), except to the extent the provisions of Massachusetts Law are mandatorily applicable to the Merger or to the fiduciary duties of the Board of Directors and provided, that the provisions of this Agreement which by their terms are governed by Massachusetts Law shall be governed and constructed in accordance with Massachusetts Law.
15. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.
16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
18. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
20. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
21. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.
22. No Agreement until Approved. This Agreement shall not be effective unless and until the Board of Directors has approved, for purposes of any applicable anti-takeover statute and regulation under the laws of the Commonwealth of Massachusetts or other Applicable Law, and any applicable provision of the Company’s articles of organization, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.
23. Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by the Shareholder solely in its capacity as a direct or indirect owner of the Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement shall in any way restrict or limit the ability of such Shareholder or any Affiliate of such Shareholder who is a director or officer of the Company from taking any action in his or her capacity as a director or employee of the Company, including the exercise of fiduciary duties to the Company and its Shareholders. Nothing in this Agreement shall restrict or limit the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
PARENT

FORMULATIONS PARENT CORPORATION

By: /s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase

By: /s/ Peter R. Chase
Name: Peter R. Chase

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase Trust

By: /s/ Kathleen Chase
Name: Kathleen Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase Trust

By: /s/ Peter R. Chase
Name: Peter R. Chase
Title : Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase 2022 Qualified Annuity Trust #1

By: /s/ Peter R. Chase
Name: Peter R. Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase 2022 Qualified Annuity Trust #2

By: /s/ Peter R. Chase
Name: Peter R. Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase 2022 Qualified Annuity Trust #3

By: /s/ Peter R. Chase
Name: Peter R. Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Chase 2015 Irrevocable Trust

By: /s/ Kristin T. Abati
Name: Kristin T. Abati
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Chase 2015 Irrevocable Trust

By: /s/ Charles A. Cheever
Name: Charles A. Cheever
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase Insurance Trust – GST Exempt Share

By: /s/ Charles A. Cheever
Name: Charles A. Cheever
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Peter R. Chase Insurance Trust – GST Non-Exempt Share

By: /s/ Charles A. Cheever
Name: Charles A. Cheever
Title: Trustee

Exhibit A
Owned Shares
Shareholder	Owned Shares
Peter R. Chase	260,357
Peter R. Chase Trust	44,038
Peter R. Chase Insurance Trust	305,897
Chase 2015 Irrevocable Trust	1,470
Peter R. Chase 2022 Qualified Annuity Trust #1	17,359
Peter R. Chase 2022 Qualified Annuity Trust #2	61,398
Peter R. Chase 2022 Qualified Annuity Trust #3	150,000

Annex E
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of July 21, 2023, is entered into by and among Formulations Parent Corporation, a Delaware corporation (“Parent”) and the parties listed on Exhibit A hereto (collectively, the “Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Chase Corporation, a Massachusetts corporation (the “Company”), (ii) Parent and (iii) Formulations Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of the number of shares of Common Stock, par value $0.10 per share (the “Common Stock”) set forth opposite the Shareholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Shareholder as of the date hereof (the “Owned Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Shareholder agrees, and the Shareholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Shareholder and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares; Proxy.
1.1 Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Shareholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Shareholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Merger Consideration or otherwise results in the Merger Agreement being objectively more favorable to the Company’s shareholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any adverse amendment), (ii) the approval of any proposal to adjourn or postpone any Company Shareholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.02 of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company’s shareholders at any Company Shareholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which to the knowledge of such Shareholder would reasonably be expected to prevent or materially impede or delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Shareholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Shareholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Shareholder shall be entitled to vote the Covered Shares in its sole discretion.
1.2 Proxy. The Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact Josh Weisenbeck and Robert Recer, each of them individually, with full power of substitution and resubstitution, to vote the Shareholder’s Covered Shares in accordance with Section 1.1 at the Company Shareholder Meeting (including any postponement, recess or adjournment thereof) in respect of the Shareholder’s Covered Shares (to the extent the Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Shareholder shall retain at all times the right to vote the Shareholder’s Covered Shares (or to direct how the Covered Shares shall be voted) in the Shareholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.
1.3 Tender Offer. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, the Shareholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer. Notwithstanding the foregoing, in the event this Agreement is terminated prior to the expiration of such tender offer, then the Shareholder shall be permitted to withdraw any of any Covered Shares that had previously been tendered, pursuant to and in accordance with the terms of such tender offer.
2. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time (such date, the “Termination Date”); provided that (i) in the case of a termination pursuant to clause (b), the covenants set forth in Sections 3.4 through 3.6 shall survive such termination and remain in full force and effect for the Restricted Period and (ii) the provisions set forth in Sections 3.7 and 10 through 22 shall survive the termination of this Agreement and remain in full force and effect; and provided further that, subject to the provisions set forth in Section 11.04(d) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement.
3. Certain Covenants of the Shareholder.
3.1 Transfers. Beginning on the date hereof until the earlier of (x) receipt of Company Shareholder Approval and (y) Termination Date, the Shareholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Shareholder shall not, directly or indirectly (a) tender any Covered Shares into any tender or exchange offer, (b) Transfer any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) take any action that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, or (d) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, assign, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition (whether by sale, liquidation, dissolution, dividend or distribution) or other transfer (by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment to take any of the actions referred to in the foregoing clauses (i) or (ii) above. The Shareholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the 1934 Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, this Section 3.1 shall not prohibit a Transfer of any Covered Shares by Shareholder to: (a) any member of Shareholder’s immediate family; (b) a trust under which distributions may be made only to the Shareholder or any member of Shareholder’s immediate family; or (c) Shareholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession/to an Affiliate of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
3.2 Documentation and Information. Except as required by Applicable Law, the Shareholder (in its capacity as a shareholder of the Company) shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Shareholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Shareholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder, Parent shall provide the Shareholder with the opportunity to review and comment on any references to the Shareholder in such announcement or disclosure and consider such comments in good faith. Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other party any information it may reasonably require for the preparation of any such disclosure documents, and (b) notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect.
3.3 No Shop. The Shareholder (in its capacity as a shareholder of the Company) shall not take any action that the Company would then be prohibited from taking under Section 6.04(a)(i), (ii) and (v) of the Merger Agreement.
3.4 No Solicitation. The Shareholder covenants and agrees that for a period of five (5) years following the Closing Date (the “Restricted Period”), the Shareholder shall not, and shall cause its Affiliates not to, in each case directly or indirectly, on its own behalf or on behalf of any other Person, (a) solicit, recruit, induce or encourage any employee (other than administrative assistants or other similar administrative employees) of the Company or any of its Subsidiaries (each, a “Restricted Person”) to leave the employ of or cease providing services to the Company or any of its Subsidiaries, (b) hire, employ or otherwise engage any Restricted Person, (c) take any of the foregoing actions with respect to an individual that was a Restricted Person during the nine (9) months preceding such action or (d) take any other action that is intended to induce or encourage, or has the direct and intended effect of inducing or encouraging any Restricted Person to terminate his or her employment with the Company or any of its Subsidiaries; provided, that the foregoing shall not prohibit any Person from making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at any Restricted Person or employees of the Company or any of its Subsidiaries, and no Restricted Person directly or indirectly through another person or entity is hired as a result thereof.
3.5 No Competition. During the Restricted Period, the Shareholder shall not (except in its provision of services for the Company or any of its Subsidiaries), and shall cause its Affiliates not to, in each case, directly or indirectly (on its own behalf or on behalf of any other Person, in any capacity), (a) own, acquire or control any interest, financial or otherwise, in, and/or otherwise manage, operate, control, or participate in the ownership, management, operation or control of, loan or otherwise provide financing or financial assistance of any kind to, be employed by, permit his, her or its name to be used in connection with, or otherwise provide competing services to, or otherwise engage in, any Business throughout the Restricted Territory, (b) for the purposes of conducting or engaging in any Business, call upon, solicit, advertise or otherwise do, or attempt to do, business with any clients, suppliers, customers, accounts of the Company or any of its Subsidiaries or any other material business relation of the Company or any of its Subsidiaries or (c) intentionally interfere or attempt to interfere with the business of the Company or any of its Subsidiaries or intentionally persuade or attempt to persuade any customer, prospective customer, independent contractor or supplier of the Company or any of its Subsidiaries to discontinue or alter such person’s relationship with the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Shareholder and its Affiliates shall be entitled to own not more than five percent (5%) of the issued and outstanding equity securities of any class of any publicly-traded securities of any company so long as neither the Shareholder nor any of its Affiliates have any active participation in the business of such company. For the purpose hereof, (i) “Restricted Territory” means any state, province, territory or country in which the Company or any of its Subsidiaries currently operates or where the products of the Company or any of its Subsidiaries are sold, and (ii) “Business” means any business that competes with any service or product offering that, as of the Closing Date, the Company or any of is Subsidiaries engages in or has actively contemplated to engage in (based upon demonstrable planning that is evidenced in writing).
3.6 No Disparagement. During the Restricted Period, the Shareholder shall not directly or indirectly (through another person or entity), and shall cause its Affiliates not to, make any statement, written or oral, with the intent of disparaging or criticizing, that would disparage or criticize the business or reputation of the Company or any of its Subsidiaries, any party hereto or any of their respective Affiliates, officers, managers, directors or employees, products, services, programs or activities; provided, however, that nothing in this Section 3.6 shall prevent such Person from (a) giving truthful testimony obtained through subpoena, (b) giving any truthful information provided pursuant to investigation by any Governmental Authority or (c) giving any truthful information provided pursuant to any claim by a party to the Merger Agreement asserted in good faith.
3.7 Confidentiality. The Shareholder agrees that from and after the Closing Date until the fifth anniversary of the Closing Date, the Shareholder shall keep the Confidential Information (as defined below) strictly confidential and shall not disclose (except as expressly permitted by this Agreement) to any Person or use in any manner detrimental to the Company or any of its Subsidiaries any portion of the Confidential Information, except that the Shareholder may disclose Confidential Information to the extent necessary (w) to consultants, counsel and accountants of the Shareholder who, in the reasonable judgment of the Shareholder, have a need to know such information and who have been directed to comply with the confidentiality provisions of this Section 3.7 (provided, that the Shareholder shall be responsible for any breach hereof by any of the foregoing), (x) in the performance of its duties to the Company or any of its Subsidiaries and (y) in order to enforce its rights and perform its obligations under this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby; provided that in the event that any Person subject to confidentiality under this Agreement is compelled by Applicable Laws (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise) to disclose any Confidential Information, the Shareholder shall promptly notify (unless prohibited by Applicable Laws) Parent in writing of such requirement so that Parent may, in its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Agreement applicable to such portion of the Confidential Information; provided, however, that no such notice shall be required in connection with any ordinary course examination by any governmental, regulatory or supervisory authority of which the Company is not the target of such examination or as would reasonably be expected to impede any legally protected whistleblower rights (including those protected by Rule 21F of the 1934 Act). If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholder, on the advice of legal counsel, is required to disclose any Confidential Information, the Shareholder may disclose only that portion of such Confidential Information that the Shareholder is required to disclose; provided, however, that the Shareholder shall reasonably cooperate with Parent, at Parent’s sole expense, to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information by such Person. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties hereto have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties hereto also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. For the purpose hereof, “Confidential Information” means (a) any matters concerning the Company or any of its Subsidiaries, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of the Company or any of its Subsidiaries and (b) this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby or any information, including the terms, conditions or any other facts, relating to this Agreement, the Merger Agreement and any other agreements contemplated thereby or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto; provided that “Confidential Information” shall not include information (i) that is or becomes available to the public, other than as a result of disclosure by the Shareholder or any Affiliate in violation of such Person’s obligations under this Agreement or (ii) that becomes available to the Shareholder or any Affiliate on a non-confidential basis from a source other than the Company or its Affiliates, provided that such source is not known by the Shareholder or such Affiliate to be bound by a legal, fiduciary or contractual obligation of confidentiality or secrecy with respect to such information.
4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:
4.1 Due Authority. The Shareholder, if applicable, is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Shareholder, if applicable, has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to, and has the full power and capacity to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Shareholder is necessary to authorize the execution and delivery of, compliance with and performance by the Shareholder of this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by except insofar as such enforceability may be limited by the Enforceability Exceptions.
4.2 No Conflict. The execution and delivery of, compliance with and performance by the Shareholder of this Agreement do not and will not (a) to the extent the Shareholder is not an individual, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Shareholder, (b) conflict with or result in a violation or breach of any Applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Shareholder is entitled, under any contract binding upon the Shareholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Shareholder, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1934 Act, the 1933 Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign antitrust laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.4 Ownership of the Owned Shares. The Shareholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Shareholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Shareholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Shareholder.
4.5 Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to prevent, or materially impair the ability of the Shareholder to perform its obligations under this Agreement.
4.6 Reliance. The Shareholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Shareholder desired, the Shareholder availed itself of such right and opportunity. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, the Shareholder, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of Parent set forth in Section 5 of this Agreement and are not relying on any other representation, warranty, statement or material.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder as follows:
5.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
5.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
6. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time, except for the covenants set forth in Sections 3.4 through 3.7.

7. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Shareholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Part 13 of the MBCA with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. In addition, the Shareholder hereby agrees not to commence or participate as a plaintiff in, any class action or other legal action (including any related settlement), derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Board of Directors or any committee thereof in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby or, with respect to Parent, claims related to any such alleged breach.
8. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
10. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Shareholder, to the addresses set forth on the Exhibit A hereto:

if to Parent, to:

Formulations Parent Corporation
c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 3500
New York, New York 10001
Attention: Josh Weisenbeck; Robert Recer
Email:josh.weisenbeck@kkr.com; robert.recer@kkr.com

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Jennifer S. Perkins, P.C.; David M. Klein, P.C.; Chelsea N. Darnell
Email: jennifer.perkins@kirkland.com; dklein@kirkland.com;
chelsea.darnell@kirkland.com
or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
11. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement.
12. Amendment and Waiver. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
13. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent shall be void.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other jurisdiction), except to the extent the provisions of Massachusetts Law are mandatorily applicable to the Merger or to the fiduciary duties of the Board of Directors and provided, that the provisions of this Agreement which by their terms are governed by Massachusetts Law shall be governed and constructed in accordance with Massachusetts Law.
15. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.
16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
18. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
20. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
21. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.
22. No Agreement until Approved. This Agreement shall not be effective unless and until the Board of Directors has approved, for purposes of any applicable anti-takeover statute and regulation under the laws of the Commonwealth of Massachusetts or other Applicable Law, and any applicable provision of the Company’s articles of organization, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.
23. Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by the Shareholder solely in its capacity as a direct or indirect owner of the Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement shall in any way restrict or limit the ability of such Shareholder or any Affiliate of such Shareholder who is a director or officer of the Company from taking any action in his or her capacity as a director or employee of the Company, including the exercise of fiduciary duties to the Company and its Shareholders. Nothing in this Agreement shall restrict or limit the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
PARENT

FORMULATIONS PARENT CORPORATION

By: /s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Adam P. Chase

By: /s/ Adam P. Chase
Name: Adam P. Chase

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Adam P. Chase Trust

By: /s/ Adam P. Chase
Name: Adam P. Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Adam P. Chase Trust

By: /s/ Maria I. Chase
Name: Maria I. Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Maria I. Chase Trust

By: /s/ Adam P. Chase
Name: Adam P. Chase
Title: Trustee

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Maria I. Chase Trust

By: /s/ Maria I. Chase
Name: Maria I. Chase
Title: Trustee

Exhibit A
Owned Shares
Shareholder	Owned Shares
Adam P. Chase Trust	186,745
Maria I. Chase Trust	108,477
Adam Chase	13,756

Annex F
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of July 21, 2023, is entered into by and among Formulations Parent Corporation, a Delaware corporation (“Parent”) and Mary Claire Chase (the “Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Chase Corporation, a Massachusetts corporation (the “Company”), (ii) Parent and (iii) Formulations Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of the number of shares of Common Stock, par value $0.10 per share (the “Common Stock”) set forth opposite the Shareholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Shareholder as of the date hereof (the “Owned Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Shareholder agrees, and the Shareholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Shareholder and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares; Proxy.
1.1 Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Shareholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Shareholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Merger Consideration or otherwise results in the Merger Agreement being objectively more favorable to the Company’s shareholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any adverse amendment), (ii) the approval of any proposal to adjourn or postpone any Company Shareholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.02 of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company’s shareholders at any Company Shareholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which to the knowledge of such Shareholder would reasonably be expected to prevent or materially impede or delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Shareholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Shareholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Shareholder shall be entitled to vote the Covered Shares in its sole discretion.
1.2 Proxy. The Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact Josh Weisenbeck and Robert Recer, each of them individually, with full power of substitution and resubstitution, to vote the Shareholder’s Covered Shares in accordance with Section 1.1 at the Company Shareholder Meeting (including any postponement, recess or adjournment thereof) in respect of the Shareholder’s Covered Shares (to the extent the Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Shareholder shall retain at all times the right to vote the Shareholder’s Covered Shares (or to direct how the Covered Shares shall be voted) in the Shareholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.
1.3 Tender Offer. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, the Shareholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer. Notwithstanding the foregoing, in the event this Agreement is terminated prior to the expiration of such tender offer, then the Shareholder shall be permitted to withdraw any of any Covered Shares that had previously been tendered, pursuant to and in accordance with the terms of such tender offer.
2. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time (such date, the “Termination Date”); provided that (i) in the case of a termination pursuant to clause (b), the covenants set forth in Sections 3.4 through 3.6 shall survive such termination and remain in full force and effect for the Restricted Period and (ii) the provisions set forth in Sections 3.7 and 10 through 22 shall survive the termination of this Agreement and remain in full force and effect; and provided further that, subject to the provisions set forth in Section 11.04(d) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement.
3. Certain Covenants of the Shareholder.
3.1 Transfers. Beginning on the date hereof until the earlier of (x) receipt of Company Shareholder Approval and (y) Termination Date, the Shareholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Shareholder shall not, directly or indirectly (a) tender any Covered Shares into any tender or exchange offer, (b) Transfer any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) take any action that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, or (d) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, assign, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition (whether by sale, liquidation, dissolution, dividend or distribution) or other transfer (by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment to take any of the actions referred to in the foregoing clauses (i) or (ii) above. The Shareholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the 1934 Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, this Section 3.1 shall not prohibit a Transfer of any Covered Shares by Shareholder to: (a) any member of Shareholder’s immediate family; (b) a trust under which distributions may be made only to the Shareholder or any member of Shareholder’s immediate family; or (c) Shareholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession/to an Affiliate of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
3.2 Documentation and Information. Except as required by Applicable Law, the Shareholder (in its capacity as a shareholder of the Company) shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Shareholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Shareholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder, Parent shall provide the Shareholder with the opportunity to review and comment on any references to the Shareholder in such announcement or disclosure and consider such comments in good faith. Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other party any information it may reasonably require for the preparation of any such disclosure documents, and (b) notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect.
3.3 No Shop. The Shareholder (in its capacity as a shareholder of the Company) shall not take any action that the Company would then be prohibited from taking under Section 6.04(a)(i), (ii) and (v) of the Merger Agreement.
3.4 No Solicitation. The Shareholder covenants and agrees that for a period of five (5) years following the Closing Date (the “Restricted Period”), the Shareholder shall not, and shall cause its Affiliates not to, in each case directly or indirectly, on its own behalf or on behalf of any other Person, (a) solicit, recruit, induce or encourage any employee (other than administrative assistants or other similar administrative employees) of the Company or any of its Subsidiaries (each, a “Restricted Person”) to leave the employ of or cease providing services to the Company or any of its Subsidiaries, (b) hire, employ or otherwise engage any Restricted Person, (c) take any of the foregoing actions with respect to an individual that was a Restricted Person during the nine (9) months preceding such action or (d) take any other action that is intended to induce or encourage, or has the direct and intended effect of inducing or encouraging any Restricted Person to terminate his or her employment with the Company or any of its Subsidiaries; provided, that the foregoing shall not prohibit any Person from making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at any Restricted Person or employees of the Company or any of its Subsidiaries, and no Restricted Person directly or indirectly through another person or entity is hired as a result thereof.
3.5 No Competition. During the Restricted Period, the Shareholder shall not (except in its provision of services for the Company or any of its Subsidiaries), and shall cause its Affiliates not to, in each case, directly or indirectly (on its own behalf or on behalf of any other Person, in any capacity), (a) own, acquire or control any interest, financial or otherwise, in, and/or otherwise manage, operate, control, or participate in the ownership, management, operation or control of, loan or otherwise provide financing or financial assistance of any kind to, be employed by, permit his, her or its name to be used in connection with, or otherwise provide competing services to, or otherwise engage in, any Business throughout the Restricted Territory, (b) for the purposes of conducting or engaging in any Business, call upon, solicit, advertise or otherwise do, or attempt to do, business with any clients, suppliers, customers, accounts of the Company or any of its Subsidiaries or any other material business relation of the Company or any of its Subsidiaries or (c) intentionally interfere or attempt to interfere with the business of the Company or any of its Subsidiaries or intentionally persuade or attempt to persuade any customer, prospective customer, independent contractor or supplier of the Company or any of its Subsidiaries to discontinue or alter such person’s relationship with the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Shareholder and its Affiliates shall be entitled to own not more than five percent (5%) of the issued and outstanding equity securities of any class of any publicly-traded securities of any company so long as neither the Shareholder nor any of its Affiliates have any active participation in the business of such company. For the purpose hereof, (i) “Restricted Territory” means any state, province, territory or country in which the Company or any of its Subsidiaries currently operates or where the products of the Company or any of its Subsidiaries are sold, and (ii) “Business” means any business that competes with any service or product offering that, as of the Closing Date, the Company or any of is Subsidiaries engages in or has actively contemplated to engage in (based upon demonstrable planning that is evidenced in writing).
3.6 No Disparagement. During the Restricted Period, the Shareholder shall not directly or indirectly (through another person or entity), and shall cause its Affiliates not to, make any statement, written or oral, with the intent of disparaging or criticizing, that would disparage or criticize the business or reputation of the Company or any of its Subsidiaries, any party hereto or any of their respective Affiliates, officers, managers, directors or employees, products, services, programs or activities; provided, however, that nothing in this Section 3.6 shall prevent such Person from (a) giving truthful testimony obtained through subpoena, (b) giving any truthful information provided pursuant to investigation by any Governmental Authority or (c) giving any truthful information provided pursuant to any claim by a party to the Merger Agreement asserted in good faith.
3.7 Confidentiality. The Shareholder agrees that from and after the Closing Date until the fifth anniversary of the Closing Date, the Shareholder shall keep the Confidential Information (as defined below) strictly confidential and shall not disclose (except as expressly permitted by this Agreement) to any Person or use in any manner detrimental to the Company or any of its Subsidiaries any portion of the Confidential Information, except that the Shareholder may disclose Confidential Information to the extent necessary (w) to consultants, counsel and accountants of the Shareholder who, in the reasonable judgment of the Shareholder, have a need to know such information and who have been directed to comply with the confidentiality provisions of this Section 3.7 (provided, that the Shareholder shall be responsible for any breach hereof by any of the foregoing), (x) in the performance of its duties to the Company or any of its Subsidiaries and (y) in order to enforce its rights and perform its obligations under this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby; provided that in the event that any Person subject to confidentiality under this Agreement is compelled by Applicable Laws (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise) to disclose any Confidential Information, the Shareholder shall promptly notify (unless prohibited by Applicable Laws) Parent in writing of such requirement so that Parent may, in its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Agreement applicable to such portion of the Confidential Information; provided, however, that no such notice shall be required in connection with any ordinary course examination by any governmental, regulatory or supervisory authority of which the Company is not the target of such examination or as would reasonably be expected to impede any legally protected whistleblower rights (including those protected by Rule 21F of the 1934 Act). If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholder, on the advice of legal counsel, is required to disclose any Confidential Information, the Shareholder may disclose only that portion of such Confidential Information that the Shareholder is required to disclose; provided, however, that the Shareholder shall reasonably cooperate with Parent, at Parent’s sole expense, to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information by such Person. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties hereto have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties hereto also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. For the purpose hereof, “Confidential Information” means (a) any matters concerning the Company or any of its Subsidiaries, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of the Company or any of its Subsidiaries and (b) this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby or any information, including the terms, conditions or any other facts, relating to this Agreement, the Merger Agreement and any other agreements contemplated thereby or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto; provided that “Confidential Information” shall not include information (i) that is or becomes available to the public, other than as a result of disclosure by the Shareholder or any Affiliate in violation of such Person’s obligations under this Agreement or (ii) that becomes available to the Shareholder or any Affiliate on a non-confidential basis from a source other than the Company or its Affiliates, provided that such source is not known by the Shareholder or such Affiliate to be bound by a legal, fiduciary or contractual obligation of confidentiality or secrecy with respect to such information.
4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:
4.1 Due Authority. The Shareholder has the full power and capacity to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Shareholder is necessary to authorize the execution and delivery of, compliance with and performance by the Shareholder of this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by except insofar as such enforceability may be limited by the Enforceability Exceptions.
4.2 No Conflict. The execution and delivery of, compliance with and performance by the Shareholder of this Agreement do not and will not (a) to the extent the Shareholder is not an individual, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Shareholder, (b) conflict with or result in a violation or breach of any Applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Shareholder is entitled, under any contract binding upon the Shareholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Shareholder, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1934 Act, the 1933 Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign antitrust laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.4 Ownership of the Owned Shares. The Shareholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Shareholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Shareholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Shareholder.
4.5 Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to prevent, or materially impair the ability of the Shareholder to perform its obligations under this Agreement.
4.6 Reliance. The Shareholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Shareholder desired, the Shareholder availed itself of such right and opportunity. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, the Shareholder, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of Parent set forth in Section 5 of this Agreement and are not relying on any other representation, warranty, statement or material.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder as follows:
5.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
5.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
6. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time, except for the covenants set forth in Sections 3.4 through 3.7.

7. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Shareholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Part 13 of the MBCA with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. In addition, the Shareholder hereby agrees not to commence or participate as a plaintiff in, any class action or other legal action (including any related settlement), derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Board of Directors or any committee thereof in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby or, with respect to Parent, claims related to any such alleged breach.
8. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
10. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Shareholder, to the addresses set forth on the Exhibit A hereto:

if to Parent, to:

Formulations Parent Corporation
c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 3500
New York, New York 10001
Attention: Josh Weisenbeck; Robert Recer
Email:josh.weisenbeck@kkr.com; robert.recer@kkr.com

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Jennifer S. Perkins, P.C.; David M. Klein, P.C.; Chelsea N. Darnell
Email: jennifer.perkins@kirkland.com; dklein@kirkland.com; chelsea.darnell@kirkland.com or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
11. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement.
12. Amendment and Waiver. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
13. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent shall be void.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other jurisdiction), except to the extent the provisions of Massachusetts Law are mandatorily applicable to the Merger or to the fiduciary duties of the Board of Directors and provided, that the provisions of this Agreement which by their terms are governed by Massachusetts Law shall be governed and constructed in accordance with Massachusetts Law.
15. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.
16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
18. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
20. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
21. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.
22. No Agreement until Approved. This Agreement shall not be effective unless and until the Board of Directors has approved, for purposes of any applicable anti-takeover statute and regulation under the laws of the Commonwealth of Massachusetts or other Applicable Law, and any applicable provision of the Company’s articles of organization, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.
23. Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by the Shareholder solely in its capacity as a direct or indirect owner of the Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement shall in any way restrict or limit the ability of such Shareholder or any Affiliate of such Shareholder who is a director or officer of the Company from taking any action in his or her capacity as a director or employee of the Company, including the exercise of fiduciary duties to the Company and its Shareholders. Nothing in this Agreement shall restrict or limit the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
PARENT

FORMULATIONS PARENT CORPORATION

By: /s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Mary Claire Chase

By: /s/ Mary Claire Chase
Name: Mary Claire Chase

Exhibit A
Owned Shares
Shareholder	Owned Shares
Mary Claire Chase	8,407

Annex G
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of July 21, 2023, is entered into by and among Formulations Parent Corporation, a Delaware corporation (“Parent”) and Edward L. Chase Trust (the “Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Chase Corporation, a Massachusetts corporation (the “Company”), (ii) Parent and (iii) Formulations Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of the number of shares of Common Stock, par value $0.10 per share (the “Common Stock”) set forth opposite the Shareholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Shareholder as of the date hereof (the “Owned Shares”); and
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Shareholder agrees, and the Shareholder has agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Shareholder and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares; Proxy.
1.1 Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Shareholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Shareholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Merger Consideration or otherwise results in the Merger Agreement being objectively more favorable to the Company’s shareholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any adverse amendment), (ii) the approval of any proposal to adjourn or postpone any Company Shareholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.02 of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company’s shareholders at any Company Shareholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which to the knowledge of such Shareholder would reasonably be expected to prevent or materially impede or delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Shareholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s shareholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Shareholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Shareholder shall be entitled to vote the Covered Shares in its sole discretion.
1.2 Proxy. The Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact Josh Weisenbeck and Robert Recer, each of them individually, with full power of substitution and resubstitution, to vote the Shareholder’s Covered Shares in accordance with Section 1.1 at the Company Shareholder Meeting (including any postponement, recess or adjournment thereof) in respect of the Shareholder’s Covered Shares (to the extent the Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Shareholder shall retain at all times the right to vote the Shareholder’s Covered Shares (or to direct how the Covered Shares shall be voted) in the Shareholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.
1.3 Tender Offer. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, the Shareholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer. Notwithstanding the foregoing, in the event this Agreement is terminated prior to the expiration of such tender offer, then the Shareholder shall be permitted to withdraw any of any Covered Shares that had previously been tendered, pursuant to and in accordance with the terms of such tender offer.
2. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time (such date, the “Termination Date”); provided that the provisions set forth in Sections 3.7 and 10 through 22 shall survive the termination of this Agreement and remain in full force and effect; and provided further that, subject to the provisions set forth in Section 11.04(d) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means any breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of this Agreement.
3. Certain Covenants of the Shareholder.
3.1 Transfers. Beginning on the date hereof until the earlier of (x) receipt of Company Shareholder Approval and (y) Termination Date, the Shareholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Shareholder shall not, directly or indirectly (a) tender any Covered Shares into any tender or exchange offer, (b) Transfer any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) take any action that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, or (d) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, assign, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition (whether by sale, liquidation, dissolution, dividend or distribution) or other transfer (by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment to take any of the actions referred to in the foregoing clauses (i) or (ii) above. The Shareholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the 1934 Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, this Section 3.1 shall not prohibit a Transfer of any Covered Shares by Shareholder to: (a) any member of Shareholder’s immediate family; (b) a trust under which distributions may be made only to the Shareholder or any member of Shareholder’s immediate family; or (c) Shareholder’s executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession/to an Affiliate of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
3.2 Documentation and Information. Except as required by Applicable Law, the Shareholder (in its capacity as a shareholder of the Company) shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Shareholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Shareholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder, Parent shall provide the Shareholder with the opportunity to review and comment on any references to the Shareholder in such announcement or disclosure and consider such comments in good faith. Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other party any information it may reasonably require for the preparation of any such disclosure documents, and (b) notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect.
3.3 No Shop. The Shareholder (in its capacity as a shareholder of the Company) shall not take any action that the Company would then be prohibited from taking under Section 6.04(a)(i), (ii) and (v) of the Merger Agreement.
3.4 [Reserved].
3.5 [Reserved].
3.6 [Reserved].
3.7 Confidentiality. The Shareholder agrees that from and after the Closing Date until the fifth anniversary of the Closing Date, the Shareholder shall keep the Confidential Information (as defined below) strictly confidential and shall not disclose (except as expressly permitted by this Agreement) to any Person or use in any manner detrimental to the Company or any of its Subsidiaries any portion of the Confidential Information, except that the Shareholder may disclose Confidential Information to the extent necessary (w) to consultants, counsel and accountants of the Shareholder who, in the reasonable judgment of the Shareholder, have a need to know such information and who have been directed to comply with the confidentiality provisions of this Section 3.7 (provided, that the Shareholder shall be responsible for any breach hereof by any of the foregoing), (x) in the performance of its duties to the Company or any of its Subsidiaries and (y) in order to enforce its rights and perform its obligations under this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby; provided that in the event that any Person subject to confidentiality under this Agreement is compelled by Applicable Laws (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise) to disclose any

Confidential Information, the Shareholder shall promptly notify (unless prohibited by Applicable Laws) Parent in writing of such requirement so that Parent may, in its sole expense, seek an appropriate protective order or waive compliance with the provisions of this Agreement applicable to such portion of the Confidential Information; provided, however, that no such notice shall be required in connection with any ordinary course examination by any governmental, regulatory or supervisory authority of which the Company is not the target of such examination or as would reasonably be expected to impede any legally protected whistleblower rights (including those protected by Rule 21F of the 1934 Act). If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholder, on the advice of legal counsel, is required to disclose any Confidential Information, the Shareholder may disclose only that portion of such Confidential Information that the Shareholder is required to disclose; provided, however, that the Shareholder shall reasonably cooperate with Parent, at Parent’s sole expense, to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information by such Person. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties hereto have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties hereto also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. For the purpose hereof, “Confidential Information” means (a) any matters concerning the Company or any of its Subsidiaries, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of the Company or any of its Subsidiaries and (b) this Agreement, the Merger Agreement, each agreement, certificate or instrument contemplated by the Merger Agreement and any other agreements contemplated thereby or any information, including the terms, conditions or any other facts, relating to this Agreement, the Merger Agreement and any other agreements contemplated thereby or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto; provided that “Confidential Information” shall not include information (i) that is or becomes available to the public, other than as a result of disclosure by the Shareholder or any Affiliate in violation of such Person’s obligations under this Agreement or (ii) that becomes available to the Shareholder or any Affiliate on a non-confidential basis from a source other than the Company or its Affiliates, provided that such source is not known by the Shareholder or such Affiliate to be bound by a legal, fiduciary or contractual obligation of confidentiality or secrecy with respect to such information.
4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:
4.1 Due Authority. The Shareholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Shareholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Shareholder is necessary to authorize the execution and delivery of, compliance with and performance by the Shareholder of this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by except insofar as such enforceability may be limited by the Enforceability Exceptions.
4.2 No Conflict. The execution and delivery of, compliance with and performance by the Shareholder of this Agreement do not and will not (a) to the extent the Shareholder is not an individual, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Shareholder, (b) conflict with or result in a violation or breach of any Applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Shareholder is entitled, under any contract binding upon the Shareholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Shareholder, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1934 Act, the 1933 Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign antitrust laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.
4.4 Ownership of the Owned Shares. The Shareholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Shareholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Shareholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Shareholder.
4.5 Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to prevent, or materially impair the ability of the Shareholder to perform its obligations under this Agreement.
4.6 Reliance. The Shareholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Shareholder desired, the Shareholder availed itself of such right and opportunity. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder (individually and on behalf of its Affiliates and each of their respective Representatives) hereby agrees and acknowledges that, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby and by the Merger Agreement, the Shareholder, its Affiliates and each of their respective Representatives are relying solely on the representations and warranties of Parent set forth in Section 5 of this Agreement and are not relying on any other representation, warranty, statement or material.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder as follows:
5.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.
5.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
6. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time, except for the confidentiality obligations set forth in Section 3.7.
7. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Shareholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Part 13 of the MBCA with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. In addition, the Shareholder hereby agrees not to commence or participate as a plaintiff in, any class action or other legal action (including any related settlement), derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Board of Directors or any committee thereof in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby or, with respect to Parent, claims related to any such alleged breach.
8. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
10. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Shareholder, to the addresses set forth on the Exhibit A hereto:

if to Parent, to:

Formulations Parent Corporation
c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 3500
New York, New York 10001
Attention: Josh Weisenbeck; Robert Recer
Email:josh.weisenbeck@kkr.com; robert.recer@kkr.com

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Jennifer S. Perkins, P.C.; David M. Klein, P.C.; Chelsea N. Darnell
Email: jennifer.perkins@kirkland.com; dklein@kirkland.com;
chelsea.darnell@kirkland.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
11. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”. References to any statute, law or other Applicable Law shall be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement.
12. Amendment and Waiver. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
13. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment, delegation or other transfer without such consent shall be void.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof (or any other jurisdiction), except to the extent the provisions of Massachusetts Law are mandatorily applicable to the Merger or to the fiduciary duties of the Board of Directors and provided, that the provisions of this Agreement which by their terms are governed by Massachusetts Law shall be governed and constructed in accordance with Massachusetts Law.
15. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.
16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
18. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
20. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
21. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future director, officer, employee,incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.
22. No Agreement until Approved. This Agreement shall not be effective unless and until the Board of Directors has approved, for purposes of any applicable anti-takeover statute and regulation under the laws of the Commonwealth of Massachusetts or other Applicable Law, and any applicable provision of the Company’s articles of organization, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement, including the Merger.
23. Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by the Shareholder solely in its capacity as a direct or indirect owner of the Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement shall in any way restrict or limit the ability of such Shareholder or any Affiliate of such Shareholder who is a director or officer of the Company from taking any action in his or her capacity as a director or employee of the Company, including the exercise of fiduciary duties to the Company and its Shareholders. Nothing in this Agreement shall restrict or limit the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
PARENT

FORMULATIONS PARENT CORPORATION

By: /s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SHAREHOLDER

Edward L. Chase Trust

By: /s/ Sarah Chase
Name: Sarah Chase
Title: Managing Trustee

Exhibit A
Owned Shares
Shareholder	Owned Shares
Edward L. Chase Trust	774,221

CHASE CORPORATION
375 UNIVERSITY AVENUE
WESTWOOD, MA 02090

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCF2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22970-S72604 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHASE CORPORATION

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V22971-S72604

CHASE CORPORATION
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OCTOBER 6, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED, REVOKING ALL PRIOR PROXIES, HEREBY APPOINTS PETER R. CHASE AND JEFFERY D. HAIGH, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE, AS SPECIFIED HEREIN, ALL SHARES OF THE CORPORATION'S COMMON STOCK THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PRESENT AT THE SPECIAL MEETING, TO BE HELD AT 9:00 AM EASTERN TIME ON OCTOBER 6, 2023 VIRTUALLY AT WWW.VIRTUALSHAREHOLDERMEETING.COM/CCF2023SM, AND AT ANY ADJOURNMENT THEREOF, AND HEREBY CONFERS UPON THE PROXIES, AND EACH OF THEM, DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING AND WITH RESPECT TO WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side.)